UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant    ☒    Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
GUIDEWIRE SOFTWARE, INC.
(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Guidewire is the platform P&C insurers trust to engage, innovate, and grow efficiently. With core systems leveraging data and analytics, digital and artificial intelligence, Guidewire defines cloud platform excellence for P&C insurers.

GUIDEWIRE SOFTWARE, INC. 970 Park Pl, Suite 200, San Mateo, California 94403

Notice of Annual Meeting
of Stockholders
To Our Stockholders:
You are cordially invited to attend the 2026 annual meeting of stockholders of Guidewire Software, Inc. (the “Company”) to be held on Tuesday, December 15, 2026, at 1:30 p.m. Pacific Time. The 2026 annual meeting of stockholders will be held via live audio webcast at www.virtualshareholdermeeting.com/GWRE2026.
We are holding the annual meeting for the following purposes:
1.To elect eight directors to serve for one-year terms expiring at the 2027 annual meeting of stockholders;
2.To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2027;
3.To conduct a non-binding, advisory vote to approve the compensation of our named executive officers;
4.To conduct a non-binding, advisory vote on the frequency of future non-binding, advisory votes to approve the compensation of our named executive officers;
5.To approve the amendment and restatement of the Guidewire Software, Inc. Amended and Restated 2020 Stock Plan; and
6.To transact such other business as may properly come before the annual meeting or at any and all adjournments, continuations or postponements thereof.
If you owned our common stock at the close of business on October 19, 2026, you may attend and vote at the annual meeting.
On or about October 29, 2026, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and 2026 Annual Report on Form 10-K.
Our Proxy Statement and 2026 Annual Report on Form 10-K can also be accessed directly at www.proxyvote.com using the 16-digit control number located on your proxy card or in the instructions accompanying your proxy materials.
Thank you for your ongoing support of Guidewire.
Sincerely,
MIKE ROSENBAUM
Chief Executive Officer
San Mateo, California
October 29, 2026

Tuesday, December 15, 2026

1:30 P.M. Pacific Time

Online only via live audio webcast

Your vote is important.
Whether or not you plan to attend the annual meeting, we hope that you will vote as soon as possible. You may vote your shares over the Internet or, if you receive printed proxy materials, you may vote by a toll free telephone number, over the Internet, or by completing, signing, dating, and returning your proxy card or voting instruction card in the envelope provided. Any stockholder attending the annual meeting may vote by Internet during the meeting, even if you have already returned a proxy card or voting instruction card.

Proxy Summary
The information provided in this Proxy Summary is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully.

Ways to Vote
Voting is important. Please find here the many different ways you can submit your vote.
By Telephone and Internet before the annual meeting: Stockholders of record who received printed proxy materials can vote their shares by telephone at 1-800-690-6903 until 11:59 p.m. Eastern Time on December 14, 2026 or via the Internet at www.proxyvote.com 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on December 14, 2026, in each case by using the 16-digit control number, which is on the proxy card or in the instructions accompanying the proxy materials. Beneficial owners may also vote by telephone or the Internet before the annual meeting by using the 16-digit control number, which is on the proxy card.

By Internet during the annual meeting: Stockholders of record may vote by Internet during the annual meeting at www.virtualshareholder
meeting.com/GWRE2026.
Beneficial owners may also vote by Internet during the annual meeting at www.virtualshareholdermeeting.
com/GWRE2026.
Instructions on how to attend and vote during the annual meeting are described at www.proxyvote.com. Stockholders will need their 16-digit control number which is on the proxy card or in the instructions accompanying the proxy materials in order to vote.

By Written Proxy: Stockholders of record can vote their shares by marking, signing, and timely returning the enclosed proxy card. Beneficial owners must follow the directions provided by their broker, bank, or other nominee in order to direct such broker, bank, or nominee as to how to vote their shares.

Voting Recommendations
The following table sets forth the recommendations of our board of directors (“Board”) in respect of each of the proposals to be presented to our stockholders at the annual meeting, as well as the applicable voting requirement for each of such proposals:

Proposal		Board Recommendation	Votes Required for Approval	Page Reference

1	Election of directors	FOR	Majority of the votes cast	Page 10
2	Ratification of appointment of independent registered public accounting firm	FOR	Majority of the shares represented	Page 17
3	Non-binding, advisory vote to approve the compensation of the Company’s named executive officers	FOR	Majority of the shares represented	Page 20
4	Non-binding, advisory vote on the frequency of future non-binding, advisory votes to approve the compensation of our named executive officers	ONE YEAR	Frequency receiving highest number of votes cast	Page 21
5	Amendment and restatement of the Guidewire Software, Inc. Amended and Restated 2020 Stock Plan	FOR	Majority of the shares represented	Page 22

Guidewire Software, Inc.	1	2026 Proxy Statement

Table of Contents	Proxy Summary
Our Board of Directors(1)

				Committees
Name	Age	Director Since	Independent	Audit	Compensation	Nominating and Corporate Governance	Risk	Business Opportunities

Michael C. Keller Chairman	66	2019
Mike Rosenbaum Chief Executive Officer	55	2019
Mark V. Anquillare	60	2024
David S. Bauer	66	2022
Margaret Dillon	67	2019
Catherine P. Lego(2)	70	2019
Rajani Ramanathan	59	2021
Jeffrey Sloan	59	2025
Alexander Vollert(3)	57	2026

Chairperson	Member	Financial Expert
(1)The information in this table is as of October 19, 2026.
(2)Catherine P. Lego, who is currently serving as a director, will not stand for re-election at the 2026 annual meeting, and her term as a director will expire immediately prior to the 2026 annual meeting. Effective immediately upon the cessation of Ms. Lego’s term as a director, the authorized number of directors will be reduced from nine to eight.
(3)Effective August 1, 2026, the Board appointed Alexander Vollert as a director.

Guidewire Software, Inc.	2	2026 Proxy Statement

GUIDEWIRE SOFTWARE, INC.
Proxy Statement for the
2026 Annual Meeting of Stockholders
General Information
Our Board is soliciting proxies for our 2026 annual meeting of stockholders to be held on Tuesday, December 15, 2026 at 1:30 p.m. Pacific Time via audio webcast at: www.virtualshareholdermeeting.com/GWRE2026.
The Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement for the 2026 annual meeting of stockholders and our Annual Report on Form 10-K for the fiscal year ended July 31, 2026 (the “2026 Annual Report”), which includes our audited consolidated financial statements, is first being mailed on or about October 29, 2026, to stockholders entitled to vote at the annual meeting. We have also made these materials available on our website at www.guidewire.com under “About/Investor Relations” on or about October 29, 2026.
This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the 2026 annual meeting of stockholders. Please read it carefully. Unless the context requires otherwise, the words “Guidewire,” “we,” the “Company,” “us,” and “our” refer to Guidewire Software, Inc.
Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by us with the U.S. Securities and Exchange Commission (“SEC”) without charge from the SEC’s website at www.sec.gov.
Questions and Answers About the Annual Meeting,
the Proxy Materials, and Voting Your Shares
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
We have elected to furnish our proxy materials, including our proxy statement for the 2026 annual meeting of stockholders and our 2026 Annual Report, primarily via the Internet. The Notice of Internet Availability of Proxy Materials is being provided in accordance with the SEC rules and contains instructions on how to access our proxy materials. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice of Internet Availability of Proxy Materials. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact and cost of our annual meetings of stockholders.
What items will be voted on at the annual meeting?
There are five items expected to be voted on at the annual meeting:
1.The election of eight directors to serve for one-year terms expiring at the 2027 annual meeting;
2.The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2027;
3.The non-binding, advisory vote to approve the compensation of our named executive officers;
4.The non-binding, advisory vote on the frequency of future non-binding, advisory votes to approve the compensation of our named executive officers; and
5.The amendment and restatement of the Guidewire Software, Inc. Amended and Restated 2020 Stock Plan.

Guidewire Software, Inc.	3	2026 Proxy Statement

Table of Contents	General Information and FAQs
What are our Board's voting recommendations?
Our Board recommends that you vote your shares “FOR” each of the nominees to the Board, “FOR” the ratification of the appointment of KPMG LLP, “FOR” the approval of the compensation of our named executive officers, “ONE YEAR” for the preferred frequency for future non-binding, advisory votes to approve the compensation of our named executive officers, and “FOR” the amendment and restatement of the Guidewire Software, Inc. Amended and Restated 2020 Stock Plan.
What is a proxy?
Our Board is soliciting your vote at our 2026 annual meeting of stockholders. A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. You may designate as your proxies Mike Rosenbaum, Jeff Cooper, and Winston King, who have been selected by our Board to serve as proxies for our 2026 annual meeting of stockholders.
Who can vote at the annual meeting?
The record date for our 2026 annual meeting of stockholders is October 19, 2026. The record date was established by our Board. Stockholders of record at the close of business on the record date are entitled to:
•Receive notice of the annual meeting; and
•Vote by written proxy, Internet or telephone before the annual meeting or by Internet during the annual meeting.
On the record date, 82,631,195 shares of our common stock were outstanding. Each stockholder is entitled to one vote for each share of common stock held on the record date.
What do I need in order to attend the annual meeting online?
We will be hosting our annual meeting via live webcast only. Any stockholder can attend the annual meeting of stockholders live online at www.virtualshareholdermeeting.com/GWRE2026. The webcast will start at 1:30 p.m. Pacific Time on December 15, 2026. Stockholders may vote and ask questions while attending the annual meeting online. In order to be able to attend the annual meeting, you will need the 16-digit control number, which is on your proxy card or in the instructions accompanying your proxy materials. Instructions on how to participate in the annual meeting of stockholders are also posted online at www.proxyvote.com.
Why is this annual meeting being held virtually?
We are excited to provide ease of access, real-time communication, and cost savings for our stockholders. We believe that hosting a virtual meeting provides easy access for our stockholders and facilitates participation since stockholders can participate from any location around the world. You will be able to participate in the annual meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/GWRE2026.
How can I submit a question at the annual meeting?
If you would like to submit a question during the annual meeting, log into www.virtualshareholdermeeting.com/GWRE2026 by using the 16-digit control number, which is on your proxy card or in the instructions accompanying your proxy materials, type your question into the “Ask a Question” field, and click “Submit.” Questions pertinent to meeting matters will be read and answered during the meeting, subject to time constraints. The questions and answers will be available as soon as practicable after the annual meeting at www.virtualshareholdermeeting.com/GWRE2026 and will remain available for one week after posting.
What if I have technical difficulties or trouble accessing the annual meeting?
If you encounter any technical difficulties with accessing the audio webcast on the meeting day, please call the technical support number that will be posted on www.virtualshareholdermeeting.com/GWRE2026. Technical support will be available starting at 1:00 p.m. Pacific Time, 30 minutes before the meeting start time, on December 15, 2026, and will remain available until the annual meeting has ended.

Guidewire Software, Inc.	4	2026 Proxy Statement

Table of Contents	General Information and FAQs
Is my vote confidential?
Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either among our employees or to third parties, except: (i) as necessary to meet applicable legal requirements; (ii) to allow for the tabulation of votes and certification of the vote; and (iii) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to our management.
What is the difference between holding shares as a “stockholder of record” and holding shares as “beneficial owner” (or in “street name”)?
Most stockholders are considered “beneficial owners” of their shares, that is, they hold their shares through a broker, bank, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially or in “street name.”
Stockholder of record: If your shares are registered directly in your name with our transfer agent, you are considered the “stockholder of record” with respect to those shares and we are sending the proxy materials directly to you. As a stockholder of record, you have the right to vote by written proxy, Internet or telephone before the annual meeting or by Internet during the annual meeting.
Beneficial owner: If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank, or nominee (who is considered the stockholder of record with respect to those shares). As a beneficial owner, you have the right to direct your broker, bank, or nominee as to how to vote your shares if you follow the instructions you receive from your broker, bank, or nominee. You are also invited to attend the annual meeting. Instructions on how to participate in the annual meeting of stockholders will be included in the materials you receive from your broker, bank, or nominee and are also posted online at www.proxyvote.com.
What are the different methods that I can use to vote my shares of common stock?
By Internet before the annual meeting: Stockholders of record can vote their shares via the Internet at www.proxyvote.com 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on December 14, 2026, by using the 16-digit control number, which is on the proxy card or in the instructions accompanying the Notice of Internet Availability of Proxy Materials. Beneficial owners may vote by telephone or the Internet if their banks, brokers or nominees make those methods available, by following the instructions provided to them with the proxy materials.
By written proxy, telephone, or Internet before the annual meeting: Stockholders of record who received printed proxy materials can vote their shares by marking, signing, and timely returning the enclosed proxy card. Stockholders of record who received printed proxy materials can vote their shares by telephone at 1-800-690-6903 until 11:59 p.m. Eastern Time on December 14, 2026 or via the Internet at www.proxyvote.com 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on December 14, 2026, in each case by using the 16-digit control number, which is on the proxy card or in the instructions accompanying the proxy materials. Beneficial owners must follow the directions provided by their broker, bank, or other nominee in order to direct such broker, bank, or nominee as to how to vote their shares. Beneficial owners may also vote by telephone or the Internet before the annual meeting if their banks, brokers, or nominees make those methods available, by following the instructions provided to them with the proxy materials.
By Internet during the annual meeting: Stockholders of record may vote by Internet during the annual meeting at www.virtualshareholdermeeting.com/GWRE2026. Instructions on how to attend and vote during the annual meeting are described at www.proxyvote.com and stockholders will need their 16-digit control number which is on the proxy card or in the instructions accompanying the proxy materials in order to vote. Beneficial owners may not vote their shares at the annual meeting unless they request and obtain a valid proxy from the bank, broker or other nominee that holds their shares.
How many shares must be present to hold the annual meeting?
The holders of a majority of our issued and outstanding shares entitled to vote as of the record date must be present or represented by proxy at the annual meeting of stockholders in order to hold the annual meeting and conduct business. This is called a quorum.

Guidewire Software, Inc.	5	2026 Proxy Statement

Table of Contents	General Information and FAQs
Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against, or abstained, or broker non-votes, if you:
•Are entitled to vote and are present at the annual meeting; or
•Have voted on the Internet before the annual meeting, by telephone, or by properly submitting a proxy card or voting instruction form by mail.
If there are not enough shares present both by Internet and by timely and properly submitted proxies to constitute a quorum, the annual meeting may be adjourned until such time as a sufficient number of shares are present.
How are abstentions counted?
Stockholders may choose to abstain or refrain from voting their shares on one or more issues presented for a vote at the annual meeting. However, for purposes of determining the presence of a quorum, abstentions are counted as present. For the purpose of determining whether the stockholders have approved a matter, abstentions will be treated as represented and entitled to vote and, therefore, will have the same effect on the outcome of a matter being voted on at the annual meeting as a vote “AGAINST,” except in the election of directors, where abstentions will have no effect on the outcome.
What if a stockholder does not provide a proxy, or if a proxy is returned, it does not specify a choice for one or more issues?
Stockholders should specify their choice for each issue to be voted upon at the annual meeting. If no proxy is returned or if a proxy is signed and returned but no specific instructions are given on one or more of the issues to be voted upon at that annual meeting, proxies will be voted in accordance with applicable rules, laws, and regulations as follows:
Stockholders of Record: If you are a stockholder of record and you do not return a proxy or attend and vote at the annual meeting, your shares will not be voted at our annual meeting and your shares will not be counted for purposes of determining whether a quorum exists for the annual meeting. If you do return a signed proxy but you fail to specify how your shares should be voted on one or more issues to be voted upon at the annual meeting, then to the extent you did not specify a choice, your shares will be voted: (i) FOR Proposal One for the election of all of the director nominees; (ii) FOR Proposal Two ratifying the selection of KPMG LLP as our independent registered public accounting firm; (iii) FOR Proposal Three approving, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement; (iv) “ONE YEAR” for Proposal Four approving, on an advisory basis, the preferred frequency for future non-binding, advisory votes to approve the compensation of our named executive officers; and (v) FOR Proposal Five approving the amendment and restatement of the Guidewire Software, Inc. Amended and Restated 2020 Stock Plan.
Beneficial Owners: If you are a beneficial owner and (i) you do not provide your broker or other nominee who holds your shares with voting instructions; (ii) you do not request, obtain, and return a valid proxy from the organization that holds your shares giving you the right to vote the shares at our annual meeting; or (iii) you do provide a voting instruction card or a valid proxy card but you fail to specify your voting instructions on one or more of the issues to be voted upon at our annual meeting, under applicable rules, your broker or other nominee may exercise discretionary authority to vote your shares on routine proposals, but may not vote your shares on non-routine proposals.
The shares that cannot be voted by brokers and other nominees on non-routine matters, but are represented at the annual meeting, will be deemed present at our annual meeting for purposes of determining whether the necessary quorum exists to proceed with the annual meeting, but will not be considered entitled to vote on the non-routine proposals.
We believe that under applicable rules Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm is considered a routine matter for which brokerage firms may vote shares that are held in the name of brokerage firms and which are not voted by the applicable beneficial owners.
However, we believe that Proposal One: Election of Directors, Proposal Three: Non-binding, advisory vote on compensation of named executive officers, Proposal Four: Non-binding, advisory vote on frequency of future non-binding, advisory votes to approve the compensation of our named executive officers, and Proposal Five: Amendment and Restatement of the Guidewire Software, Inc. Amended and Restated 2020 Stock Plan are considered non-routine matters under applicable rules. Accordingly, brokers or other nominees cannot vote on these proposals without instructions from beneficial owners.

Guidewire Software, Inc.	6	2026 Proxy Statement

Table of Contents	General Information and FAQs
How do I change or revoke my proxy?
You may revoke your proxy and change your vote at any time before the final vote at the annual meeting. You may vote again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the annual meeting will be counted), or by signing and returning a new proxy card with a later date, or by attending the annual meeting and voting by Internet during the meeting. However, your attendance at the annual meeting will not automatically revoke your proxy unless you vote again at the annual meeting or specifically request in writing that your prior proxy be revoked.
What does it mean if I receive more than one proxy card?
It means that your shares are registered differently or you have multiple accounts. Please vote all of these shares separately to ensure all of the shares you hold are voted.
What is the voting requirement to approve each of the proposals?
The following table sets forth the voting requirement with respect to each of the proposals:

Proposal One Election of directors
Each director must be elected by a majority of the votes cast; meaning that each director must receive more “FOR” votes (among votes properly cast at the annual meeting or by proxy) than “AGAINST” votes. Abstentions and broker non-votes will not affect the outcome of the vote. If the votes cast for any nominee do not exceed the votes cast against the nominee, our Board will consider whether to accept or reject such director’s resignation, which is tendered to our Board pursuant to our amended and restated bylaws and corporate governance guidelines.

Proposal Two Ratification of appointment of independent registered public accounting firm
To be approved by our stockholders, a majority of the shares represented at the annual meeting and entitled to vote on the subject matter must vote “FOR” this proposal. Abstentions are considered shares present and entitled to vote on this proposal, and thus, will have the same effect as a vote “AGAINST” this proposal. Broker non-votes will not affect the outcome of the vote.

Proposal Three Non-binding, advisory vote to approve the compensation of the Company’s named executive officers
To be approved by our stockholders, a majority of the shares represented at the annual meeting and entitled to vote on the subject matter must vote “FOR” this proposal. Abstentions are considered shares present and entitled to vote on this proposal, and thus, will have the same effect as a vote “AGAINST” this proposal. Broker non-votes will not affect the outcome of the vote.

Proposal Four Non-binding, advisory vote on the frequency of future non-binding, advisory votes to approve the compensation of the Company's named executive officers	The frequency receiving the highest number of votes cast at the annual meeting entitled to vote on the subject matter will be considered the frequency preferred by our stockholders. Since this proposal is an advisory vote, the result will not be binding on our Board, our compensation committee, or us. Our Board and our compensation committee will consider the outcome of the vote when determining how often we should submit to stockholders future advisory votes to approve the compensation of our named executive officers. Abstentions and broker non-votes will not affect the outcome of the vote.
Proposal Five Amendment and Restatement of the Guidewire Software, Inc. Amended and Restated 2020 Stock Plan
To be approved by our stockholders, a majority of the shares represented at the annual meeting and entitled to vote on the subject matter must vote “FOR” this proposal. Abstentions are considered shares present and entitled to vote on this proposal, and thus, will have the same effect as a vote “AGAINST” this proposal. Broker non-votes will not affect the outcome of the vote.

How can stockholders submit a proposal for inclusion in our proxy statement for the 2027 annual meeting?
To be included in our proxy statement for the 2027 annual meeting, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and be received by our Secretary at our principal executive offices by mail at 970 Park Pl, Suite 200, San Mateo, California 94403 no later than July 1, 2027, which is one hundred twenty (120) calendar days before the one-year anniversary of the date on which we first released this proxy statement to stockholders in connection with this year’s annual meeting.
How can stockholders submit proposals to be raised at the 2027 annual meeting that will not be included in our proxy statement for the 2027 annual meeting?
To be raised at the 2027 annual meeting, stockholder proposals must comply with our bylaws. Under our bylaws, a stockholder must give advance notice to our Secretary of any business, including nominations of candidates for election as directors to our Board, that the stockholder wishes to raise at our annual meeting. To be timely, the notice must be delivered to or mailed and

Guidewire Software, Inc.	7	2026 Proxy Statement

Table of Contents	General Information and FAQs
received by our Secretary at our principal executive offices at 970 Park Pl, Suite 200, San Mateo, California 94403 no later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the one-year anniversary of the date of this year’s annual meeting. Since our annual meeting is scheduled for December 15, 2026, stockholder proposals must be received by our Secretary by mail at our principal executive offices no earlier than August 17, 2027, and no later than September 16, 2027, in order to be raised at our 2027 annual meeting.
In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.
What if the date of the 2027 annual meeting changes by more than 30 days from the anniversary of this year’s annual meeting?
Under Rule 14a-8 of the Exchange Act, if the date of the 2027 annual meeting changes by more than 30 days from the anniversary of this year’s annual meeting, to be included in our proxy statement, stockholder proposals must be received by us within a reasonable time before our solicitation is made.
Under our bylaws, if the date of the 2027 annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary of this year’s annual meeting, stockholder proposals to be brought before the 2027 annual meeting must be received no earlier than the close of business on the 120th day prior to such annual meeting nor later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public disclosure of the date of the annual meeting was made.
Does a stockholder proposal require specific information?
With respect to a stockholder’s nomination of a candidate for our Board, the stockholder notice to the Secretary must contain certain information as set forth in our bylaws about both the nominee and the stockholder making the nomination. With respect to any other business that the stockholder proposes, the stockholder notice must contain a brief description of such business and the reasons for conducting such business at the annual meeting, as well as certain other information as set forth in our bylaws. If you wish to bring a stockholder proposal or nominate a candidate for director, you are advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. Our current bylaws may be found on our corporate website at www.guidewire.com under the headings “About/Investor Relations/Corporate Governance.”
What happens if we receive a stockholder proposal that is not in compliance with the time frames described above?
If we receive notice of a matter to come before the 2027 annual meeting that is not in accordance with the deadlines described above, we will use our discretion in determining whether or not to bring such matter before such meeting. If such matter is brought before such meeting, then our proxy card for such meeting will confer upon our proxy holders discretionary authority to vote on such matter.
What happens if additional matters are presented at the annual meeting?
Other than the five items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, Mike Rosenbaum, Jeff Cooper, and Winston King, or any of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting. If for any reason any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our Board.
Who bears the cost of this solicitation?
We pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. In addition, we may reimburse banks, brokers, and other custodians, nominees, and fiduciaries representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of our directors, officers, and employees, personally or by mail, telephone, facsimile, email, or other means of communication (electronic or otherwise). No additional compensation will be paid for such services.

Guidewire Software, Inc.	8	2026 Proxy Statement

Table of Contents	General Information and FAQs
What if only one copy of these proxy materials was delivered to multiple stockholders who share a single address?
In some cases, only one copy of this proxy statement and the accompanying 2026 Annual Report, or Notice of Internet Availability of Proxy Materials, may be delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement and the accompanying 2026 Annual Report, or Notice of Internet Availability of Proxy Materials, to a stockholder at a shared address to which a single copy of the document was delivered. To request separate delivery of these materials now or in the future, you may submit a written request to our Secretary at Guidewire Software, Inc., 970 Park Pl, Suite 200, San Mateo, California 94403 or call us at (650) 357-9100. Additionally, any stockholders who are presently sharing an address and receiving multiple copies of the proxy statement and the 2026 Annual Report, or Notice of Internet Availability of Proxy Materials, and who would rather receive a single copy of such materials may instruct us accordingly by directing their request to us in the manner provided above.
Where can I find the voting results of the annual meeting?
We will announce preliminary voting results at the annual meeting. We will also publish final voting results on a Current Report on Form 8-K that we expect to file with the SEC within four business days after the annual meeting.

Guidewire Software, Inc.	9	2026 Proxy Statement

Proposal One

Election of Directors
In voting on the election of our director nominees, stockholders may vote for or against or abstain from voting on each nominee.
Assuming a quorum is present, each director nominee will be elected only if he or she receives a majority of the votes cast for him or her.
Our bylaws provide that the number of directors that shall constitute the whole Board shall be fixed from time to time by resolution of the board of directors or by the stockholders at an annual meeting of the stockholders. Our Board is currently composed of nine directors. Following our 2026 annual meeting, our Board will be composed of eight directors.

Our Board recommends a vote “FOR” each of the director nominees.

Recommendation
Based on the recommendation of the nominating and corporate governance committee (the “NCG Committee”), our Board has nominated Michael C. Keller, Mike Rosenbaum, Mark V. Anquillare, David S. Bauer, Margaret Dillon, Rajani Ramanathan, Jeffrey Sloan, and Alexander Vollert for election, each to serve a one-year term expiring at the 2027 annual meeting, unless such directors resign or their service as directors otherwise ceases in accordance with our amended and restated certificate of incorporation or amended and restated bylaws. Catherine P. Lego, who is currently serving as a director, will not stand for re-election at the 2026 annual meeting, and her term as a director will expire immediately prior to the 2026 annual meeting. Effective immediately upon the cessation of Ms. Lego’s term as a director, the authorized number of directors will be reduced to eight.

Vote Required for Approval
The affirmative vote of a majority of all the votes cast at a meeting at which a quorum is present is necessary for the election of a director in an uncontested election, which means that the number of shares voted “FOR” a nominee must exceed the number of shares voted “AGAINST” the nominee. If you do not instruct your broker, bank, or other nominee how to vote with respect to this proposal, your broker, bank, or other nominee may not cast votes on your behalf with respect to this proposal. For purposes of the election of directors, abstentions and broker non-votes, if any, will not be counted as votes cast for or against a nominee’s election.
Pursuant to our amended and restated bylaws and corporate governance guidelines, each director nominee has tendered an irrevocable resignation to our Board that will be effective upon (i) the failure of such director to receive a majority of votes cast for his or her election and (ii) the Board’s acceptance of such resignation. If such director nominee receives a greater number of votes cast against his or her election than in favor of his or her election, the NCG Committee will consider such director’s offer to resign and will make a recommendation to the Board on whether to accept or reject the resignation or whether other action should be taken.
It is the intention of the persons named as proxies herein to vote in favor of the candidates nominated by the Board unless directed otherwise through your proxy voting instructions. If any nominee should not be available for election, the proxies will be voted in the best judgment of the persons authorized as proxies.

Guidewire Software, Inc.	10	2026 Proxy Statement

Table of Contents	Proposal One
Director Nominees
Our Board believes that directors who provide a significant breadth of experience, knowledge, and abilities in areas relevant to our global business, while also representing a wide range of perspectives, including international experience, contribute to a well-balanced and effective board. With the exception of our CEO, all of our director nominees for election at our 2026 annual meeting are independent under our corporate governance guidelines and NYSE rules. The following matrix highlights certain qualifications and skills, as self-reported by our director nominees, that our Board considers particularly relevant to our business and strategy. It is not intended to capture all of the qualifications or attributes of our directors.

Average Director Age	Average Director Tenure	Gender Diversity	Directors from Underrepresented Communities(1)

61 years	4 years	25% (two of eight director nominees self-identified as women)	13% (one of eight director nominees self-identified as a member of an underrepresented community)

Board Skill	Keller	Rosenbaum	Anquillare	Bauer	Dillon	Ramanathan	Sloan	Vollert

Technical and/or business experience in the software industry(2)	✓	✓	✓	✓		✓	✓	✓
Insurance industry(3)	✓		✓		✓			✓
Investment(4)	✓	✓	✓	✓	✓	✓	✓	✓
Senior leadership(5)	✓	✓	✓	✓	✓	✓	✓	✓
Operating $1+ billion revenue organization(6)		✓	✓				✓	✓
Public company board experience(7)		✓	✓		✓	✓	✓
Cybersecurity and infrastructure(8)	✓	✓	✓	✓		✓	✓	✓
Governance, risk, and compliance(9)	✓	✓	✓	✓	✓	✓	✓	✓
Financial(10)		✓	✓		✓		✓	✓
Emerging Technologies, Including AI(11)	✓	✓	✓	✓	✓	✓	✓	✓
Years on Board	7	7	2	4	7	5	1	0
Age	66	55	60	66	67	59	59	57
(1)The term “underrepresented community,” as used herein, means someone who self-identifies as Black, African American, North African, Middle Eastern, Hispanic, Latino, Asian, Pacific Islander, Native American, Native Hawaiian, or Alaska Native, or as a member of the LGBTQIA+ community.
(2)Technical and/or business expertise in the software industry, particularly with vertical industry providers.
(3)Insight and experience in the P&C Insurance Industry globally.
(4)Experience creating long-term value through investment, acquisitions, and growth strategies.
(5)C-Level operating experience at a global company.
(6)Experience leading growing, multi-product technology organization at scale.
(7)Experience as a director of another public company.
(8)Insight in cybersecurity risk, technology infrastructure, business prioritization, and customer drivers.
(9)Experience in public company corporate governance, privacy, compliance, policy, activism, and creating long-term sustainable value.
(10)Experience in financial strategy, accounting, and reporting.
(11)Experience in the strategic oversight, governance, and/or scaled enterprise deployment of emerging technologies including, artificial intelligence.

Guidewire Software, Inc.	11	2026 Proxy Statement

Table of Contents	Proposal One
Director Nominees’ Biographies

Michael C. Keller Age: 66 Director Since: 2019
Michael C. Keller has served on our Board since September 2019 and has been the Chairman of our Board since March 2024. Mr. Keller has served as the chairman of the Guidewire Strategic Advisory Council since April 2019, and as our Lead Customer Advocate since March 2020. Mr. Keller also serves as a director of Encova Mutual Insurance Group since August 2020. He served as a Strategic Advisor to Earnix, a privately held company providing mission-critical composable and cloud-based intelligent solutions across pricing, rating, underwriting, product personalization and telematics, from January 2023 to April 2024. From June 2001 to June 2018, Mr. Keller served as the Executive Vice President and Chief Information Officer at Nationwide Insurance and Financial Services, a mutual insurance and financial services company. From January 1998 to May 2001, Mr. Keller served as Chief Technology Officer at JPMorgan Chase & Co. (formerly Bank One), a commercial banking and financial services company. Mr. Keller holds the CERT Certificate in Cybersecurity Oversight by CMU Software Engineering Institute and the National Association of Corporate Directors. Mr. Keller is also Directorship Certified® by the National Association of Corporate Directors. Mr. Keller graduated with a B.S. in Mathematics from the University of Michigan.

Our Board believes that Mr. Keller is qualified to serve as a director based on his extensive and broad background in business management, including his experience as chief information officer and chief technology officer of Fortune 500 companies, and his property and casualty insurance industry experience.

Mike Rosenbaum Age: 55 Director Since: 2019
Mike Rosenbaum is our Chief Executive Officer (“CEO”) and has served on our Board since he became our CEO in August 2019. Prior to joining Guidewire, Mr. Rosenbaum was EVP, Product at Salesforce, Inc., with responsibility for vision, strategy, product management, customer success and adoption from January 2016 to July 2019. Since joining Salesforce in 2005, Mr. Rosenbaum held several leadership positions and drove many of Salesforce’s product achievements. Prior to joining Salesforce, Mr. Rosenbaum held various technology and marketing roles at Siebel Systems from 2002 to 2005 and served in the U.S. Navy as a submarine officer from 1994 to 1999. Since September 2025, Mr. Rosenbaum has served on the board of directors of Docusign, Inc. Mr. Rosenbaum holds a B.S. in Systems Engineering from the United States Naval Academy and an M.B.A. from the Haas School of Business at the University of California, Berkeley.

Our Board believes that Mr. Rosenbaum is qualified to serve as a director because of his experience in growing a leading enterprise software company and his leadership abilities, including his experience in leading product development and go-to-market strategy at Salesforce.

Guidewire Software, Inc.	12	2026 Proxy Statement

Table of Contents	Proposal One

Mark V. Anquillare Age: 60 Director Since: 2024
Mark V. Anquillare has served on our Board since September 2024. Mr. Anquillare served as President and Chief Operating Officer of Verisk Analytics, Inc., an insurance industry data analytics and technology provider, through 2023. Prior to that, Mr. Anquillare served as Verisk’s Chief Financial Officer from 2007 to 2016, leading the company through its 2009 initial public offering. Since August 2026, he has also served on the board of directors of Teladoc Health, Inc., a global leader in virtual care, where he serves on its audit and compensation committees. From 2023 through its acquisition by IKS Health in July 2026, he served on the board of directors of TruBridge, Inc., a healthcare solutions company, where he chaired the audit committee and served as a member of its compensation and innovation & technology committees. Additionally, Mr. Anquillare serves on the boards of directors for private companies in the insurance technology ecosystem, including insurtech provider Bamboo Insurance (since May 2026) and RegEd, a provider of RegTech enterprise solutions (since 2025). Mr. Anquillare holds a B.B.A. from the University of Notre Dame and an M.B.A. from Rutgers Business School.

Our Board believes that Mr. Anquillare is qualified to serve as a director based on his extensive and broad background in business management, including his experience in the insurance industry, expertise in data and analytics, his past service as president, chief operating officer and chief financial officer of Verisk Analytics, and his continued, active oversight of modern insurance technology and enterprise software organizations.

David S. Bauer Age: 66 Director Since: 2022
David S. Bauer has served on our Board since October 2022. Mr. Bauer currently serves as Managing Partner and Co-Founder at Holding Ground Decision Intelligence LLC, which provides strategic technology assessment and diligence services for investment companies, boards, and executives, a position he has held since January 2020. From November 2014 to January 2020, Mr. Bauer served as Managing Partner at Sand Hill East LLP, and provided early-stage companies with go-to-market, product, security, technology, and operations advisory services. He also previously served as Chief Technology Officer at Asurion, and as Chief Information Security Officer at Morgan Stanley and Merrill Lynch. Mr. Bauer holds a B.A. and M.S. in Computer Science from Rutgers University.

Our Board believes that Mr. Bauer is qualified to serve as a director based on his extensive and broad background in business management, including his experience in software development, expertise in information security and information technology leadership, and his past service as chief information security officer at Morgan Stanley and Merrill Lynch.

Guidewire Software, Inc.	13	2026 Proxy Statement

Table of Contents	Proposal One

Margaret Dillon Age: 67 Director Since: 2019
Margaret Dillon has served on our Board since September 2019. From December 1993 to September 2017, Ms. Dillon served in various roles at Liberty Mutual Insurance Company, a property and casualty insurer, including as Senior Vice President and Chief Financial Officer, Personal Insurance, and as Executive Vice President and Chief Customer Officer, U.S. Consumer Markets. Ms. Dillon also serves on the boards of Hi Marley, a privately held SaaS company providing an intelligent communication platform for the insurance industry since February 2022, and White Mountains Insurance Group, a publicly held diversified insurance and related financial services holding company since May 2021. Ms. Dillon holds both a B.S. in Computer Science and an M.S. in Finance from Boston College.

Our Board believes that Ms. Dillon is qualified to serve as a director based on her extensive and broad background in business management, including her experience as chief financial officer and chief customer officer of a Fortune 500 company, and her property and casualty insurance industry experience.

Rajani Ramanathan Age: 59 Director Since: 2021
Rajani Ramanathan has served on our Board since June 2021. Ms. Ramanathan currently serves as a director or an advisor/investor to several public and private companies in the AI, computer vision, and software technology space. Since July 2026, she has served on the board of Aurora Energy Research, a leading global provider of energy market forecasting and analytics for critical investment and financing decisions, and is a member of its AI and software advisory committees. Since October 2021, she has served on the board of Hayden AI, a privately held company that provides smart city solutions and developed the world’s first autonomous traffic management platform, where she also serves on the compensation committee. Since May 2023, she has served on the board of Sportradar, a public company that is leading sports technology at the intersection of sports, media and betting, where she serves on its audit committee and chairs the technology risk sub-committee. From July 2022 to July 2025, Ms. Ramanathan served on the board of Faro Technologies, a publicly traded company serving 3D Metrology, AEC (Architecture, Engineering & Construction), O&M (Facilities Operations & Maintenance), and Public Safety Analytics markets. She served on its audit committee, talent and compensation committee, and nomination and governance committee at various points during her tenure. From June 2014 to January 2024, Ms. Ramanathan served on the board of ESI Group, a French publicly traded company providing virtual prototyping software solutions and services. From July 2015 to July 2022, she chaired its technology and marketing committee, and from September 2022 to January 2024, she chaired its compensation committee and nomination and governance committee. From June 2000 to March 2014, Ms. Ramanathan served in a variety of roles at Salesforce, a public cloud software company, and her last position with Salesforce was as Chief Operating Officer and Executive Vice President, Technology and Products. Ms. Ramanathan holds a B.A. in Psychology from the University of Madras and a postgraduate diploma in Marketing and Sales Management from the Rajendra Prasad Institute of Communication and Management.

Our Board believes that Ms. Ramanathan is qualified to serve as a director based on her extensive and broad background in enterprise software operations and business management and her service on the boards of several public companies in the technology sector.

Guidewire Software, Inc.	14	2026 Proxy Statement

Table of Contents	Proposal One

Jeffrey Sloan Age: 59 Director Since: 2025
Jeffrey Sloan has served on our Board since January 2025. Mr. Sloan was the Chief Executive Officer of Global Payments Inc., a worldwide provider of software solutions and payments technology, from October 2013 to June 2023. Prior to that, he was Global Payments’ president from June 2010 to September 2013. Between September 1998 and May 2010, he held various executive positions at Goldman Sachs, including as worldwide head of the financial technology group and partner. Mr. Sloan has also served on the boards of directors of Corpay, Inc., a global corporate payments company providing expense management and payment solutions, since July 2013; NCR Voyix Corporation, a global provider of digital commerce solutions for the retail and restaurant industries, since March 2025; and Verifone, Inc., a global payments technology company providing point-of-sale payment solutions, since June 2025. He currently serves as the chair of NCR Voyix’s compensation committee and as a member of its audit committee. Mr. Sloan holds a B.S. in Finance from the Wharton School of the University of Pennsylvania and a J.D. from New York University School of Law.

Our Board believes that Mr. Sloan is qualified to serve as a director based on his extensive executive leadership experience and expertise serving the financial services and technology industries, including his past service as chief executive officer and president of Global Payments, and his leadership in corporate finance and investment banking as a partner at Goldman Sachs.

Alexander Vollert Age: 57 Director Since: 2026
Alexander Vollert has served on our Board since August 2026. Since October 2026, Dr. Vollert has served as a member of the management board of QuantCo GmbH. Additionally, since October 2026, he has served as an independent director of State Street Corporation, a public financial services company, where he is a member of its technology and operations committee and its risk committee. Previously, he served as a Senior Advisor to the Group Management Committee at AXA SA from January 2026 to September 2026. From December 2021 through December 2025, he served as Group Chief Operating Officer of AXA SA and Chief Executive Officer of AXA Group Operations SAS, a subsidiary of AXA SA. During this time, he was also a member of AXA SA’s Group Management Committee. Prior to that, Dr. Vollert served as Chief Executive Officer of AXA Germany from September 2016 to December 2021. Before joining AXA, Dr. Vollert spent more than seven years at Allianz Deutschland AG in a series of senior leadership roles, culminating in his appointment as Chief Executive Officer of its German P&C business, a position he held from January 2014 to September 2016. Earlier in his career, Dr. Vollert spent nine years at McKinsey & Company, where he became a Partner and advised leading financial services institutions across multiple markets on strategy and large-scale transformation programs. Dr. Vollert holds a Diploma in Industrial Engineering and Management Science and a Ph.D. in Mathematical Finance and Option Pricing from Karlsruhe Institute of Technology.

Our Board believes that Dr. Vollert is qualified to serve as a director based on his extensive executive leadership experience and broad background in business management, including his deep experience in the insurance industry, expertise in driving large-scale digital transformation and establishing artificial intelligence at scale, and his past service as an operator and chief executive officer responsible for the execution and results of global insurance organizations.

Guidewire Software, Inc.	15	2026 Proxy Statement

Table of Contents	Proposal One
Current Director Not Standing for Re-election Biography

Catherine P. Lego Age: 70 Director Since: 2019
Catherine P. Lego has served on our Board since September 2019. Since December 2023, she has served as chair of the board of Infleqtion, Inc., a publicly traded quantum-focused company, where she chairs the board and serves on its audit committee. Since April 2020, Ms. Lego has also served on the board of directors of Cirrus Logic, Inc., a publicly traded leader in low-power, high-precision mixed-signal processing solutions for mobile and consumer applications, where she chairs its nominating and corporate governance committee and serves on its audit committee. Previously, from January 2006 to November 2022, Ms. Lego was a member of the board of directors of Lam Research Corporation, a publicly traded wafer fabrication equipment company, where she served as chair of the audit and compensation committees and as a member of the nominating and governance committee. From July 2016 to May 2021, she served on the board of directors of IPG Photonics Corporation, a publicly traded producer of high-power fiber lasers, where she served as chair of the compensation committee and as a member of the audit committee. Ms. Lego also served on the board of directors of Cypress Semiconductor Corporation from 2018 through its merger with Infineon Technologies in April 2020, where she was chair of the audit committee and a member of the nominating and corporate governance committee. From 2013 to 2016, she served on the board of directors of Fairchild Semiconductor International Inc., a fabricator of power management devices, where she was a member of the compensation and nominating and governance committees. From 1989 to 2016, except from 2002-2004, she was a member of the board of directors of SanDisk Corporation, a publicly traded global developer of flash memory storage solutions, where she chaired the audit committee. From June 1992 to December 2018, Ms. Lego was an angel investor and financial consultant to early stage technology companies via Lego Ventures, LLC, where she served as its principal and owner until December 2018. She previously practiced as a certified public accountant with Coopers & Lybrand (now PricewaterhouseCoopers). Ms. Lego holds a B.A. in Economics and Biology from Williams College and an M.S. in Accounting from the New York University Stern School of Business.

On October 23, 2026, Ms. Lego informed the Company of her intent not to stand for re-election to our Board at the 2026 annual meeting. Ms. Lego’s term as a director will expire immediately prior to the 2026 annual meeting. Ms. Lego’s resignation was not the result of any disagreement with the Company, the Board, or management on any matter relating to the Company’s operations, policies, or practices.
The Board thanks Ms. Lego for her dedicated years of service to the Company as a director.

Guidewire Software, Inc.	16	2026 Proxy Statement

Proposal Two

Ratification of Appointment of Independent Registered Public Accounting Firm
Recommendation
On the recommendation of the audit committee of our Board (the “Audit Committee”), our Board has appointed KPMG LLP (“KPMG”), an independent registered public accounting firm, to audit our financial statements for the fiscal year ending July 31, 2027. We are submitting this selection to our stockholders for ratification. Although we are not required to seek stockholder approval for this appointment, we believe it is sound corporate practice to do so. KPMG has served as our auditor since 2006. Representatives from KPMG will attend the annual meeting to respond to any appropriate questions and will have the opportunity to make a statement, if they so desire. If the stockholders do not ratify the appointment of KPMG, the Audit Committee will reconsider the appointment.
In the vote on the ratification of the selection of KPMG as our independent registered public accounting firm, stockholders may:
•Vote in favor of ratification;
•Vote against ratification; or
•Abstain from voting on ratification.

The Board recommends a vote “FOR” the ratification of KPMG as our independent registered public accounting firm for the fiscal year ending July 31, 2027.

Vote Required for Approval
Assuming a quorum is present, the selection of KPMG as our independent registered public accounting firm will be ratified if the affirmative vote of a majority of the shares represented and entitled to vote on the matter at the annual meeting is obtained. In the event that the stockholders do not ratify the selection of KPMG, the appointment of the independent registered public accounting firm will be reconsidered by the Audit Committee.
Auditor Information
The types of services and aggregate fees billed or expected to be billed by KPMG with respect to our fiscal years 2025 and 2026 are as follows:

	Fiscal Year Ended July 31,
Description of Services	2025 ($)	2026 ($)

Audit Fees(1)	3,575,744	3,213,139
Audit-Related Fees(2)	75,000	210,000
Tax Fees(3)	409,907	282,492
All Other Fees	—	—
Total	4,060,651	3,705,631

(1)Relates to (i) the audit of our annual financial statements and internal controls, (ii) the review of the financial statements included in our quarterly reports, and (iii) statutory audits required by non-U.S. jurisdictions.
(2)Relates to information technology-related services performed outside the scope of the annual audit and quarterly review engagements.
(3)Relates primarily to research and development credit studies and international tax compliance and consulting services.

Guidewire Software, Inc.	17	2026 Proxy Statement

Table of Contents	Proposal Two
The Audit Committee considered whether the provision of the foregoing services by KPMG was compatible with maintaining KPMG’s independence and determined that they were compatible.
In accordance with its charter, the Audit Committee is required to pre-approve all audit and audit-related services and permitted non-audit services, including the terms of all engagements, to be performed by our independent registered public accounting firm. As part of its review, the Audit Committee considers whether the non-audit services will or may potentially impact our independent registered public accounting firm’s independence. During fiscal years 2025 and 2026, all services performed by KPMG for our benefit were pre-approved by the Audit Committee in accordance with its charter and all applicable laws, rules, and regulations.

Guidewire Software, Inc.	18	2026 Proxy Statement

Audit Committee Report
The material in this report shall not be deemed to be (i) “soliciting material,” (ii) “filed” with the SEC, (iii) subject to Regulations 14A or 14C of the Exchange Act, or (iv) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), except to the extent the Company specifically incorporates it by reference into such filing.
Role of the Audit Committee
The Audit Committee operates under a written charter adopted by our Board in connection with the Company’s initial public offering, which provides that its functions include the oversight of the quality of the Company’s financial reports and other financial information and its compliance with legal and regulatory requirements; the appointment, compensation, and oversight of the Company’s independent registered public accounting firm including reviewing its independence; reviewing and approving the planned scope of the Company’s annual audit; reviewing and pre-approving any non-audit services that may be performed by the Company’s independent registered public accounting firm; reviewing with management and the Company’s independent registered public accounting firm the adequacy of internal financial controls; and reviewing the Company’s critical accounting policies and estimates and the application of U.S. generally accepted accounting principles (“GAAP”). The Audit Committee held eight meetings during fiscal year 2026.
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management is responsible for the Company’s internal controls, financial reporting process, and compliance with laws and regulations and ethical business standards. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and an independent audit of the Company’s internal control over financial reporting, both in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and the SEC. The Audit Committee’s responsibility is to monitor and oversee this process.
Review of Audited Financial Statements for Fiscal Year Ended July 31, 2026
The Audit Committee reviewed and discussed the Company’s audited financial statements for the fiscal year ended July 31, 2026 with management. The Audit Committee discussed with KPMG the matters required to be discussed under the PCAOB standards.
The Audit Committee received the written disclosures and the letter from KPMG required by PCAOB Standards regarding KPMG’s communications with the Audit Committee concerning independence (Communication with Audit Committees Concerning Independence) and the Audit Committee has discussed with KPMG its independence from the Company and its management.
The Company’s management has established and the Audit Committee has reviewed and approved procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, including the confidential, anonymous submission by the Company’s employees, received through established procedures, of concerns regarding questionable accounting or auditing matters.
Based on the Audit Committee’s review and discussions with management and KPMG, the Audit Committee recommended to our Board that the Company’s audited consolidated financial statements be included in the 2026 Annual Report for filing with the SEC.
Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, Audit Committee oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with the standards of the PCAOB, that the consolidated financial statements are presented in accordance with U.S. generally accepted accounting principles or that KPMG is in fact “independent.”
THE AUDIT COMMITTEE
Mark V. Anquillare (Chair)
Margaret Dillon
Catherine P. Lego
Alexander Vollert

Guidewire Software, Inc.	19	2026 Proxy Statement

Proposal Three

Advisory Vote on Compensation of Named Executive Officers
Section 14A of the Exchange Act generally requires each public company to include in its proxy statement a separate resolution subject to a non-binding, advisory stockholder vote to approve the compensation of the company’s named executive officers, as disclosed in its proxy statement pursuant to Item 402 of Regulation S-K, not less frequently than once every three years. This is commonly known as, and is referred to herein as, a “say-on-pay” proposal or resolution.
As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, retain, and motivate our named executive officers, who are critical to our success. At our 2025 annual meeting, over 98% of the votes cast supported our executive compensation program, reflecting strong stockholder support for our pay-for-performance philosophy and program design. Consistent with this philosophy, under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term, and strategic goals, and the realization of increased stockholder value. Please refer to the “Compensation Discussion and Analysis” in our proxy statement for additional details about our executive compensation programs, including information about the compensation of our named executive officers for the fiscal year ended July 31, 2026.
The compensation committee of the Board (the “Compensation Committee”) annually reviews the compensation programs for our named executive officers to ensure that they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests.
The say-on-pay proposal is advisory, and therefore will not have any binding legal effect on the Company, our Board, or the Compensation Committee. However, our Board and the Compensation Committee do value the opinions of our stockholders and intend to take the results of the vote on this proposal into account in their future decisions regarding the compensation of our named executive officers.

The Board recommends a vote “FOR” the approval of the compensation of our named executive officers, as disclosed in the proxy.

Recommendation
We are asking our stockholders to indicate their support for our named executive officers’ compensation as described in this proxy statement. This say-on-pay proposal gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not limited to any specific item of compensation, but rather addresses the overall compensation of our named executive officers and our philosophy, policies, and practices relating to their compensation as described in this proxy statement pursuant to Item 402 of Regulation S-K. The following say-on-pay resolution is submitted for a stockholder vote at the annual meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Vote Required for Approval
The advisory approval of our executive compensation requires the approval of a majority of the shares present or represented by proxy and entitled to vote on the proposal at the annual meeting.

Guidewire Software, Inc.	20	2026 Proxy Statement

Proposal Four

Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation
We allow our stockholders to vote on an advisory basis every six years on how frequently we should conduct a non-binding, advisory vote to approve named executive officer compensation (i.e., the “say on pay” vote in Proposal Three above). By voting with respect to this proposal, stockholders may indicate whether they would prefer that we conduct future non-binding, advisory votes to approve the compensation of our named executive officers every one, two, or three years, or they may abstain from voting.
Our Board recommends that stockholders vote for a frequency of “ONE YEAR” to continue holding advisory votes on executive compensation annually. When stockholders last voted on this matter in 2020, approximately 98% of votes cast supported an annual frequency, consistent with the Board’s recommendation then and now.
Our Board has determined that continuing an annual advisory, non-binding vote to approve the compensation of our named executive officers will position us to regularly solicit timely and direct input from our stockholders on our executive compensation philosophy, policies, and practices as disclosed in the proxy statement each year. Our Board believes that an annual vote is therefore consistent with our efforts to engage in an ongoing dialogue with our stockholders on executive compensation and corporate governance matters.

The Board recommends a vote of “ONE YEAR” as the preferred frequency for future non-binding, advisory votes to approve the compensation of our named executive officers.

Recommendation
We are asking our stockholders to advise our Board, in a non-binding, advisory vote, whether we should conduct a non-binding, advisory vote to approve named executive officer compensation every one, two, or three years. This proposal gives our stockholders the opportunity to express their views on the optimal cadence for evaluating our named executive officers’ compensation.
Vote Required for Approval
Stockholders will not be voting to approve or disapprove the recommendation of our Board. The proxy card provides stockholders with the opportunity to choose among four options with respect to this proposal (holding the vote every ONE YEAR, TWO YEARS, THREE YEARS, or ABSTAINING). The frequency that receives the highest number of votes cast by the holders of our common stock present or represented by proxy and entitled to vote thereon will be deemed to be the frequency selected by our stockholders. Under applicable exchange rules, brokerage firms, banks, and other nominees do not have discretionary authority to vote shares with respect to this proposal.
As this is an advisory vote, the result will not be binding on the Company, our Board, or the Compensation Committee, although our Board and Compensation Committee will consider the outcome of the vote. Our Board may decide that it is in the best interests of our stockholders and the Company to hold a non-binding, advisory vote on our named executive officer compensation more or less frequently than the option approved by our stockholders. Notwithstanding the non-binding, advisory nature of this vote, our Board and Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when setting the frequency of the advisory vote on executive compensation.

Guidewire Software, Inc.	21	2026 Proxy Statement

Proposal Five

Approval of the Amendment and Restatement of the Guidewire Software, Inc. Amended and Restated 2020 Stock Plan to increase the total number of shares of common stock available for issuance under the Stock Plan by 3,300,000 shares
Our Board believes that stock-based incentive awards are a critical component of our competitive total rewards program, which is designed to attract, motivate, and retain the talent necessary for the successful conduct of our business. By granting equity to the employees, officers, non-employee directors, and consultants upon whose judgment, initiative, and efforts we largely depend, we seek to maintain a highly motivated workforce while directly aligning their interests with the creation of long-term stockholder value.
Our Board originally adopted the Guidewire Software, Inc. 2020 Stock Plan on September 10, 2020, and our stockholders approved it on December 15, 2020. The plan has been subsequently amended and restated from time to time, most recently by our Board on October 17, 2023, which our stockholders approved on December 19, 2023 (as amended and restated to date, the “Current Plan”). On October 28, 2026, our Board adopted a further amendment and restatement of the Current Plan (the “Amended Plan”), subject to stockholder approval at the 2026 annual meeting.
The Current Plan has not been amended since our stockholders last approved it in December 2023. The only change made by the Amended Plan is the proposed increase in the number of shares reserved for issuance described below. The Amended Plan is intended to maintain our ability to grant equity awards to eligible recipients at levels determined appropriate by our Board and/or the Compensation Committee. A copy of the Amended Plan is attached as Appendix B to this proxy statement and is incorporated herein by reference.
We are asking you to approve the proposed Amended Plan to increase the total number of shares of common stock available for issuance thereunder by 3,300,000 shares, effective as of the date of our 2026 annual meeting. A sufficient reserve of common stock is essential to attract, motivate, and retain top talent in a highly competitive market, and to align the interests of our team with those of our stockholders.

The Board recommends a vote “FOR” the amendment and restatement of the Guidewire Software, Inc. Amended and Restated 2020 Stock Plan.

As of October 19, 2026, the record date, there were (i) stock options to acquire 94,990 shares of common stock outstanding under our equity compensation plans, with a weighted average exercise price of $65.44 and a weighted average remaining term of 5.68 years, and (ii) 2,296,211 unvested full value awards with time-based vesting and 487,357 unvested full value awards with performance-based vesting outstanding under our equity compensation plans. Other than the foregoing, no awards under our equity compensation plans were outstanding as of October 19, 2026.
As of October 19, 2026, 2,423,997 shares of our common stock remain available for issuance under the Current Plan. This amount does not reflect the additional 3,300,000 shares reserved under the Amended Plan, as set forth in this proposal.

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If our stockholders do not approve the Amended Plan, the Current Plan will remain in effect in accordance with its existing terms, but the 3,300,000 additional shares requested will not become available for issuance. Based on historical and projected grant practices, we estimate that we could deplete our existing share reserve prior to completing our next annual equity refresh grant round in October 2027. Without a sufficient equity pool, we would be at a significant competitive disadvantage, as our ability to attract, motivate, and retain top talent would be substantially restricted. We believe that the proposed share pool increase to the Current Plan is reasonable, appropriate, and in the best interests of the Company and our stockholders.
Summary of Material Features of the Amended Plan
The material features of the Amended Plan are:
•Pursuant to the Amended Plan, an additional 3,300,000 shares are reserved for issuance under the Amended Plan (together with the 10,580,000 shares of common stock currently reserved under the Current Plan, an aggregate of 13,880,000 shares);
•The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, cash-based awards, and dividend equivalent rights is permitted; and
•The Amended Plan will become effective upon stockholder approval at our 2026 annual meeting. No incentive stock options may be granted under the Amended Plan after September 9, 2030 and no other awards may be granted after December 14, 2030. We are not asking our stockholders to extend the term of the Current Plan.
The Amended Plan will continue to include a number of provisions aligned with shareholder interests and good governance practices:
•No “liberal” share recycling: Shares that are forfeited, cancelled, or otherwise terminated (other than by exercise) will be added back to the reserved pool under the Amended Plan. Shares tendered or held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding, and shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right upon exercise thereof, will not be added back to the reserved pool under the Amended Plan. In addition, shares we reacquire on the open market will not be added to the reserved pool under the Amended Plan;
•No repricing without stockholder approval: Stock options and stock appreciation rights will not be repriced in any manner without stockholder approval;
•Annual limit on compensation to non-employee directors: The value of all awards awarded under the Amended Plan and all other cash compensation paid by us to any non-employee director in any calendar year may not exceed $750,000;
•No dividends paid on unearned awards: Any dividends and dividend equivalent rights payable with respect to any equity award are subject to the same vesting provisions as the underlying award;
•No award acceleration outside of extenuating employee circumstances: The plan administrator may only accelerate the exercisability or vesting of awards in circumstances involving a grantee’s death or disability; and
•No automatic accelerated vesting upon a change in control except when awards will terminate: The Amended Plan does not provide for single-trigger acceleration of vesting upon a sale event unless awards are not assumed, continued or substituted for by the successor entity.
•No “liberal” change in control definition: The Amended Plan does not include a liberal change in control definition.
•No excise tax gross up: The Amended Plan does not provide any tax gross-up payments related to awards under the Amended Plan or change in control excise taxes.
If this proposal is approved, a total of 5,723,997 shares will be available for future issuance under the Amended Plan. This total includes the 3,300,000 new shares stockholders are being asked to approve, plus the 2,423,997 shares that remained available for issuance under the Current Plan as of October 19, 2026. Based on the closing price of our common stock on the New York Stock Exchange on October 19, 2026 ($171.44), the maximum aggregate market value of these available shares is $981,322,046. This calculation does not include shares subject to awards that are already outstanding.

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Rationale for Share Increase
Equity incentive awards are a fundamental component of our competitive total rewards program. We grant equity awards on a broad basis to our employees because we believe equity compensation is a critical component of the Company’s human capital management strategy. Specifically, we believe our equity compensation program:
•Supports Recruiting and Retention: It is essential to our recruiting, development, and retention objectives, which focus on attracting skilled and engaged employees who contribute the talent and diverse perspectives necessary to our innovative, forward-looking, and inclusive workforce;
•Promotes an Ownership Culture: It incentivizes employees to achieve our short-term and long-term business objectives, promotes an employee ownership culture, and motivates employees to increase stockholder value by establishing a strong link between our employees and our stockholders’ interests; and
•Drives Long-Term Value: Because the awards are typically subject to vesting and other conditions, it promotes a focus on long-term value creation.
If our stockholders approve the Amended Plan, we anticipate being able to award grants for approximately two to three years, depending on a variety of factors, including the future price of our common stock, our hiring activity during the next few years, and the rate of forfeitures of outstanding awards. Without stockholder approval of the Amended Plan, we would not be able to offer a competitive equity compensation program to attract, retain, and motivate the talented and qualified employees necessary for our continued growth and success, especially in an industry that relies on equity compensation as a key component of overall employee compensation. Hence, the Amended Plan is critical to our ongoing effort to build stockholder value.
We manage our long-term stockholder dilution by limiting the number of equity incentive awards granted annually. The Compensation Committee carefully monitors our annual net burn rate, total dilution, and stock-based compensation expense in order to maximize stockholder value by granting only the number of equity incentive awards that it believes are necessary and appropriate to attract, reward, and retain our employees. Our compensation philosophy for equity incentive awards links the interests of employees with those of our stockholders and motivates our employees to act as owners of the business.
Burn Rate
The following table sets forth information regarding historical awards granted and earned for the fiscal years 2024 through 2026 period, and the corresponding value-adjusted burn rate, which is defined as the number of shares subject to equity-based awards granted in a year multiplied by our 200-day average share price as of September 1 for each year divided by the product of the weighted average number of shares of common stock outstanding for that year and the same 200-day average share price as of September 1, for each of the last three fiscal years:

Share Element	2026	2025	2024

Stock Options Granted	0	0	0
Full-Value Awards Granted	985,948	1,099,795	1,639,400
Weighted Average Common Shares Outstanding During the Fiscal Year (Basic)	84,186,951	83,846,793	82,291,483
Weighted Average Grant Date Fair Value	$220.10	$179.92	$93.63
Annual Value-Adjusted Burn Rate	1.2%	1.3%	2.0%
Three-Year Average Value-Adjusted Burn Rate(1)	1.5%	N/A	N/A
(1)As illustrated in the table above, our three-year average value-adjusted burn rate for the fiscal years 2024 through 2026 period was 1.5%.
The Compensation Committee determined the size of the reserved pool under the Amended Plan based on projected equity award to anticipated new hires, projected annual equity awards to employees, an assessment of a share reserve that stockholders would likely find acceptable, and with the intention to maintain an average annual burn rate that is aligned with our typical spend since our last share authorization in December 2023. As noted above, we anticipate that this requested increase, if approved by our stockholders, will provide us with a sufficient share reserve for approximately two to three years. However,

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depending on future stock prices, hiring activity, and forfeiture rates, the reserved pool under the Amended Plan may be depleted at a more rapid pace.
Summary of the Amended and Restated Plan
The following description of certain features of the Amended Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Amended Plan, which is attached hereto as Appendix B.
Administration. The Amended Plan will be administered by the Compensation Committee. The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Amended Plan. The Compensation Committee may not accelerate the exercisability or vesting of all or any portion of any award unless in circumstances involving a grantee’s death or disability, in connection with a “sale event” as defined in the Amended Plan, or as otherwise contractually provided. The Compensation Committee may delegate to a committee consisting of one or more officers of the Company, including our CEO, the authority to grant awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and are not members of the delegated committee, subject to certain limitations and guidelines.
Eligibility; Plan Limits. All full-time and part-time officers, employees, non-employee directors and consultants are eligible to participate in the Amended Plan, subject to the discretion of the administrator. As of October 19, 2026, approximately 5,326 individuals would have been eligible to participate in the Amended Plan had it been effective on such date, which includes 5 executive officers, 4,235 employees who are not executive officers, 8 non-employee directors and 1,078 consultants. There are also certain limits on the number of awards that may be granted under the Amended Plan.
Director Compensation Limit. The Amended Plan provides that the value of all awards awarded under the Amended Plan and all other cash compensation paid by the Company to any non-employee director in any calendar year shall not exceed $750,000.
Stock Options. The Amended Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the Amended Plan will be non-qualified options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive stock options and to non-employee directors and consultants. The option exercise price of each option will be determined by the Compensation Committee. Except in the case of options (i) granted pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) granted to individuals who are not subject to U.S. income tax on the date of grant or (iii) that are compliant with Section 409A of the Code, the exercise price of an option may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose will be determined by reference to the last reported sale price of the shares of common stock on the New York Stock Exchange. The exercise price of an option may not be reduced after the date of the option grant without stockholder approval, other than to appropriately reflect changes in our capital structure.
The term of each option will be fixed by the Compensation Committee and may not exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation Committee only in circumstances involving an optionee’s death or disability. In general, unless otherwise permitted by the Compensation Committee, no option granted under the Amended Plan is transferable by the optionee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.
Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation Committee or by delivery (or attestation to the ownership) of shares of common stock that are beneficially owned by the optionee and that are not subject to risk of forfeiture. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, non-qualified options may be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.
To qualify as incentive stock options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive stock options that first become exercisable by a participant in any one calendar year.

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Stock Appreciation Rights. The Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as the Compensation Committee may determine. Stock appreciation rights entitle the recipient to shares of common stock or cash equal to the value of the appreciation in the stock price over the exercise price. The exercise price may not be less than the fair market value of the common stock on the date of grant. The term of a stock appreciation right may not exceed ten years.
Restricted Stock. The Compensation Committee may award restricted stock awards to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified restricted period. During the vesting period, restricted stock awards may be credited with dividend equivalent rights (but dividend equivalents payable with respect to restricted stock awards with vesting shall not be paid unless and until such vesting conditions are attained).
Restricted Stock Units. The Compensation Committee may award restricted stock units to participants. Restricted stock units are ultimately payable in the form of shares of common stock or cash subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified vesting period. In the Compensation Committee’s sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a restricted stock unit award, subject to the participant’s compliance with the procedures established by the Compensation Committee and requirements of Section 409A of the Code. During the deferral period, the deferred stock awards may be credited with dividend equivalent rights.
Unrestricted Stock Awards. The Compensation Committee may also grant shares of common stock that are free from any restrictions under the Amended Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.
Cash-Based Awards. The Compensation Committee may grant cash bonuses under the Amended Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals.
Dividend Equivalent Rights. The Compensation Committee may grant dividend equivalent rights to participants, which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights granted as a component of another award (other than a stock option or stock appreciation right) may be paid only if the related award becomes vested. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award.
Change of Control Provisions. The Amended Plan provides that upon the effectiveness of a “sale event,” as defined in the Amended Plan, outstanding awards may be assumed, continued or substituted for by the successor entity. If such awards are not assumed, continued or substituted for by the successor entity, then except as otherwise provided by the Compensation Committee in the award agreement, all awards with time-based conditions will become vested and exercisable upon the sale event and awards with conditions and restrictions relating to the attainment of performance goals may become vested and non-forfeitable in connection with a sale event to the extent specified in the relevant award agreement. In addition, the Company may make or provide for payment, in cash or in kind, to participants holding options and stock appreciation rights equal to the difference between the per share cash consideration and the exercise price of the options or stock appreciation rights (provided that, in the case of an option or stock appreciation right with an exercise price equal to or greater than the per share cash consideration, such option or stock appreciation right shall be cancelled for no consideration). The Compensation Committee shall also have the option to make or provide for a payment, in cash or in kind, to grantees holding other awards in an amount equal to the per share cash consideration multiplied by the number of vested shares under such awards. All awards will terminate in connection with a sale event unless they are assumed by the successor entity.
Adjustments for Stock Dividends, Stock Splits, Etc. The Amended Plan requires the Compensation Committee to make appropriate adjustments to the number of shares of common stock that are subject to the Amended Plan, to certain limits in the Amended Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.
Tax Withholding. Participants in the Amended Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. The Compensation Committee may require the Company’s tax withholding obligation to be satisfied, in whole or in part, by the Company withholding from shares of stock to be issued pursuant to any award a number of shares with an aggregate fair market value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability

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accounting treatment. The Compensation Committee may also require the Company’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares issued pursuant to any award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.
Amendments and Termination. Our Board may at any time amend or discontinue the Amended Plan and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under the rules of the New York Stock Exchange, any amendments that materially change the terms of the Amended Plan will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the Compensation Committee to be required by the Code to preserve the qualified status of incentive stock options.
Effective Date of Amended Plan. Our Board adopted the Amended Plan on October 28, 2026, and it will become effective upon approval by our stockholders. No awards of incentive stock options may be granted under the Amended Plan after September 9, 2030. No other awards may be granted under the Amended Plan after December 14, 2030.
New Plan Benefits
Because the grant of awards under the Amended Plan is within the discretion of our Board and the Compensation Committee, the Company cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the Amended Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the Amended Plan, the following table provides information concerning the benefits that were received by the following persons and groups during fiscal year 2026: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all current employees who are not executive officers, as a group.

	Options		Stock Awards
Name	Average Exercise Price ($)	Number of Awards (#)	Dollar Value ($)(1)	Number of Awards (#)

Mike Rosenbaum Chief Executive Officer	—	—	14,663,752	57,916
John Mullen President	—	—	7,998,272	31,590
Jeff Cooper Chief Financial Officer	—	—	6,398,618	25,272
Winston King Chief Administrative Officer, General Counsel, and Secretary	—	—	2,879,783	11,374
David Peterson Chief Accounting Officer	—	—	213,439	843
All current executive officers, as a group (5 persons)	—	—	32,153,864	126,995
All current directors who are not executive officers, as a group (8 persons)(2)	—	—	1,626,177	8,372
All current employees who are not executive officers, as a group	—	—	174,128,956	796,145

(1)The valuation of stock awards is based on the grant date fair value computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions used in calculating these values, see Note 10 to our consolidated financial statements in our annual report on Form 10-K for the fiscal year ended July 31, 2026.
(2)Alexander Vollert was appointed to the Board effective August 1, 2026, after the end of our fiscal year 2026. While Dr. Vollert is included in the headcount of current non-employee directors, he did not receive any awards during fiscal year 2026, and therefore no awards for Dr. Vollert are included in the amounts reported for this group.

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Tax Aspects Under the Code
The following is a brief summary of the principal U.S. federal income tax consequences of certain transactions under the Amended Plan based on current U.S. federal income tax laws. This summary is not intended to be exhaustive and does not describe all federal tax consequences, nor does it describe state, local, or foreign tax consequences. Furthermore, the tax treatment may vary depending on a participant’s individual circumstances. Participants should consult their own tax advisors regarding the specific tax consequences of their awards.
Incentive Stock Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive stock option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.
If shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option exercise price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares of common stock.
If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the stock option is treated as a non-qualified stock option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.
Non-Qualified Stock Options. No income is realized by the optionee at the time the non-qualified stock option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option exercise price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to applicable federal, state, local, and foreign taxes (including any income tax, social insurance, payroll tax, or other tax-related items) required by law to be withheld on the excess of the fair market value over the exercise price of the stock option.
Stock Appreciation Rights. No income will be recognized by a recipient upon the grant of either tandem or freestanding stock appreciation rights. For the year in which the stock appreciation right is exercised, the recipient will generally be taxed at ordinary income rates on the amount equal to the cash received plus the fair market value of any unrestricted shares received on the exercise.
Restricted Stock Awards. The recipient of a restricted stock award will generally be taxed at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the recipient for such restricted shares) at such time as the shares are no longer subject to restrictions. However, a recipient may elect under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) (the election must be filed with the IRS within 30 days of the grant date) to be taxed at ordinary income rates on the difference between: (i) the fair market value of such shares of the Company’s common stock on the grant date, and (ii) the purchase price, if any, of the shares. If a Section 83(b) election has not been made, dividends received with respect to restricted shares will generally be taxed as ordinary income to the recipient. If a Section 83(b) election has been made, dividends will be taxed at dividend rates.
Restricted Stock Units. The recipient of a restricted stock unit will generally be taxed at ordinary income rates on the fair market value of the shares of the Company’s common stock awarded on the transfer date (reduced by any amount paid by the recipient for such shares). The capital gains/loss holding period for such shares will also commence on such date.

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Unrestricted Stock Awards. The recipient of an unrestricted stock award will generally be taxed at ordinary income rates on the difference between: (i) the fair market value of the shares of the Company’s common stock on the grant date, and (ii) the purchase price, if any, of the shares.
Cash-Based Awards. The recipient will generally be taxed at ordinary income rates on the amount equal to the cash received.
Dividend Equivalent Rights. There are generally no Federal income tax consequences to the recipient or the Company on the grant of a dividend equivalent right. When the dividend equivalent right is converted to cash and/or additional shares of common stock and distributed to the recipient of a dividend equivalent right, the cash or the fair market value of the shares of common stock will be taxable to the recipient as ordinary income and the Company will be entitled to a corresponding deduction for tax purposes.
Section 409A of the Code. Section 409A of the Code imposes certain strict requirements on “nonqualified deferred compensation.” If an award is subject to Section 409A and fails to satisfy its requirements, the recipient may be subject to ordinary income tax on the deferred amounts, plus a 20% federal penalty tax and additional interest. The Amended Plan and awards granted thereunder are generally intended to be administered so that they are either exempt from, or comply with, the requirements of Section 409A, although the Company makes no representations or guarantees regarding the tax treatment of any award.
Parachute Payments. The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).
Limitation on Deductions. Under Section 162(m) of the Code, the Company’s deduction for awards under the Amended Plan will be limited to the extent that any “covered employee” (as defined in Section 162(m) of the Code) receives compensation in excess of $1 million a year.
Equity Compensation Plan Information
The following table provides information as of July 31, 2026 regarding shares of common stock that may be issued under the Company’s 2011 Stock Plan, the Current Plan, and our 2024 Employee Stock Purchase Plan (“ESPP”).

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted average exercise price of outstanding options, warrants, and rights (b)	Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a)) (c)

Equity compensation plans approved by security holders(1):	2,242,762	65.42(2)	6,498,126
Equity compensation plans not approved by security holders:	—	—	—
Total	2,242,762		6,498,126
(1)Includes the following plans: our 2011 Stock Plan, the Current Plan, and ESPP. The number of shares authorized for issuance under the 2011 Stock Plan, the Current Plan, and ESPP will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. The shares of Company common stock underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated (other than by exercise), under the Current Plan and the 2011 Stock Plan will be added to the shares of stock available for issuance under the Current Plan. The Company no longer makes grants under the 2011 Stock Plan. As of July 31, 2026, 3,698,521 shares remained available for future issuance under the Current Plan and 2,799,605 shares were reserved for issuance under the ESPP. The amount reflected in column (a) does not include, but the amount reflected in column (c) includes, purchase rights accruing under the ESPP as of July 31, 2026, because the number of shares to be purchased cannot be determined until the end of the applicable purchase period.
(2)The weighted-average exercise price reflected in column (b) excludes 2,146,189 shares subject to RSUs outstanding as of July 31, 2026, as such shares have no exercise price.

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Recommendation
Our Board has unanimously determined that it is in the best interests of the Company and our stockholders to amend and restate the Current Plan in order to increase the number shares of our common stock available for issuance by 3,300,000 shares, for the granting of awards under compensatory arrangements and incentives permitted thereunder. Therefore, our Board has unanimously approved the proposed Amended Plan and recommends that our stockholders vote “FOR” the amendment and restatement of our Current Plan to permit such share increase.
Vote Required for Approval
The affirmative vote of a majority of shares represented and entitled to vote at the annual meeting is required for the approval of the Amended Plan.

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Information About the Board and Corporate Governance
Our Board, which is elected by our stockholders, is responsible for directing and overseeing our business and affairs. In carrying out its responsibilities, the Board selects and monitors our top management, provides oversight of our financial reporting processes, and determines and implements our corporate governance policies.
Our Board and management are dedicated to strong corporate governance to ensure that we are managed for the long-term benefit of our stockholders, and we have a variety of policies and procedures to promote such goals. To that end, during the past year, our NCG Committee, with the assistance of management, reviewed our corporate governance policies and practices to ensure that they remain consistent with the requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), SEC rules, and the listing standards of the New York Stock Exchange (“NYSE”).
Besides verifying the independence of the members of our Board and committees (which is discussed in the section titled “Independence of the Board” below), at the direction of our Board, we also:
•Periodically review and update the charters for our audit, compensation, nominating and corporate governance, risk, and business opportunities committees;
•Maintain disclosure control policies and procedures in accordance with the requirements of the Sarbanes-Oxley Act and the rules and regulations of the SEC;
•Maintain established procedures for receipt and treatment of anonymous and confidential complaints or concerns regarding audit or accounting matters; and
•Maintain a code of business conduct and ethics that applies to our officers, directors, and employees.
In addition, we have adopted a set of corporate governance guidelines. The NCG Committee is responsible for reviewing our corporate governance guidelines periodically and reporting and making recommendations to the Board concerning corporate governance matters. Our corporate governance guidelines address such matters as:
•Director Independence – Independent directors must constitute at least a majority of our Board;
•Monitoring Board Effectiveness – Our Board must conduct an annual self-evaluation of the Board and its committees;
•Chairman of the Board – The roles and responsibilities of the Chairman of the Board are generally described in our corporate governance guidelines, as described under the section titled, “Chairman of the Board” below;
•Executive Sessions of Directors – The Chairman of the Board regularly leads meetings among independent directors without management present;
•Board Access to Independent Advisors – Our Board as a whole, and each of its committees separately, have authority to retain independent consultants, counselors, or advisors as each deems necessary or appropriate;
•Board Committees – All members of the audit, compensation, nominating and corporate governance, risk, and business opportunities committees are independent in compliance with applicable NYSE criteria; and
•External Programs – We regularly discuss with our Board members director education programs, covering topics including, but not limited to, ethics and privacy. We encourage attendance and cover the costs for directors to attend these external programs.
Copies of our corporate governance guidelines, code of business conduct and ethics, and committee charters can be found on our website at www.guidewire.com under “About/Investor Relations/Corporate Governance.”
Meetings of the Board
Our Board held five meetings in fiscal year 2026. During fiscal year 2026, each current director serving as of the date of the proxy statement attended at least 75% of all meetings held by the Board and the committees on which he or she served at the time. Under our corporate governance guidelines, directors are expected to be active and engaged in discharging their duties and to keep themselves informed about our business and operations.

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Listening to Our Stockholders
Our Board welcomes feedback from stockholders on our governance practices and policies, board composition, executive compensation framework, and other matters related to our strategy and performance. During 2026, we continued our ongoing outreach efforts and received valuable feedback from stockholders, as further discussed in the Compensation Discussion and Analysis section provided herein.
Stockholder Communications with the Board
Stockholders and other parties may communicate directly with the Board by writing to: Board of Directors, c/o Guidewire Software, Inc., 970 Park Pl, Suite 200, San Mateo, California 94403. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of our Audit Committee and handled in accordance with applicable procedures established by the Audit Committee.
For a stockholder communication directed to an individual director in his or her capacity as a member of our Board, or to our Chairman of the Board, stockholders and other parties interested in communicating directly with such director may do so by writing to: Board of Directors, c/o Guidewire Software, Inc., 970 Park Pl, Suite 200, San Mateo, California 94403, Attention: [Name of Individual Director].
Our General Counsel, in consultation with members of our Board as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the relevant member or members of our Board, or if none is specified, to our Chairman of the Board.
Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics that applies to all of our directors, officers, and employees, including our CEO, principal financial officer, and principal accounting officer. During fiscal year 2026, no waivers were granted from any provision of the code of business conduct and ethics.
A copy of our code of business conduct and ethics is available on our website at www.guidewire.com under “About/Investor Relations/Corporate Governance” and may also be obtained without charge by contacting our Secretary at Guidewire Software, Inc., 970 Park Pl, Suite 200, San Mateo, California 94403. We intend to post any amendments to or waivers of our code of business conduct and ethics (to the extent applicable to our executive officers or directors) on our website.
Independence of the Board
Consistent with our corporate governance guidelines and NYSE rules, our Board has determined that, as of the date of this proxy statement, eight out of our current nine members of our Board are “independent,” the one non-independent member being Mike Rosenbaum, our CEO. In addition, all members of the audit, compensation, nominating and corporate governance, risk, and business opportunities committees satisfy such independence criteria.
In making the independence determinations, the Board considered transactions, relationships, and arrangements between each director (and his or her immediate family members and affiliated entities) and the Company, including ordinary-course commercial relationships between the Company and organizations at which certain directors serve or have served as executive officers or directors. In each case, the Board determined that the relationship did not impair the director’s independence.
Structure of the Board
The positions of our CEO and Chairman of the Board are separated. Our Board believes that separating these roles provides the right foundation to pursue strategic and operational objectives while maintaining effective oversight and objective evaluation of corporate performance. Our Chairman of the Board is Michael C. Keller, who is an independent director. This structure optimizes the roles of the CEO and Chairman of the Board, and provides us with sound corporate governance in the management of our business.

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Chairman of the Board
The duties of the Chairman of the Board include: (i) collaborating with the CEO on our strategy, product roadmap, management organization, acquisitions, and legal matters, (ii) reviewing meeting agendas of the Board in consultation with the CEO, (iii) presiding over meetings of the Board, (iv) approving meeting schedules to ensure that there is sufficient time for discussion of all items, (v) serving as a liaison between our CEO and our Board, (vi) participating in the Board’s annual evaluation process of the CEO, (vii) chairing executive sessions of independent directors, (viii) having authority to call meetings of the independent directors, and (ix) if requested by major stockholders, ensuring that he or she is available for consultation and direct communication.
Lead Customer Advocate
Mr. Keller also serves as our Lead Customer Advocate. Mr. Keller knows the insurance industry well and interacts with, and acts as an advocate on behalf of, our customers in this role. The duties of the Lead Customer Advocate include: (i) serving as a representative and liaison for any requested interactions between our Board and our customers, (ii) overseeing and advising management on the development of customer engagement strategies, (iii) participating as a representative of our Board at certain customer-focused events, including the annual customer conference, and (iv) acting as sponsor for the Guidewire Strategic Advisory Council, including planning and attending meetings, assisting with follow up, and maintaining relationships with customer members.
Executive Sessions
The Board regularly holds executive sessions of our independent directors without the presence of executive management. The sessions are scheduled and led by our Chairman of the Board. Any director can request additional executive session(s) be scheduled.
Director Attendance at Annual Stockholder Meetings
Directors are encouraged, but not required, to attend our annual meeting of stockholders. Each of our current directors who was serving as of the annual meeting of stockholders held on December 15, 2025 attended the meeting.
Board’s Role in Risk Oversight
Our Board has overall responsibility for our risk oversight with a focus on the most significant risks. The Board’s risk oversight process builds upon management’s risk assessment and mitigation processes. Our enterprise risk management program is overseen by our Audit Committee, general counsel, chief financial officer, chief information security officer, and vice president of enterprise risk management and internal audit. Individual risks are identified and prioritized based on their overall significance to the organization in the context of likelihood and impact. The most significant risks are then identified to the Board and each significant risk is individually evaluated, including a review of mitigating activities related to such risk and a discussion is undertaken between the Board and management. The management team communicates regularly with the Board, including the Audit and Risk Committees, regarding management’s ongoing enterprise risk management assessments. Our Board also receives committee reports from each of the standing committees of the Board periodically to assist it in overseeing our enterprise risk management. In addition, the Risk Committee assists our Board in its oversight of key risks, including risks related to operations, including business continuity, security, data management and privacy, and our use of emerging technologies, including artificial intelligence, to the extent such use presents material operational, ethical, or compliance risks. The Risk Committee also assists our Board in oversight of guidelines, policies, and processes for monitoring and mitigating such key risks. The Board considers and discusses with management the processes in place relating to enterprise risk management and any potential changes to be made to such processes going forward. Additional review or reporting of enterprise risks is conducted as needed or as requested by the Board or any of its committees.
Compensation Plans Risk Assessment
As part of its oversight function, our Board and our Compensation Committee in particular, along with our management team, considers potential risks when reviewing and approving various compensation plans, including executive compensation. Based on this review, our Compensation Committee has concluded that such compensation plans, including executive compensation, do not encourage risk taking to a degree that is reasonably likely to have a materially adverse impact on us or our operations.

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Whistleblower Procedures
In accordance with the Sarbanes-Oxley Act, we have established procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and for the confidential, anonymous submission of concerns regarding accounting or auditing matters. If an individual has a concern regarding questionable accounting, internal accounting controls, or auditing matters, or the reporting of fraudulent financial information, such individual may report his or her concern by sending a letter (which may be anonymous in accordance with our reporting procedures) to us at our principal executive offices to the attention of the chair of the Audit Committee. Individual employees may also report their concerns by telephone or online (which may be anonymous in accordance with our reporting procedures) by using our ethics reporting system accessible through our dedicated reporting website at https://www.whistleblowerservices.com/gwre. Such complaints received by telephone or via online reporting system are promptly sent to the chair of the Audit Committee, the general counsel, and the vice president of enterprise risk management and internal audit.

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Committees of the Board
Our Board uses committees to focus on specific issues in greater depth than is practical for the full Board. Each committee reviews the progress and results of its meetings with the full Board and makes recommendations to our Board as and when appropriate. Our Board presently has five standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, a Risk Committee, and a Business Opportunities Committee. Each of the five standing committees of our Board described below operates pursuant to a written committee charter that our Board has adopted. Our audit, compensation, nominating and corporate governance, and risk committee charters are available to stockholders on our website at www.guidewire.com under “About/Investor Relations/Corporate Governance.”
A summary of our committee structure and membership information of each of our directors as of the date of this proxy statement is available at page 2 above.

Audit Committee
The Audit Committee met eight times in fiscal year 2026. The Board has determined that each of the members of the Audit Committee (i) is “independent” as defined by current NYSE listing standards, (ii) meets the independence requirements of Rule 10A-3 of the Exchange Act, and (iii) is financially literate as required by NYSE listing standards. The Board has further determined that Mark V. Anquillare, Margaret Dillon, and Catherine P. Lego each qualifies as an “audit committee financial expert” as defined by SEC rules. Catherine P. Lego will no longer serve as a member of the Audit Committee effective immediately upon cessation of her term as a director. Pursuant to its charter, the Audit Committee is responsible for the oversight of the quality and integrity of our financial statements, our compliance with legal and regulatory requirements, the qualifications and independence of our independent registered public accounting firm, the performance of our independent registered public accounting firm, and other significant financial matters. In discharging its duties, the Audit Committee:
•Has the sole authority to appoint, compensate, retain, oversee, and terminate the independent registered public accounting firm;
•Reviews and approves the scope of the annual audit;
•Reviews and approves the scope of internal audit activities;
•Reviews and pre-approves the engagement of our independent registered public accounting firm to perform audit and non-audit services and related fees;
•Reviews the integrity of our financial reporting process;
•Reviews our financial statements, disclosures, and filings with the SEC;
•Reviews and approves an annual report of the Audit Committee for inclusion in our proxy statement;
•Reviews disclosures from our independent registered public accounting firm regarding independence standards;
•Reviews and, if appropriate, approves, related-party transactions;
•Oversees procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission of concerns regarding accounting or auditing matters;
•Annually reviews with management the Company’s disclosures regarding key sustainability matters and the adequacy and effectiveness of applicable internal controls related to such disclosures; and
•Annually reviews and assesses its performance and the adequacy of its charter as well as the internal audit charter.

Mark V. Anquillare (Chair) Margaret Dillon Catherine P. Lego Alexander Vollert

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Compensation Committee
The Compensation Committee met eight times in fiscal year 2026. The Board has determined that each of the members of the Compensation Committee is (1) a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and (2) “independent” as defined by current NYSE listing standards.
The Compensation Committee’s specific responsibilities include the following:
•Overseeing our compensation policies, plans and benefits programs generally;
•Evaluating the performance of our executives;
•Overseeing, evaluating the performance of and setting compensation for our executive officers;
•Reviewing and approving any employment, severance, and change of control agreements with our executive officers, as well as any other compensation arrangements;
•Evaluating and recommending equity grants and compensation for our directors;
•Acting as administrator of our equity and other incentive-based compensation plans;
•Reviewing and discussing with management an annual discussion and analysis on executive compensation, and recommending to the Board whether such discussion should be included in our annual report on Form 10-K and in our proxy statement;
•Overseeing all matters relating to stockholder advisory voting on executive compensation for our named executive officers (“say-on-pay”), the frequency of such voting, and stockholder advisory voting regarding change of control or “golden parachute” payments;
•Retaining or obtaining the advice of compensation consultants, legal counsel, and/or other advisers on compensation arrangements;
•Reviewing and approving the peer group of companies used to inform the Company’s evaluation of compensation for its CEO, other executive officers, and directors;
•Reviewing any risks arising from our compensation philosophy and practices applicable to all employees that are reasonably likely to have a material adverse effect on the Company;
•Overseeing engagement with stockholders and proxy advisory firms on executive compensation matters;
•Reviewing compliance by the Company’s directors and senior executives, including executive officers, with any applicable stock ownership guidelines established by the Board;
•Overseeing the application of the Company’s policy for recoupment of incentive compensation;
•Evaluating the impact of sustainability matters on executive officer and employee performance and associated compensation arrangements, and reviewing related compensation disclosures for inclusion in the Company’s annual proxy statement;
•Reviewing and discussing with management the Company’s human capital management activities, including the Company’s disclosure of such activities in its public filings and reports, which activities include, among other things, matters relating to talent management and development, talent acquisition, employee engagement and inclusion; and
•Annually reviewing and evaluating its performance and periodically reviewing the adequacy of its charter.

Jeffrey Sloan (Chair) David S. Bauer Rajani Ramanathan

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Nominating and Corporate Governance Committee
The NCG Committee met four times in fiscal year 2026. The Board has determined that each of the members of the NCG Committee is “independent” as defined under current NYSE listing standards. Catherine P. Lego will no longer serve as a member of the NCG Committee effective immediately upon cessation of her term as a director. Pursuant to its charter, the NCG Committee is responsible for, among other things:
•Making recommendations to our Board regarding nominees to the Board proposed for election by our stockholders as well as individuals to be considered to fill any vacancies that may occur on the Board;
•Evaluating and recommending to our Board any revisions to our corporate governance guidelines;
•Establishing criteria for membership on the Board and its committees, including criteria as to director independence;
•Overseeing the process for evaluating the performance of our Board and its committees;
•Evaluating the current composition, organization, and governance of our Board and its committees, determining future requirements and making recommendations to our Board for approval;
•Periodically reviewing succession planning for our CEO and other executive officers and reporting to our Board;
•Reviewing conflicts of interest policies;
•Overseeing the Company’s sustainability efforts; and
•Annually reviewing and evaluating its performance, including compliance with its charter.

Margaret Dillon (Chair) Michael C. Keller Catherine P. Lego

Risk Committee
The Risk Committee met four times in fiscal year 2026. Pursuant to its charter, the Risk Committee may meet as often as may be deemed necessary or appropriate, in its judgment, in order to fulfill its responsibilities, including, among other things:
•Reviewing key risk exposures, including risks related to operations including business continuity, information security, data management and privacy, and our use of emerging technologies, including artificial intelligence, to the extent such use presents material operational, ethical, or compliance risks; the steps we have taken to detect, monitor and actively manage such exposures; and our risk assessment and risk management policies relating to such exposures;
•Reviewing and discussing with management the tone and culture within the Company regarding such key risks;
•Reviewing management actions on significant compliance matters related to such key risks and our compliance with applicable laws and regulations related to such key risks; and
•Reviewing reports on selected key risk topics as the Risk Committee deems appropriate.

Rajani Ramanathan (Chair) David S. Bauer

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Business Opportunities Committee
The Business Opportunities Committee (the “BOC”) met ten times in fiscal year 2026. Catherine P. Lego will no longer serve as a member of our BOC effective immediately upon cessation of her term as a director. Pursuant to its charter, the BOC may meet as often as may be deemed necessary or appropriate, in its judgment, in order to fulfill its responsibilities, including, among other things:
•Reviewing business opportunity strategies with the Company’s management;
•Reviewing the Company’s venture investment strategies;
•Reviewing the Company’s choice of investment advisors and advisor strategies;
•Recommending applicable binding and non-binding business opportunity agreements to the Board, as outlined in the BOC’s charter; and
•Periodically reviewing the BOC’s charter and its process, and recommending any proposed changes to the Board.

Jeffrey Sloan (Chair) Mark V. Anquillare David S. Bauer Catherine P. Lego Alexander Vollert

Consideration of Director Nominees
Stockholder Nominees. Our amended and restated bylaws permit stockholders to nominate directors for consideration at our annual stockholder meeting. For a description of this process, see the section titled “Questions and Answers About the Annual Meeting, the Proxy Materials, and Voting Your Shares—How can stockholders submit a proposal for inclusion in our proxy statement for the 2027 annual meeting?” above. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to the NCG Committee. The NCG Committee’s policy is to consider properly submitted stockholder nominations. In evaluating all director nominations, the NCG Committee seeks to balance an individual’s knowledge, experience and capabilities and compliance with the membership criteria set forth below under the section titled “Director Qualifications.”
Director Qualifications. Our corporate governance guidelines apply membership criteria to nominees recommended by the NCG Committee for a position on our Board. These include judgment, perspective, skills, background, and experience in light of our Board’s present composition and the current challenges and needs of our Board and its committees. The NCG Committee also takes into account the independence, financial literacy, and financial expertise standards required under our corporate governance guidelines and committees’ charters and applicable laws and regulations, and the ability of the candidate, in light of the candidate’s present activities and our corporate governance guidelines, to devote the necessary time and attention to serving as a director and a committee member. Each director must represent the interests of all stockholders.
Identifying and Evaluating Nominees for Directors. The NCG Committee utilizes a variety of methods to identify and evaluate director nominees. The NCG Committee plans to assess the appropriate size of our Board from time to time and whether any vacancies are expected. In the event that vacancies are anticipated or otherwise arise, the NCG Committee decides whether to fill such vacancies and, if so, considers various potential candidates. Candidates may come to the attention of the NCG Committee through current Board members, professional search firms engaged by the NCG Committee, stockholders, or others. These candidates may be evaluated at meetings of the NCG Committee and may be considered at any point during the year.
Succession Planning
Our CEO works with the NCG Committee and the Board on a regular basis to ensure there is a current and effective plan of succession and development for the CEO and the executive management team. Our Board believes that the directors and the CEO should collaborate on management succession planning and that the entire Board should be involved in the critical aspects of the succession planning process for our CEO, including establishing selection criteria that reflect our business strategies, identifying and evaluating potential internal candidates, and making key management succession decisions. Management succession is regularly discussed by the directors in meetings of the Board and in executive sessions of the Board. In addition, the NCG Committee, on behalf of the Board, annually reviews our leadership pipeline, talent strategies including succession, and plans for key positions. Directors also become familiar with potential successors for key positions through various other means, including presentations and informal meetings.

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Sustainability and Our People
Our Consideration of Corporate Sustainability
Our Board and executive leadership team recognize the importance of governance, environmental stewardship, and social responsibility to our long-term business growth and value creation. We review and consider sustainable business practices and are implementing processes in our operations to manage sustainability matters relevant to our business and the industry that we serve over time.
In October 2025, we transitioned from our annual sustainability report to maintaining a dedicated Sustainability section on our corporate website (www.guidewire.com under “About/Corporate Sustainability”), enabling us to provide more timely updates on our sustainability program. Most recently, in October 2026, we refreshed this website to reflect our sustainability performance, including key metrics, for fiscal year 2026.
Sustainability Governance
While our entire Board engages on sustainability matters that impact our business, it has assigned primary responsibility to specific committees of the Board to oversee sustainability risks and strategies in areas such as the environment, data security, human capital management and employee engagement, corporate citizenship, and risk management.
•The NCG Committee exercises primary oversight of our sustainability efforts, including monitoring our approach, reviewing our corporate citizenship and sustainability initiatives and targets, and reviewing with our management the impact of our business operations and practices. The NCG Committee periodically reports to our Board with regard to our sustainability programs, including potential long- and short-term trends and the impact of sustainability issues on our business.
•The Audit Committee reviews with our management the type and presentation of our key sustainability and climate disclosures and the adequacy and effectiveness of applicable internal controls related to such disclosures. Additionally, the Audit Committee reviews the Company’s alignment with relevant reporting standards, the use of external assurance, and how sustainability and climate risks are incorporated into our overall risk management processes.
•The Compensation Committee is tasked with considering our sustainability efforts when evaluating executive compensation, evaluating the impact of sustainability matters on executive officer and employee performance, and reviewing and discussing with management our compensation initiatives, policies and disclosures with respect to sustainability matters. In addition, it reviews with our management our human capital management activities.
•The Risk Committee reviews and assists with oversight of our key risk exposures, including those related to operations, including business continuity, information security, data management and privacy, and our use of emerging technologies, including artificial intelligence, to the extent such use presents material operational, ethical, or compliance risks.
More information on the above committees’ charters can be found on our website at www.guidewire.com under “About/Investor Relations/Corporate Governance.”
Our CEO and executive leadership team are responsible for our overall sustainability strategic performance and appropriate policies and processes to manage sustainability across our business. Our Head of Sustainability is responsible for leading our integrated strategy and engaging with cross-functional teams and business leaders with the goal of appropriate alignment and management of our sustainability initiatives. Additionally, our management-level Sustainability Task Force is a cross-functional group responsible for our overall sustainability program’s strategic performance including the creation and support of appropriate policies, processes, and activities to manage sustainability matters across the business. Our Sustainability Task Force meets at least half-yearly and advises on sustainability disclosures and key initiatives.
Responsible Business Practices
We believe that governance and responsible business practices strengthen our long-term success through our core value of integrity, contributing to a strong foundation for our sustainability program. We shape this core value into action through our policies and procedures.

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Governance, Trust, and Integrity
Our Board oversees the implementation of responsible practices consistent with the evolving governance environment. The NCG Committee is responsible for reviewing our corporate governance guidelines from time to time and reporting and making recommendations to our Board concerning corporate governance matters. We maintain a Code of Business Conduct and Ethics that applies to all of our directors, officers, and employees, including our CEO, principal financial officer, principal accounting officer, and all other executive officers. We are not a politically active organization, and we do not contribute to political campaigns or participate in lobbying efforts. Copies of our Corporate Governance Guidelines and Code of Business Conduct and Ethics can be found on our website at www.guidewire.com under “About/Investor Relations/Corporate Governance.”
Information Security and Data Privacy
Our Board provides oversight of our security and privacy programs through its Risk Committee, including associated guidelines, policies, and processes for monitoring and mitigating risks related to security and privacy.
Led primarily by our Chief Information Security Officer, as well as leaders from our Product Development, Legal and Compliance, and Information Technology functions, we are embracing a security- and privacy-first mindset as we continually invest in the infrastructure, personnel, best practices, and policies required to secure and protect the customer data entrusted to us.
We have implemented and are continuously improving our cybersecurity risk management program intended to protect the confidentiality, integrity, and availability of our critical systems, information, customer data, and products. Our cybersecurity risk management program includes a cybersecurity incident response plan for managing cybersecurity incidents. We maintain various internationally recognized security and privacy certifications and adopt best practices from industry-leading frameworks and standards for cybersecurity and cloud computing, including, without limitation, ISO 27001 and ISO 27701 certifications, SOC 2, U.S. NIST Cybersecurity Framework (CSF), and the CIS Critical Security Controls. We also commit to transparent privacy principles in our privacy policies.
Because our data environment extends to external service providers, we maintain a robust third-party risk management process. This process includes the vetting and periodic monitoring of our critical vendors, suppliers, and cloud service providers, as well as the implementation of contractual safeguards to ensure they adhere to our stringent cybersecurity standards and applicable data privacy laws.
Artificial Intelligence (“AI”) Governance
Our full Board oversees our overall AI strategy. The Board provides oversight of our AI risk management strategy and governance framework through its Risk Committee, which receives regular updates from management to monitor the deployment of emerging technologies and identify and mitigate associated operational, ethical, security, and compliance risks. Guided by our core value of integrity, we are committed to the responsible, secure, and transparent development and use of AI across our product offerings and operations. At the management level, AI initiatives are governed by a cross-functional leadership team representing product development, engineering, legal, privacy, and risk management. This group is responsible for implementing operational guardrails and internal policies, maintaining robust data security standards, and ensuring AI technologies undergo rigorous internal vetting to support the high standards of safety and reliability expected by our customers and the P&C insurance industry.
Business Continuity and Disaster Recovery
The Risk Committee assists our Board in its oversight of specific risks related to our operations and business continuity. For additional information, please see the discussion of our Board’s Role in Risk Oversight within this proxy statement.
Human Capital and Social Impact
Our Board oversees our human capital management through its Compensation Committee’s consideration and discussion with our executives on the evolving landscape of the workforce and its impact on tone and culture within the Company. Additionally, the NCG Committee also reviews with our executives the impacts to our business operations and business practices with respect to leadership succession, growth and development, employee engagement, corporate citizenship, and community engagement.

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Our People and Culture
Our human capital strategy is inextricably linked to our business strategy. Because we build the platform P&C insurers rely on to innovate and grow, our long-term success depends on our ability to attract, develop, and retain highly skilled talent. Guided by our core values of integrity, rationality, and collegiality, we strive to cultivate an inclusive, collaborative environment where top talent can thrive and drive continuous innovation.
Aligning Talent with Stockholder Value
To foster a strong ownership culture, our total rewards philosophy emphasizes performance-driven compensation. We design our programs to align employee interests with the long-term interests of our stockholders. By utilizing a combination of market-competitive base pay, performance-based cash bonuses, and, where appropriate, long-term incentive awards, as well as a broad-based ESPP, we ensure our workforce shares in the sustained success they help create. We complement this structure with comprehensive health, retirement, and well-being programs to support our employees holistically and maximize retention.
Culture and Employee Engagement
Maintaining a healthy corporate culture is a key priority for our leadership team and our Board. We actively monitor workforce sentiment and the health of our culture through confidential engagement surveys and continuous feedback channels. Leadership leverages these insights to refine our talent retention strategies, inform leadership development, and ensure we are sustaining the resilient, engaged workforce necessary to execute Guidewire’s long-term objectives.
Community Support and Outreach
Guidewire Gives Back is our social impact program focused on investing in the local communities where we operate through employee volunteerism, philanthropy, and social impact investment. Driven by our employees’ passions and designed to make a measurable difference, the program is focused on two core areas: (i) advancing education in technology and related fields, and (ii) assisting communities in crisis, including those affected by natural disasters or a lack of essential resources. Through these collaborative partnerships and volunteer hours, Guidewire Gives Back actively embodies our corporate mission and our customers’ purpose.
Environmental Sustainability
Our Board oversees our environmental stewardship primarily through the NCG Committee, which periodically reviews the environmental considerations of our business practices with management and reports to our Board on long- and short-term environmental trends and their potential business impact.
We continue to work to reduce our global environmental footprint by measuring and reducing greenhouse gas emissions, improving energy efficiency in our offices, and practicing responsible resource management, including monitoring water and waste consumption where feasible. We also engage our suppliers on their sustainable business practices as part of onboarding and through targeted screening of key suppliers, and expect our vendors to comply with applicable environmental laws and regulations in accordance with our Supplier Code of Conduct. We also engage with customers on environmental matters to align with their sustainability priorities.
In fiscal year 2026, we completed a climate risk assessment, including a scenario analysis of climate-related risks and opportunities. More information on our sustainability matters can be found on our website at www.guidewire.com under “About/Corporate Sustainability.”
No Incorporation by Reference
This proxy statement includes several website addresses or references to additional company reports or resources found on those websites. These website addresses are intended to provide inactive, textual references only. The contents of the 2026 Sustainability website and other information available on our website are not part of this proxy statement and are not incorporated by reference in this proxy statement.

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Executive Officers
Our executive officers, and their ages and positions as of October 19, 2026 are set forth below:

Name	Age	Position(s)

Mike Rosenbaum	55	Chief Executive Officer
John Mullen	53	President
Jeff Cooper	50	Chief Financial Officer
Winston King	55	Chief Administrative Officer, General Counsel, and Secretary
David Peterson	65	Chief Accounting Officer
Mike Rosenbaum. See the section titled “Proposal One: Election of Directors” for Mr. Rosenbaum’s biographical information.

John Mullen Age: 53 President
John Mullen has served as our President since February 2022, and served as our Chief Revenue Officer from February 2022 through September 2024. Mr. Mullen leads Guidewire’s Global Sales, Delivery Services, Customer Success, and Marketing organizations. Prior to joining Guidewire, Mr. Mullen held a variety of leadership positions at Capgemini from 2003 to January 2022 including CEO of the North America Business Unit, and Corporate Vice President in the Financial Services Global Practice where he served as the Global Insurance Business Unit Leader. He began his career at Accenture from 1995 to 2003. Mr. Mullen holds a B.A. from the University of Dayton and an M.A. from the University of Tulsa.

Jeff Cooper Age: 50 Chief Financial Officer
Jeff Cooper has served as our Chief Financial Officer (“CFO”) since June 2020. Mr. Cooper had previously served as interim Chief Financial Officer since March 5, 2020 and, prior to that, served as the Company’s Vice President of Finance since 2017. Prior to joining us, Mr. Cooper served as Chief Financial Officer of GoodData, a privately held cloud-based data and analytics platform company, from 2016 to 2017. From 2013 to 2016, Mr. Cooper served as Vice President, Finance for Rally Software, a publicly traded cloud-based application lifecycle management software company. Prior to that, Mr. Cooper was a Vice President focusing on the software industry in the investment banking division of Deutsche Bank Securities. Mr. Cooper holds a B.A. in Political Science from Princeton University and an M.B.A. degree from the London Business School.

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Table of Contents	Executive Officers

Winston King Age: 55 Chief Administrative Officer, General Counsel, and Secretary
Winston King has served as our General Counsel and Secretary since January 2013 and has also served as our Chief Administrative Officer since June 2018. Before joining Guidewire, Mr. King worked at Infogroup, Inc., a multinational data, marketing services and research firm, from 2007 to 2012, where he most recently was EVP, General Counsel and Secretary. Prior to that, Mr. King practiced with the WilmerHale law firm in its Washington, D.C. office. Mr. King holds an A.B. in Economics from Duke University and a J.D. from Vanderbilt University School of Law.

David Peterson Age: 65 Chief Accounting Officer
David Peterson has served as our principal accounting officer since July 2025 and as our Chief Accounting Officer since May 2020. He previously served as our Corporate Controller from July 2018 to May 2020. Prior to joining us, Mr. Peterson served as a consulting external chief financial officer to various companies from November 2016 to June 2018. Before that, he held multiple executive roles at Keynote Systems, Inc., a marketing software company, serving as its Chief Financial Officer from January 2014 to October 2015, and as its Chief Accounting Officer and Corporate Controller from July 2009 to December 2013. Earlier in his career, Mr. Peterson held senior finance positions at various software and semiconductor companies and spent nine years in public accounting. He also serves on the board of directors of Jade Global, a privately held IT services company, where he chairs the audit and compensation committees. Mr. Peterson holds a B.S. in Accounting from Oklahoma State University and is a Certified Public Accountant.

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Information Regarding Compensation of Directors and Executive Officers
Director Compensation
We believe that a combination of cash and equity compensation is appropriate to attract and retain the individuals we desire to serve on our Board and that this approach is comparable to the policies of our peers. More specifically, our cash compensation policies are designed to encourage frequent and active interaction between our directors and our executives, both during and between formal meetings, as well as to compensate our directors for their time and effort. Further, we believe that it is important to align the long-term interests of our non-employee directors with those of the Company and its stockholders and that awarding equity compensation to, and thereby increasing ownership of our common stock by, our non-employee directors is an appropriate means to achieve this alignment.
The Compensation Committee reviews non-employee director compensation annually to determine the appropriate compensation for service on the Board. The Compensation Committee last reviewed non-employee director compensation in December 2025. In doing so, the Compensation Committee reviewed and considered a peer group study prepared by its independent executive compensation advisor, Semler Brossy Consulting Group, LLC (“Semler Brossy”), as an important reference point in its decision-making process. The Compensation Committee did not strictly target any specific levels of pay, and instead, used the comparative market data provided by Semler Brossy. Based on its review, for calendar year 2026, the Compensation Committee recommended, and our Board approved, maintaining the overall non-employee director compensation from calendar year 2025, with the exception of the following three increases:
•Initial and Annual Equity Retainer: Increased from $225,000 to $250,000, effective December 15, 2025;
•NCG Committee Chair Annual Cash Retainer: Increased from $10,000 to $12,000, effective January 1, 2026; and
•NCG Committee non-Chair Member Annual Cash Retainer: Increased from $5,000 to $6,000, effective January 1, 2026.
Cash Retainers
Our non-employee directors receive an annual cash retainer for their service on the Board and its committees, as set forth in further detail in the table below. All cash retainers are payable in calendar quarterly installments and pro-rated based on the number of days served in the event of any changes during the quarter. Our non-employee directors do not receive fringe or other benefits. Directors who are also one of our employees are not entitled to additional cash compensation for serving as a director.
Equity Awards
In addition to cash retainers, our non-employee directors receive equity compensation consisting of an annual grant of time-based restricted stock units (“RSUs”) with a value of $250,000. Non-employee directors appointed between annual meetings receive a prorated portion of the standard annual equity grant, covering their service from the appointment effective date through the next annual meeting of stockholders. Upon election at the next annual meeting, they are then eligible to receive the standard annual equity grant. The RSU grants vest in full on the earlier of (i) the one-year anniversary of the vesting commencement date, or (ii) the date of the Company’s next annual meeting of stockholders. All RSU grants held by non-employee directors will fully vest upon a sale of the Company. Directors who are also one of our employees are not entitled to additional equity compensation for serving as a director.

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Table of Contents	Information Regarding Compensation of Directors and Executive Officers
Annual Compensation Limit
Pursuant to our Current Plan, the value of all awards awarded under the Current Plan and all other cash compensation paid by the Company to any non-employee director in any calendar year cannot exceed $750,000.

Position		Value ($)

Cash Compensation

Board membership		50,000
Additional Cash Compensation

Chair of the Board		50,000
Lead Customer Advocate		30,000
Audit Committee	Chair	30,000
	Non-Chair Member	12,500
Compensation Committee	Chair	20,000
	Non-Chair Member	10,000
Nominating and Corporate Governance Committee	Chair	12,000
	Non-Chair Member	6,000
Risk Committee	Chair	20,000
	Non-Chair Member	10,000
Business Opportunities Committee	Chair	5,000
	Non-Chair Member	2,500
Equity Compensation

Annual Equity Grant		250,000

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Table of Contents	Information Regarding Compensation of Directors and Executive Officers
Director Compensation Table
The table below shows the compensation received or earned by each of our non-employee directors during fiscal year 2026. Of our directors during fiscal year 2026, Mike Rosenbaum was an employee and did not receive any additional compensation for his service as our director during this time. Mr. Rosenbaum was a named executive officer for fiscal year 2026 and information regarding his compensation for the year is presented below in the “2026 Summary Compensation Table.” Dr. Alexander Vollert was appointed to the Board effective August 1, 2026, after the end of our fiscal year 2026, and is therefore not included in this table.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)

Michael C. Keller(3)	136,912	232,311	369,223
Mark V. Anquillare(3)	71,741	232,311	304,052
David S. Bauer(3)	75,000	232,311	307,311
Margaret Dillon(3)	73,665	232,311	305,976
Paul Lavin(4)	24,711	—	24,711
Catherine P. Lego(3)	81,009	232,311	313,320
Rajani Ramanathan(3)	80,000	232,311	312,311
Jeffrey Sloan(3)	79,841	232,311	312,152
(1)The amounts shown reflect the aggregate grant date fair value of RSUs granted during fiscal year 2026, determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Compensation — Stock Compensation (“FASB ASC Topic 718”). These amounts do not represent the actual amounts paid to or realized by the non-employee directors during fiscal year 2026. Pursuant to SEC rules, these amounts exclude the impact of estimated forfeitures related to service-based vesting conditions. See Note 10 of the consolidated financial statements in the 2026 Annual Report on Form 10-K regarding assumptions underlying valuation of equity awards.
(2)The amounts in this column reflect the grant date fair value of the RSU grants, which differ from the target values described above due to the fact that the number of RSUs granted was calculated based upon the 10-trading day trailing average closing price ending two trading days prior to grant, rounded up to the nearest whole share.
(3)As of July 31, 2026, Messrs. Keller, Anquillare, Bauer, and Sloan, and Mses. Dillon, Lego, and Ramanathan each held 1,196 unvested RSUs.
(4)Mr. Lavin’s term as a director concluded at our 2025 annual meeting of stockholders and, as of July 31, 2026, Mr. Lavin did not hold any outstanding equity awards.

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Table of Contents	Information Regarding Compensation of Directors and Executive Officers
Stock Ownership Guidelines
We have adopted stock ownership guidelines that are applicable to non-employee directors. Effective as of March 2021, we amended our stock ownership guidelines to require each non-employee director to own shares of our common stock equal to at least five times his or her annual cash retainer, by the first July 31st that occurs following the three-year anniversary of his or her initial election to our Board. Only shares of our common stock that are owned or held in the following forms will be considered in determining whether each non-employee director has met the stock ownership requirement: (i) shares owned directly by the non-employee director; (ii) shares “beneficially owned” by the non-employee director that are held in a grantor trust (or similar instrument) for the benefit of the non-employee director and/or his or her immediate family members, but only to the extent that the non-employee director has the power to vote and dispose of such shares; and/or (iii) shares representing the aggregate net value of vested and unexercised in-the-money options. Shares of our common stock underlying unvested options, unvested RSUs, unvested performance-based RSUs and other unvested equity awards will not be considered when determining whether a non-employee director has met the stock ownership requirement. As of July 31, 2026, all of our non-employee directors who have served for three or more years have satisfied the ownership requirements.
Compensation Committee Interlocks and Insider Participation
During fiscal year 2026, the Compensation Committee consisted of Mr. Sloan, Mr. Bauer, Ms. Ramanathan, and Mr. Lavin (who served until December 15, 2025). None of the members of the Compensation Committee has at any time been one of our officers or employees. During fiscal year 2026, none of our executive officers served as a member of the board or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

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Compensation Committee Report
The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to our Board that this Compensation Discussion and Analysis be included in this proxy statement and the 2026 Annual Report.
THE COMPENSATION COMMITTEE
Jeffrey Sloan (Chair)
David S. Bauer
Rajani Ramanathan

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Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides information about the material components of our executive compensation program for the following individuals, who are our “Named Executive Officers” or “NEOs” for fiscal year 2026.

Name	Positions Held with the Company

Mike Rosenbaum	Chief Executive Officer
John Mullen(1)	President
Jeff Cooper	Chief Financial Officer
Winston King	Chief Administrative Officer, General Counsel, and Secretary
David Peterson(2)	Chief Accounting Officer
(1)In September 2026, during our fiscal year 2027, our Marketing organization began reporting to Mr. Mullen, who now leads our Global Sales, Delivery Services, Customer Success, and Marketing organizations.
(2)On September 1, 2026 during our fiscal year 2027, Mr. Peterson notified the Company of his plan to retire effective November 4, 2026. Following Mr. Peterson’s retirement, Mr. Cooper is expected to assume principal accounting officer duties, subject to formal appointment by our Board.
This Compensation Discussion and Analysis provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each element of compensation that we provide. In addition, we explain how and why the Compensation Committee arrived at the specific compensation policies and decisions involving our NEOs during fiscal year 2026.
This Compensation Discussion and Analysis contains forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation plans and arrangements. The actual compensation plans and arrangements that we adopt may differ materially from currently anticipated plans and arrangements as summarized in this Compensation Discussion and Analysis.
Certain figures included in this document have been subjected to rounding adjustments. Accordingly, figures shown in the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.
Executive Compensation Philosophy and Objectives
We operate in a highly competitive business environment, which is characterized by frequent technological advances, rapidly changing market requirements, and the emergence of new market entrants. To succeed in this environment, we need to attract and retain a highly talented and seasoned team of technical, sales, marketing, operations, and other business professionals.
We compete with many other companies in seeking to attract and retain a skilled management team. To meet this challenge, we have embraced a compensation philosophy of offering our executive officers compensation and benefit packages that are fair and reasonable, are competitive within our market, are focused on long-term value creation, and reward the achievement of our strategic, financial, and operational objectives.
Accordingly, we have oriented our executive compensation program to observe the following basic principles and objectives:
•provide total compensation opportunities that enable us to recruit and retain executive officers with the experience and skills to manage our growth and lead us to the next stage of development;
•provide total compensation opportunities that are consistent with our business goals;
•provide cash compensation that is market-based and, in the case of cash-based incentives, establish a direct and meaningful link between business results, individual performance, and rewards;
•provide equity-based compensation that enables our executive officers to share in our financial results and that establish a clear alignment between their interests and the interests of our stockholders;
•provide a core level of welfare and other benefits; and
•maintain compensation policies and practices that reinforce a culture of ownership, excellence, and responsiveness.

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Table of Contents	Compensation Discussion and Analysis
Compensation Program Design
For fiscal year 2026, the compensation of our executive officers, including the NEOs, has consisted of base salary, a cash bonus opportunity, and equity compensation in the form of RSUs subject to performance-based vesting conditions tied to corporate financial and operational metrics (“Performance-Vesting RSUs”) and RSUs subject to time-based vesting conditions (“Time-Vesting RSUs”). Of these components, only base salary is a fixed dollar amount, while the other components are variable based on the performance of both the Company and the individual executive officer, measured against specific objectives that are determined in advance.
The key component of our executive compensation program has been equity awards in the form of Performance-Vesting RSUs and Time-Vesting RSUs. We use equity-based awards to offer our employees, including our executive officers, long-term equity incentives that align their interests with the long-term interests of our stockholders.
We also have offered cash compensation in the form of base salaries, to reward individual contributions and compensate our executive officers for their day-to-day responsibilities, and annual cash bonuses, to drive and incentivize our executive officers to achieve our short-term strategic and operational objectives.
In addition to these elements of our executive compensation program, we also provide executive officers, including our NEOs, with certain other indirect benefits, including participation in certain post-employment compensation arrangements. For a description of these other features of our compensation program, please refer to the section below titled “Executive Compensation Program Elements-Welfare and Other Benefits” and “Executive Agreements and Termination of Employment Arrangements.”
We evaluate our compensation philosophy, incentive designs, and executive compensation on an annual basis at minimum. As part of this review process, we apply our values and the objectives outlined above, while also considering whether our proposed compensation ensures that we remain competitive for talent and that we meet our retention objectives.
Compensation Mix
In determining the amount of base salary, cash bonuses, and equity compensation awarded to each NEO, the Compensation Committee does not apply any rigorous percentage of any one element in relation to the overall compensation package. Rather, the Compensation Committee looks at the overall compensation package and the relative amount of each element on an individual basis for each NEO to determine whether such amounts and mix of components further the basic principles and objectives of our overall compensation program.
Compensation-Setting Process
Role of the Compensation Committee
The Compensation Committee is responsible for overseeing our executive compensation program and for determining the compensation of our executive officers, including the NEOs. In addition, the Compensation Committee provides strategic direction to management regarding the overall corporate compensation philosophy. The Compensation Committee operates pursuant to a written charter that has been approved by our Board.
Typically, in the first quarter of each fiscal year, the Compensation Committee reviews the compensation of our executive officers to: (i) determine whether to make any adjustments to their base salaries; (ii) design an executive bonus plan (including the corporate performance measures and objectives to be used for purposes of determining their annual cash bonuses for the current fiscal year); and (iii) determine whether to approve any equity awards. In addition, at that time, the Compensation Committee evaluates the performance of the Company, as well as the individual performance of each executive officer, as applicable, to determine whether to pay cash bonuses for the previous fiscal year and, if so, the amount of any such bonuses.
In determining executive compensation for fiscal year 2026, the Compensation Committee reviewed and considered various market data presented by Semler Brossy, as well as our overall financial plan. The Compensation Committee did not strictly set compensation at a specific level of pay. The comparative market data provided by Semler Brossy was one reference point in our compensation decision-making process, and other factors considered in setting executive compensation included individual performance, role, and tenure.
The Compensation Committee retains and does not delegate any of its authority with respect to executive compensation matters, and has only delegated limited authority to the Equity Grant Committee (as defined below in the section titled “Equity Award Grant Policy”) to make routine grants of RSUs to non-executive employees, as further described below.

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Table of Contents	Compensation Discussion and Analysis
Role of Senior Management
Typically, the Compensation Committee seeks the input of our CEO when discussing the performance of and compensation for our executive officers, including the NEOs other than the CEO. In this regard, our CEO reviews the performance of the other executive officers, including the other NEOs, annually and presents to the Compensation Committee his conclusions and other input as to their compensation, including base salary adjustments, cash bonus payouts, and equity awards. The Compensation Committee uses this input as one factor in its deliberations to determine the compensation of our executive officers.
While our CEO attends certain meetings of the Compensation Committee, the Compensation Committee meets outside the presence of our CEO when discussing his compensation and when discussing certain other matters. Decisions with respect to our CEO’s compensation are made by the Compensation Committee and/or our Board.
The Compensation Committee also works with our CFO, our Chief People Officer, and our Chief Administrative Officer and General Counsel in evaluating the financial, accounting, tax, and retention implications of our executive compensation plans and arrangements.
Role of Compensation Consultant
The Compensation Committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the oversight of our executive compensation program. For fiscal year 2026, the Compensation Committee engaged Semler Brossy to provide information, recommendations, and other advice relating to executive compensation.
During fiscal year 2026, Semler Brossy performed the following projects for the Compensation Committee:
•reviewed our general compensation principles and overall executive compensation strategy for fiscal year 2026;
•prepared an assessment of non-employee director compensation;
•reviewed the composition of our peer group (as described below);
•prepared an assessment of our executive officers' total compensation, as well as each individual compensation component, including an analysis of cash compensation, equity compensation, and total direct compensation as compared to our peer group and published survey data, including in connection with executive hires and promotions;
•assisted with the ongoing review of our executive compensation plans and practices, including short- and long-term incentive design, grant levels, and performance goal setting;
•reviewed our annual share usage and dilution levels;
•conducted a risk assessment of our executive compensation programs; and
•provided advice regarding best practices and compensation trends, including proxy advisory firms’ evolving positions on executive pay.
Semler Brossy served at the discretion of the Compensation Committee. The Compensation Committee assessed the independence of Semler Brossy pursuant to applicable SEC and NYSE rules and concluded that no conflict of interest exists that would prevent Semler Brossy from independently advising the Company.
Comparative Market Data
To assist the Compensation Committee during its annual review of the competitiveness of compensation levels and the appropriate mix of compensation elements to our executive officers, including our NEOs, Semler Brossy prepared comparative market data on compensation practices and programs as well as guidance on industry best practices. The Compensation Committee, with guidance from Semler Brossy and input from senior management, determines the composition of our peer group and reevaluates this group on an annual basis. The Compensation Committee determined that, for purposes of its annual compensation review for fiscal year 2026, our peer group for setting the compensation of our NEOs would consist of 17 publicly traded companies operating in the software industry, listed on major U.S. stock exchanges, with revenue between approximately $300.0 million and $3.5 billion and market capitalization between approximately $4.0 billion and $45.0 billion, each representing approximately one-third to three times our own revenue and market capitalization, respectively, at the time of the analysis. Below is a list of the companies in our peer group for setting fiscal year 2026 compensation for our NEOs:

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Table of Contents	Compensation Discussion and Analysis
Fiscal Year 2026 Peer Group Companies

AppFolio, Inc.	Five9, Inc.	Procore Technologies, Inc.

Aspen Technology, Inc.	HubSpot, Inc.	PTC Inc.

BlackLine, Inc.	Manhattan Associates, Inc.	Qualys, Inc.

CCC Intelligent Solutions Holdings Inc.	Okta, Inc.	Samsara Inc.

Dynatrace, Inc.	Paycom Software, Inc.	Veeva Systems, Inc.

Elastic N.V.	Paylocity Holding Corporation

The evaluation of the peer group generally occurs in March of each year. In March 2026, our Compensation Committee reassessed our peer group for use in setting our fiscal year 2027 executive compensation, and, with guidance from Semler Brossy and input from senior management, determined to base it on publicly traded software companies in the United States, with revenue between approximately $400.0 million and $4.0 billion and market capitalization between approximately $3.5 billion and $36.5 billion, each representing approximately one-third to three times our own revenue and market capitalization, respectively, at the time of the analysis. Our Compensation Committee removed two companies from the fiscal year 2026 peer group listed above, Aspen Technology, Inc. and Five9, Inc., and added two new companies, Nutanix, Inc. and Rubrik, Inc. to better align the peer group with the Company’s current business.
Consideration of Say-On-Pay Advisory Vote
At our December 15, 2025 annual meeting, we held a non-binding, advisory vote on the compensation of our NEOs (a “Say-on-Pay” vote), which received the support of over 98% of the votes cast. Our Board and Compensation Committee are encouraged by this level of stockholder support of our executive compensation program, and generally view this as an endorsement of our philosophy and how we have structured our compensation program. Given this level of stockholder support, the Compensation Committee concluded that our executive officer compensation program continues to align executive officer pay with stockholder interests and provides competitive pay that encourages retention and effectively incentivizes performance of talented executive officers. Accordingly, the Compensation Committee determined not to make any significant changes to our executive compensation program as a result of the Say-on-Pay vote. Consistent with the recommendation of our Board and the preference of our stockholders as reflected in the non-binding, advisory vote on the frequency of future Say-on-Pay votes held at our December 15, 2020 annual meeting, we have historically held our advisory Say-on-Pay vote on an annual basis. As described in Proposal Four above, at this year’s annual meeting we are again asking our stockholders to cast a non-binding, advisory vote on the frequency of future Say-on-Pay votes. The Board recommends a vote for “ONE YEAR” to continue our practice of holding an annual Say-on-Pay vote.
Stockholder Engagement
We are committed to continuing our ongoing engagement with our stockholders on matters of executive compensation and corporate governance. As a result, we have continued to engage in a robust stockholder outreach program. In 2026, we reached out to our 16 largest institutional stockholders and key investors, with aggregate holdings of approximately 60% of our outstanding shares (as of June 30, 2026), to discuss our executive compensation and corporate governance programs and practices, and to solicit feedback and ensure that our Board and management have insight into the issues that are most important to our stockholders so that we can better understand our stockholders’ perspectives. While not all stockholders had accepted our invitation to engage as of October 19, 2026, we have held these calls with all invited stockholders who indicated an interest in participating in our annual stockholder outreach program. Our calls with stockholders were initiated by our Chief Administrative Officer and General Counsel and our Vice President of Investor Relations, and included the Chairs of our Board, Compensation Committee and NCG Committee.

98%+ Approval on Say-on-Pay

We contacted ~60% of outstanding shares

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Table of Contents	Compensation Discussion and Analysis
During these recent discussions, and among many viewpoints shared, our stockholders expressed certain perspectives as set forth in the following table. In connection with the Compensation Committee’s regular annual review process, our Board, the Compensation Committee, and the NCG Committee will evaluate this feedback. While we have addressed many of the topics raised by our stockholders in the outreach program over time, we are continually assessing potential actions based on the feedback received during these discussions.
The actions specifically taken by our Board, the Compensation Committee, and the NCG Committee in response to stockholder viewpoints, as well as actions we will consider taking, included the following:

Stockholder Viewpoints Shared During Our 2026 Outreach	Actions Taken and Actions Under Consideration

Ensure executive compensation programs align with long-term shareholder value and appropriately motivate senior management
For fiscal year 2026, the Compensation Committee maintained the 50/50 allocation of Performance-based RSUs (PSUs) and time-based RSUs for our NEOs, with PSUs cliff vesting at the end of a three-year performance period. To enhance transparency and align directly with audited financials, the Compensation Committee transitioned to a GAAP-anchored operating profitability metric for both our Bonus Plan and PSUs. This redefined metric anchors directly to GAAP Operating Income (Loss), adjusted solely for (i) bonus accruals exceeding 100% of target and (ii) the impact of potential M&A transactions (at the discretion of the board). Historical exclusions such as (i) amortization of intangible assets and (ii) post-acquisition deferred compensation recognized over a service period (“Acquisition Consideration Holdback”) are no longer excluded from our redefined metric defined as Adjusted Operating Income (Loss) below, and stock-based compensation expense continues to no longer be excluded from Adjusted Operating Income (Loss). Please refer to the sections below titled “Target Cash Bonus Opportunity X Company Performance Factor” and to Appendix A to this proxy statement.

Importance of robust corporate governance practices, particularly relating to continuous Board refreshment and sustainability
We continue our commitment to meaningful Board refreshment to ensure we have the highly relevant experience necessary to oversee the Company’s strategic initiatives. In August 2026, we welcomed Dr. Alexander Vollert to the Board, joining other recent additions, including Mark Anquillare in 2024 and Jeff Sloan in 2025. Dr. Vollert brings extensive global executive leadership in the insurance industry alongside critical expertise in driving large-scale digital transformation and establishing AI at scale. We also continue to advance our sustainability program, having refreshed our Corporate Sustainability website in October 2026 to highlight our ongoing progress in emissions reduction and our transition toward updated global reporting standards.

Focus on executing long-term strategy, advancing AI capabilities, and pursuing high-conviction M&A opportunities
Our Board and management team remain focused on advancing our AI capabilities, developing our product pipeline, and overseeing the ongoing pace of customer cloud migrations. To support these initiatives, the Company continues to actively utilize the Business Opportunities Committee to evaluate potential inorganic growth and guide our broader M&A strategy.

Continue to properly value the use of equity compensation
We remain focused on utilizing equity responsibly to attract and retain top talent while addressing dilution concerns. This proxy statement includes an amendment to our 2020 Stock Plan to replenish our equity pool, alongside a say-on-pay frequency vote. We continue executing our Long-Term Incentive (LTI) program strategy, including the continued offering of the MyChoice LTI plan, whereby employees in professional or managerial roles (excluding senior executives such as our NEOs) can elect to receive their annual refresh long-term incentive award entirely in the form of cash, entirely in the form of RSUs, or 50% in the form of RSUs and 50% in the form of cash, to manage dilution, while reserving selective equity for new hires and retention. We also continue to offer our Employee Stock Purchase Plan (ESPP) to encourage broad-based employee ownership.

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Table of Contents	Compensation Discussion and Analysis
As our stockholders’ views and market practices on executive compensation evolve, the Compensation Committee will continue to evaluate and, when needed, make changes to our executive compensation program, ensuring that the program continues to reflect our pay-for-performance compensation philosophy and objectives.
Furthermore, since we value the opinions of our stockholders, our Board and the Compensation Committee will continue to consider the feedback received throughout the year, including when making compensation decisions for our executive officers in the future.
Executive Compensation Program Elements
The following describes each element of our executive compensation program, the rationale for each and how compensation amounts and awards are determined.
Base Salary
We provide our executive officers, including the NEOs, with base salaries to compensate them for their day-to-day responsibilities. Generally, the initial base salaries of our executive officers are established through arm’s-length negotiation at the time the individual executive officer is hired, taking into account his or her qualifications, experience, and comparable market data.
Thereafter, the Compensation Committee reviews and recommends adjustments, as necessary or appropriate, to the base salaries of our executive officers on an annual basis. In doing so, the Compensation Committee exercises its judgment and discretion and considers several factors, including our overall financial and operational results for the prior fiscal year, the performance of the individual executive officer, the executive officer’s potential to contribute to our long-term strategic goals, her or his role and scope of responsibilities within our Company, her or his individual experience and skills, the executive officer’s compensation as compared to similarly situated executives in our peer group, and the input of our CEO. No specific formula is applied to determine the weight of each criterion.
In September 2025, the Compensation Committee reviewed the base salaries of certain of our executive officers and management, including our NEOs, and adjusted the base salaries for certain of our NEOs. The Compensation Committee took into account our peer group’s base salaries for similarly situated executives as one factor in determining base salaries for our NEOs and also considered other factors as described above. Accordingly, the Compensation Committee approved increases to certain NEOs’ annual base salaries for fiscal year 2026 as follows:

Named Executive Officer	Fiscal Year 2025 Base Salary(1) ($)	Fiscal Year 2026 Base Salary(1) ($)	Increase (%)

Mike Rosenbaum	750,000	750,000	—%
John Mullen	650,000	650,000	—%
Jeff Cooper(2)	486,000	500,000	3%
Winston King	420,000	420,000	—%
David Peterson(3)	310,000	375,000	21%
(1)Amounts in this table for both fiscal years 2025 and 2026 reflect the annualized base salary rates approved by the Compensation Committee. Because these adjustments took effect mid-year, the actual base salary earned by our NEOs during Fiscal Year 2025 and Fiscal Year 2026 differs from these annualized rates and is reported in the “Salary” column of the Summary Compensation Table. All fiscal year base salaries first became effective on November 1 of the respective years.
(2)For fiscal year 2026, the Compensation Committee approved a market-based adjustment to Mr. Cooper’s base salary to better align with competitive market practices.
(3)For fiscal year 2026, the Compensation Committee approved an increase in Mr. Peterson’s base salary following his then recent appointment as the Company’s principal accounting officer effective July 24, 2025.
Senior Executive Incentive Bonus Plan
Our senior executive incentive bonus plan (“Bonus Plan”) applies to certain key executives, including all the NEOs. The Bonus Plan provides for bonus payments based upon the attainment of performance targets established by the Compensation Committee related to financial and operational metrics with respect to the Company and its subsidiaries (the “Performance Goals”).

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Table of Contents	Compensation Discussion and Analysis
Any bonuses paid under the Bonus Plan are based upon objectively determinable bonus formulas that tie such bonuses to one or more performance targets relating to the Performance Goals. The bonus formulas are adopted in each annual performance period by the Compensation Committee and communicated to each executive officer. No bonuses shall be paid under the Bonus Plan unless and until the Compensation Committee makes a determination with respect to the attainment of the performance objectives. Notwithstanding the foregoing, we can adjust or pay bonuses under the Bonus Plan based on achievement of individual performance goals or pay bonuses (including, without limitation, discretionary bonuses) to executive officers under the Bonus Plan based upon such other terms and conditions as the Compensation Committee may in its discretion determine.
Each executive officer participating in the Bonus Plan has a targeted bonus opportunity set for each performance period. The Performance Goals will be measured at the end of each performance period after our financial reports have been published or such other appropriate time as the Compensation Committee determines. If the Performance Goals are met, payments will be made as soon as practicable following the end of each performance period. Subject to the rights contained in any agreement between the executive officer and the Company, an executive officer must be employed by the Company on the bonus payment date in order to be eligible to receive a bonus payment.
Target Bonus Opportunities
In September 2025, the Compensation Committee reviewed the target bonus opportunities of our executive officers and management team, including the NEOs, in view of their performance during fiscal year 2025 and considered several factors, including our peer group’s short-term incentive bonus target opportunity for similarly situated executives, our Company’s overall financial and operational results for the prior fiscal year, the performance of the individual executive officer, the executive officer’s potential to contribute to our long-term strategic goals, his or her role and scope of responsibilities within our Company, his or her individual experience and skills, the Compensation Committee’s understanding of competitive market practices for annual bonuses and the recommendations of our CEO (for NEOs other than himself).
As a result, with the exception of an increase for Mr. Peterson as shown below, our Compensation Committee did not change the target bonus opportunities for our NEOs for fiscal year 2026.

Named Executive Officer	Fiscal Year 2025 Target Bonus Opportunity (% of Base Salary)	Fiscal Year 2026 Target Bonus Opportunity (% of Base Salary)

Mike Rosenbaum	100	100
John Mullen	100	100
Jeff Cooper	75	75
Winston King	75	75
David Peterson(1)	50	60
(1)For fiscal year 2026, the Compensation Committee approved an increase in Mr. Peterson’s target bonus opportunity following his appointment as the Company’s principal accounting officer effective July 24, 2025.
For our NEOs, 100% of each such executive officer’s fiscal year 2026 bonus was based on our Company’s performance during fiscal year 2026 as measured against the corporate financial and operational metrics described below (the “Company Performance Factor”). The Compensation Committee determined this allocation to be appropriate because it linked each executive officer’s potential bonus opportunity to corporate performance, thereby motivating him or her to focus his or her efforts on successfully executing our annual operating plan. The formula for the bonus calculation was as follows:
Target Cash Bonus Opportunity X Company Performance Factor
Company Performance Factor
In fiscal year 2026, the bonuses of our executive officers, including the NEOs, who participated in our Bonus Plan were based on the performance of our Company during fiscal year 2026 as measured against the following pre-established corporate financial and operational metrics, which the Board deemed to be critical to enhancing stockholder value:
•Annual Recurring Revenue (“ARR”) on a constant currency basis: The goal of this metric is to maximize annual recurring revenue;
•Adjusted Operating Income (Loss), which is Operating Income (Loss) in accordance with GAAP, excluding (i) corporate bonus accrual expense in excess of 100% of the on-target bonus; and (ii) the impact of any acquisition or

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divestiture completed during the performance period, if and to the extent the Compensation Committee, in its discretion, determines that an adjustment is appropriate (the “Impact of Acquisitions”) (this metric, the “Adjusted Operating Income (Loss),” together with ARR, the “Financial Metrics”): The goal of this metric is to achieve or exceed our operating income (loss) targets; and
•Strategic Scorecard Performance: The goal of this metric is to enhance efforts to achieve various strategic goals outlined in our annual fiscal year “VPMOM” initiative, an internal management-by-objective program that stands for Vision, Principles, Methods, Obstacles, and Measures, as well as sustainability goals.
Annual Recurring Revenue (ARR)
We use ARR to quantify the annualized recurring value outlined in active customer contracts at the end of a reporting period. This metric measures contractually obligated revenue on an annual basis and is a critical measure of financial health commonly used in our industry. ARR includes the annualized recurring value of term licenses, subscription agreements, support contracts, and hosting agreements based on customer contractual terms and invoicing activities. ARR reflects all fee changes due to contract renewals, non-renewals, expansion, cancellations, attrition, or renegotiations effective as of the reporting date. All components of arrangements that are not expected to recur (primarily perpetual licenses and professional services) are excluded from our calculations. For purposes of our performance metrics, we measure ARR on a constant currency basis.
Adjusted Operating Income (Loss)
For purposes of determining payouts under our Bonus Plan, Adjusted Operating Income (Loss) is derived directly from our audited GAAP income (loss) from operations, adjusted solely to exclude (i) corporate bonus accrual expense in excess of 100% of the on-target bonus and (ii) the Impact of Acquisitions.
For fiscal year 2026, the Compensation Committee updated the Company Performance Factor structure by redefining how we calculate our Adjusted Operating Income (Loss) metric, which was referred to in prior years as Adjusted Non-GAAP Operating Income (Loss). To enhance transparency, simplify the design of our Bonus Plan, and more closely align executive compensation targets with audited financial reporting, the Compensation Committee eliminated two historical exclusions, amortization of intangible assets and Acquisition Consideration Holdback, and anchored the new target directly to GAAP Operating Income (Loss). Stock-based compensation expense, which was included in prior years, continues to be included. To prevent circularity in funding the bonus pool, the final payout is determined using this redefined Adjusted Operating Income (Loss), which is our audited GAAP Operating Income (Loss) adjusted solely to exclude (i) the impact of bonus accruals in excess of 100% of target, which was also excluded in prior years, and (ii) the Impact of Acquisitions. See Appendix A to this proxy statement for a full reconciliation of this performance metric to GAAP income (loss) from operations as reported in our audited financial statements.
The following table summarizes the treatment of each item in this metric for fiscal years 2025 and 2026.

Item	Fiscal Year 2025	Fiscal Year 2026

Stock-based compensation expense	Included	Included
Amortization of intangible assets	Excluded	Included
Acquisition Consideration Holdback	Excluded	Included
Corporate bonus accrual expense in excess of 100% of target	Excluded	Excluded
As noted above, Adjusted Operating Income (Loss) also excludes the Impact of Acquisition, if and to the extent the Compensation Committee, in its discretion, determines that an adjustment is appropriate. For fiscal year 2026, no such adjustments were made.
The Compensation Committee approved an overall weighting of Financial Metrics at 85% relative to a 15% weighting for our Strategic Scorecard Performance, reflecting the Compensation Committee’s assessment of the appropriate relative weighting of the Company’s performance measures. Within the Financial Metrics, the 85% weighting is allocated between Annual Recurring Revenue (ARR) at 60% (representing 51% of the total target bonus) and Adjusted Operating Income (Loss) at 40% (representing 34% of the total target bonus).

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The threshold, target, and maximum performance goals for each of these metrics were as follows in fiscal year 2026:

Metric(1)	Weighting	Payout % Range (Threshold/Maximum)	Threshold	Target (100%)	Maximum	Actual Performance

ARR(2)	51%	50%/150%	$1,166M	$1,227M	$1,288M	$1,242M
Adjusted Operating Income (Loss)(3)	34%	50%/150%	$58M	$88M	$118M	$166M
Strategic Scorecard Performance(4)	15%	50%/150%	50%	100%	150%	90%
(1)Achievement was calculated on a straight-line basis from (i) the threshold to the target and (ii) from the target to the maximum. Achievement at the target was credited at 100%. Achievement below threshold results in 0% payout for the relevant metric under assessment while achievement at threshold results in 50% payout for the relevant metric under assessment. Further, payout is capped at 150%.
(2)ARR is calculated on a constant currency basis per exchange rates at July 31, 2025.
(3)In calculating the Adjusted Operating Income (Loss), any corporate bonus accrual expense that exceeds 100% of the on-target bonus is excluded, as is the Impact of Acquisitions subject to the Compensation Committee’s discretion.
(4)Strategic Scorecard Performance is determined by the Compensation Committee, in its discretion, based on overall performance toward strategic goals (i) as outlined in our annual VPMOM plan, including, among other factors, accelerating customer adoption of our AI and cloud innovations, maximizing customer success and retention, advancing platform efficiency, and executing other critical operational milestones defined in our annual strategic plan, and (ii) regarding the achievement of sustainability and inclusion goals. Overall target performance is paid at 100%, with a range of 0% below threshold performance, and 50% to 150% from threshold to maximum achievement.
Actual performance against these metrics was determined in the first quarter of fiscal year 2027 by the Compensation Committee.
Fiscal Year 2026 Bonus Decisions
After the conclusion of fiscal year 2026, the Compensation Committee evaluated our financial and operational performance for the fiscal year and determined that a Company Performance Factor of 122% was appropriate. Based on this determination, the Compensation Committee approved cash bonuses for the applicable NEOs as follows:

Named Executive Officer	Fiscal Year 2026 Target Bonus Opportunity (% of Base Salary)	Company Performance Factor (%)	Cash Bonus ($)

Mike Rosenbaum	100	122%	915,000
John Mullen	100	122%	793,000
Jeff Cooper	75	122%	454,298
Winston King	75	122%	384,300
David Peterson	60	122%	253,150
These bonuses to the NEOs for fiscal year 2026 were paid in fiscal year 2027, in accordance with normal Company practice.
Equity Compensation
We use equity awards to incentivize and reward our executive officers, including the NEOs, for long-term corporate performance based on the value of our common stock and, thereby, to align their interests with those of our stockholders.
Taking into account the advice of our independent compensation consultant, we provide for Performance-Vesting RSUs and Time-Vesting RSUs, with Performance-Vesting RSUs focusing mainly on ARR growth, as we determined that ARR growth was a key metric for the Company to align and drive performance, and, to a lesser extent in fiscal year 2026, operating profitability as measured by Adjusted Operating Income (Loss) Margin. We believed that for fiscal year 2026, Performance-Vesting RSUs and Time-Vesting RSUs provided a strong retention incentive for our executive officers and rewards for growth in the market price of our common stock, and were less dilutive to our stockholders than stock options. Our equity award vehicles provide a strong incentive for our executive officers, including our NEOs, to remain employed with the Company, as vesting of any portion is subject to continued employment through the vesting period.

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Time-Vesting RSUs
Time-Vesting RSUs generally vest quarterly over four years (except that for new hires, 25% of their Time-Vesting RSUs cliff vest on the first anniversary of the vesting commencement date, with the remaining portion vesting in equal quarterly installments over the three years thereafter), subject to an equity award holder’s continued employment through each applicable vesting date.
Performance-Vesting RSUs
2026 Performance-Vesting RSUs
100% of the Performance-Vesting RSUs granted in fiscal year 2026 vest based on the satisfaction of both a three-year time condition and achievement of certain performance conditions over three one-year performance periods, which are then averaged. Assuming the applicable performance conditions are met, the Performance-Vesting RSUs vest on September 15, 2028, subject to continued employment through such date.
Consistent with the design updates made to our Bonus Plan described above, the Compensation Committee updated our operating profitability metric for fiscal year 2026 to align with our GAAP-anchored standard. Achievement of the performance condition is measured annually based on two metrics:
•ARR growth (Weighted 80%): the percentage change from prior year ARR to the current year ARR on a constant currency basis (“ARR Growth”); and
•Adjusted Operating Income (Loss) Margin (Weighted 20%): the percentage that results from dividing Adjusted Operating Income (Loss) (as defined in the section titled “Target Cash Bonus Opportunity X Company Performance Factor” above) by Total Revenue (this metric, the “Adjusted Operating Income (Loss) Margin”).
The combined weighted achievement of ARR Growth and Adjusted Operating Income (Loss) Margin in a given fiscal year constitutes that year’s “Performance Factor,” and final performance achievement is averaged after three fiscal years (the “Final Performance Factor”). The total number of Performance-Vesting RSUs eligible to vest would equal the target number of Performance-Vesting RSUs multiplied by the Final Performance Factor, subject to an overall maximum payout cap equal to 300% of target.
For fiscal year 2026, the Compensation Committee determined that the Company achieved a fiscal year 2026 ARR Growth amount in excess of the target amount, which resulted in 127% of achievement for such metric, and a fiscal year 2026 Adjusted Operating Income (Loss) Margin in excess of the target amount, which resulted in 150% of achievement for such metric. The combined weighted fiscal year 2026 Performance Factor attainment was 131%. The applicable goals for the fiscal year 2026 Performance Factor for the Performance-Vesting RSUs were:

Metric	Weighting	Performance Level	Threshold	Target	Maximum	Actual Performance

ARR Growth(1)	80%	Performance Goals	12.9%	17.9%	N/A	19%
		Payout (% of target)	0%	100%	+20% additional payout for each 1% of ARR Growth above 17.9%	127%
Adjusted Operating Income (Loss) Margin(2)	20%	Performance Goals	4%	6%	8%	11%
		Payout (% of target)	50%	100%	150%	150%
(1)ARR Growth is calculated as the percentage change from fiscal year 2025 ARR to fiscal year 2026 ARR on a constant currency basis based on currency exchange rates as of July 31, 2025. There is no maximum attainment on ARR Growth. If the ARR Growth as a percentage achieved is between threshold and target, the number of Performance-Vesting RSUs eligible to vest will be determined using linear interpolation.
(2)If the Adjusted Operating Income (Loss) Margin achieved is between threshold and target or between target and maximum, the number of Performance-Vesting RSUs eligible to vest will be determined using linear interpolation.

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The applicable goals for the fiscal year 2027 Performance Factor for the FY 26 Performance-Vesting RSUs are:

	Weighting	Threshold (0%)	Target (100%)	Maximum	Actual Performance

ARR Growth	80%	12.5%	17.5%	N/A	*
	Weighting	Threshold (50%)	Target (100%)	Maximum (150%)	Actual Performance

Adjusted Operating Income (Loss) Margin	20%	11%	13%	15%	**
*TBD, measured at July 31, 2027, our fiscal year 2027 fiscal year end, as the percentage change from fiscal year 2026 ARR to fiscal year 2027 ARR on a constant currency basis per exchange rates at July 31, 2025. The Compensation Committee may in its discretion adjust ARR Growth targets for any inorganic ARR growth or loss due to mergers, acquisitions, or divestitures.
**TBD, measured at July 31, 2027, our fiscal year 2027 fiscal year end.
The applicable goals for the fiscal year 2028 Performance Factor for the FY 26 Performance-Vesting RSUs are:

	Weighting	Threshold (0%)	Target (100%)	Maximum	Actual Performance

ARR Growth	80%	12.5%	17.5%	N/A	*
	Weighting	Threshold (50%)	Target (100%)	Maximum (150%)	Actual Performance

Adjusted Operating Income (Loss) Margin	20%	17%	19%	21%	**
*TBD, measured at July 31, 2028, our fiscal year 2028 fiscal year end, as the percentage change from fiscal year 2027 ARR to fiscal year 2028 ARR on a constant currency basis per exchange rates at July 31, 2025. The Compensation Committee may in its discretion adjust ARR Growth targets for any inorganic ARR growth or loss due to mergers, acquisitions, or divestitures.
**TBD, measured at July 31, 2028, our fiscal year 2028 fiscal year end.
Performance-Based Modifier for Messrs. Rosenbaum and Mullen
For Messrs. Rosenbaum and Mullen, their FY24 and FY25 Performance-Vesting RSUs contain an opportunity to vest in an additional 25% to 100% of their target number of Performance-Vesting RSUs, based on the Company’s achievement of significant stock-price milestones. This additive performance-based modifier for Mr. Rosenbaum’s and Mr. Mullen’s Performance-Vesting RSUs was designed and first implemented in fiscal year 2024 to incentivize long-term value creation for the Company and to promote long-term retention for the executives. Messrs. Rosenbaum and Mullen did not receive any additive performance-based modifiers for their FY26 Performance-Vesting RSUs.
The Company’s common stock price associated with the applicable compound annual growth rate (“CAGR”) milestones are:

	Modifier Percentage (%)	CAGR (%)	FY 24 Performance-Vesting RSU’s Price Hurdles ($)	FY 25 Performance-Vesting RSUs Price Hurdles ($)

Threshold	25	+15	133.08	232.01
Target	50	+20	151.20	263.61
Maximum	100	+25	170.90	297.95

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With respect to the CAGR milestones: (i) for achievement at the threshold amount, the additional number of Performance-Vesting RSUs eligible to vest would be 25% of the target number of Performance-Vesting RSUs (so the total number of Performance-Vesting RSUs eligible to vest would equal the target number of Performance-Vesting RSUs multiplied by the Final Performance Factor plus 25% of the target number of Performance-Vesting RSUs); (ii) for achievement at the target amount, the additional number of Performance-Vesting RSUs eligible to vest would be 50% of the target number of Performance-Vesting RSUs (so the total number of Performance-Vesting RSUs eligible to vest would equal the target number of Performance-Vesting RSUs multiplied by the Final Performance Factor plus 50% of the target number of Performance-Vesting RSUs); and (iii) for achievement at or above the maximum amount, the additional number of Performance-Vesting RSUs eligible to vest would be 100% of the target number of Performance-Vesting RSUs (so the total number of Performance-Vesting RSUs eligible to vest would equal the target number of Performance-Vesting RSUs multiplied by the Final Performance Factor plus 100% of the target number of Performance-Vesting RSUs). If the CAGR milestone is between threshold and target and between target and maximum, then the modifier percentage will be determined by using linear interpolation. In no event can the modifier percentage exceed 100% and in the event CAGR does not equal or exceed the threshold (i.e., +15%), then the modifier percentage will be 0%. If CAGR is negative, then the modifier percentage will be 0%.
2024 Performance-Vesting RSUs
In fiscal year 2024, we made a grant of Performance-Vesting RSUs (“FY 24 Performance-Vesting RSUs”). The FY 24 Performance-Vesting RSUs vest based on the satisfaction of both a three-year time condition and a three-year performance condition. The performance condition was tied to the achievement of fiscal years 2024-2026 ARR, measured on a constant currency basis using July 31, 2023 exchange rates. The three-year performance period for the Performance-Vesting RSUs ended on July 31, 2026. The calculation of the three year performance condition is detailed below. Based on this achievement, the FY 24 Performance-Vesting RSUs were paid out at 136% of target upon completion of time vesting on September 15, 2026.
For Messrs. Rosenbaum and Mullen, the CAGR milestone for the additive performance-based modifiers for their FY24 Performance-Vesting RSUs was achieved at 26%, resulting in a 100% modifier.

	Threshold (50%) ($)	Target (100%) ($)	Maximum (150%) ($)	Actual Performance ($)

ARR* FY24	$819M	$859M	$899M	$872M
ARR* FY25	$950M	$1B	$1.05B	$1.04B
ARR* FY26	$1.102B	$1.161B	$1.22B	$1.24B
*ARR is calculated on a constant currency basis using exchange rates at July 31, 2023.

Named Executive Officer	% Achieved of Target	Performance Vesting RSUs Paid Out

Mike Rosenbaum	236%	123,074
John Mullen	236%	75,211
Jeff Cooper	136%	37,826
Winston King	136%	19,701
David Peterson	136%	4,351
Fiscal Year 2026 Equity Grants
Typically, the size and form of the initial equity awards for our executive officers have been established through arm’s-length negotiation at the time the individual executive officer was hired. In formulating these awards, our Compensation Committee has considered, among other things, the prospective role and responsibility of the executive officer, the amount of equity-based compensation held by the executive officer at his or her former employer, the cash compensation received by the executive officer, the Compensation Committee’s sense of the competitive market for similar positions (based in part on information supplied by the Compensation Committee’s independent compensation consultant), and the need to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value.

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Additionally, the Compensation Committee has reviewed the equity holdings of our executive officers annually and granted equity awards in the form of Performance-Vesting RSUs and/or Time-Vesting RSUs to our executive officers to ensure that their overall equity position was consistent with our compensation objectives.
For fiscal year 2026, the Compensation Committee did not apply a rigid formula in determining the size of the annual equity awards for the NEOs, but in making its determination, the Compensation Committee took into account the 50th percentile of our peer group’s annual equity awards to similarly situated executives. The annual equity awards for our then-NEOs were generally split evenly between (i) Performance-Vesting RSUs (50%) and (ii) Time-Vesting RSUs (50%). The Compensation Committee did not strictly benchmark against our peer group, but used its discretion as appropriate, when determining the size of equity awards. In conducting this review and making award determinations in fiscal year 2026, the Compensation Committee also exercised its judgment and discretion and considered several factors, including our overall financial and operational results for the prior fiscal year, the performance of the individual executive officer, the executive officer’s potential to contribute to our long-term strategic goals, his or her role and scope of responsibilities within the Company, his or her individual experience and skills, the Compensation Committee’s sense of competitive market practices for equity compensation (supported in part by information supplied by the Compensation Committee’s independent compensation consultant), and, as applicable, the recommendations of our CEO. Based on these factors, in September 2025, the Compensation Committee approved the annual Performance-Vesting RSUs and Time-Vesting RSUs to our NEOs as shown in the table below.

Named Executive Officer	Number of Time-Vesting RSUs	Target Number of Performance-Vesting RSUs	Grant Date Fair Value of RSUs ($)

Mike Rosenbaum	28,958	28,958	14,663,752
John Mullen	15,795	15,795	7,998,272
Jeff Cooper	12,636	12,636	6,398,618
Winston King	5,687	5,687	2,879,783
David Peterson(1)	843	—	213,439
(1)In light of his anticipated retirement mentioned above, Mr. Peterson did not receive an award of Performance-Vesting RSUs for fiscal year 2026.
Welfare and Other Benefits
We have established a tax-qualified Section 401(k) retirement plan for all employees, including NEOs, who satisfy certain eligibility requirements, including requirements relating to age and length of service. Under this plan, employees may elect to defer their current compensation by up to the statutory limit and contribute to the plan. We provide a match for pre-tax contributions equal to fifty cents for every dollar contributed for the first 8% of cash compensation, up to a maximum of $7,500, per participant. We intend for the plan to qualify under Section 401(a) of the Code so that contributions by employees to the plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the plan.
In addition, we provide other employee welfare and benefit programs to our executive officers, including the NEOs, on the same basis as all of our full-time employees in the country in which they are resident. These benefits include medical, dental, and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance and basic life insurance coverage, as well as certain wellness benefits.
We design our employee welfare and benefit programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee welfare and benefit programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.
We also maintain an ESPP that allows our eligible employees to purchase shares of our common stock at a discount through payroll contributions. However, our NEOs and senior executives are not eligible to participate in the ESPP.
We do not provide perquisites to our executive officers, except in limited situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes. We do not provide any tax gross-ups for perquisites.

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In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment, motivation, or retention purposes. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.
Pension Benefits
We do not offer any defined benefit pension plans for our NEOs or other U.S.-based employees.
Non-qualified Deferred Compensation
We do not offer any non-qualified deferred compensation arrangements for our employees, including our NEOs.
Executive Agreements and Termination of Employment Arrangements
We entered into an amended and restated executive agreement with each of Messrs. Cooper and King in January 2020, an executive agreement with Mr. Peterson in May 2020, an executive agreement with Mr. Rosenbaum in August 2019 which was amended in November 2020, and an executive agreement with Mr. Mullen in February 2022, which was amended in September 2024 (collectively, the “Executive Agreements”). The terms of the Executive Agreements are substantially similar. These Executive Agreements provide for at-will employment. In addition, each agreement sets forth the terms and conditions of employment of each of the NEOs, including initial position, initial base salary, initial target annual bonus opportunity, and standard employee benefit plan participation. These Executive Agreements also contain provisions that provide for certain payments and benefits in the event of a termination of employment, including an involuntary termination of employment within two months before or 12 months following a change in control of the Company.
In September 2026, which is during our fiscal year 2027, the Compensation Committee approved an updated form of executive agreement. For a summary of the material terms and conditions of the post-employment compensation applicable to our NEOs, including pursuant to the Executive Agreements and related amendments entered into in our fiscal year 2027, see the section titled “Post-Employment Compensation” below.
Our philosophy is that outside of a change in control context, severance protections are only appropriate in the event an executive officer is involuntarily terminated by us without cause or in limited other analogous circumstances, and such protections are only provided upon the executive officer’s execution of an effective release of claims. In addition, we believe that the occurrence or potential occurrence of a change in control transaction will create uncertainty regarding the continued employment of our executive officers. This uncertainty arises from the fact that many change in control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage executive officers to remain employed with us during an important time when their prospects for continued employment following the transaction are often uncertain, we provide our executive officers with additional severance protections during a change in control protection period, as mentioned above. We also provide severance protections in connection with a change in control, subject to each executive officer’s execution of an effective release of claims against us, to help ensure that executive officers can objectively evaluate change in control transactions that may be in the best interest of our stockholders, despite the potential negative consequences such transactions may have on them personally. Further, we provide severance protections if an executive officer voluntarily terminates employment with us for good reason in connection with a change in control or in limited other analogous circumstances, subject to the executive officer’s execution of an effective release of claims against us, because we believe that a voluntary termination for good reason is essentially equivalent to an involuntary termination by us without cause in those circumstances. We believe that the severance benefits provided to our executive officers under their Executive Agreements are appropriate in light of the severance protections available to similarly-situated executive officers at companies in our peer group and are an important component of each executive officer’s overall compensation as they help us to attract and retain our key executives who could have other job alternatives that may appear to them to be more attractive absent these protections.
Other Compensation Policies
Stock Ownership Guidelines
We have adopted stock ownership guidelines that are applicable to senior executives, including our NEOs. Effective as of March 2021, we amended our stock ownership guidelines to require the CEO and each of the non-CEO executive officers who are subject to reporting obligations pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, to own shares of our common stock equal to at least four times and 1.5 times, respectively, his or her annual base salary, by the first July 31st that occurs following the three-year anniversary of his or her date of hire or promotion. Only shares of our common stock that are owned or held in the following forms will be considered in determining whether each officer has met the stock ownership requirement: (i) shares owned directly by the officer; (ii) shares “beneficially owned” by the officer that are held in a grantor trust (or similar instrument) for the benefit of the officer and/or his or her immediate family members, but only to the extent that the

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officer has the power to vote and dispose of such shares; and/or (iii) shares representing the aggregate net value of vested and unexercised in-the-money options. Shares of our common stock underlying unvested options, unvested RSUs, unvested performance-based RSUs and other unvested equity awards will not be considered when determining whether an officer has met the stock ownership requirement. As of July 31, 2026, all our NEOs who have been employed for three or more years have satisfied the ownership requirements.
Compensation Recovery Policy
In September 2023, the Board approved two clawback policies, each effective October 2, 2023, which superseded the clawback policy originally adopted in September 2019. The Compensation Recovery Policy (the “Required Clawback Policy”) complies with the SEC’s clawback rules as required under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd Frank Act”), and provides that in the event we are required to prepare a “financial restatement” (as defined in the Required Clawback Policy), we shall, subject to certain limited exceptions as described in the Required Clawback Policy, recover certain incentive based compensation from “covered persons” (i.e., “executive officers”, defined to include (i) the president, principal financial officer, principal accounting officer (or if there is no such accounting officer, the controller), any vice president in charge of a principal business unit, division or function, or any officer or person who performs a policy-making function and (ii) who served during the performance period applicable to “incentive based compensation” and received “incentive based compensation” after beginning service in any such role). Compensation that shall be recovered under the Required Clawback Policy generally includes “incentive based compensation” received during the three-year period prior to the “restatement date” (as defined in the Required Clawback Policy) that exceeds the amount that otherwise would have been received by the “covered person” had such compensation been determined based on the restated amounts in the financial restatement. Under the Required Clawback Policy, “incentive based compensation” includes any cash or equity compensation that is granted, earned, or vested based, in whole or in part, upon the attainment of a financial reporting measure.
The Supplemental Compensation Recovery Policy (the “Supplemental Clawback Policy”) amends and restates the 2019 clawback policy and provides for the discretionary recovery of “incentive based compensation” from certain “covered persons” (i.e., (i) “executive officers” and (ii) certain of our C-level employees, senior vice presidents, and sales leadership as designated by the Supplemental Clawback Policy) in addition to any recovery required under the Required Clawback Policy. Under the Supplemental Clawback Policy, “incentive based compensation” includes, similar to the Required Clawback Policy, any cash or equity compensation that is granted, earned, or vested based, in whole or in part, upon the attainment of a financial reporting measure and also includes other equity-based compensation such as stock options, restricted stock awards, restricted stock units, and stock appreciation rights. Additionally, for any “covered person” who is terminated for “cause” (as defined in the Supplemental Clawback Policy) or who resigns, but is later determined that he or she could have been terminated for cause, if our Board determines based on relevant facts and circumstances that the conduct resulting in such for cause termination (or conduct which could have resulted in such for cause termination) has caused material, demonstrable reputational harm to the Company, then the Board may require such “covered person” to repay a portion of any “incentive-based compensation” received by such “covered person” during the “for cause clawback period” (i.e., the period from when the first act by the covered individual underlying for cause termination occurred, until such time the covered individual was terminated for cause by the Company or until such time the “covered person” resigned from the Company, as applicable).
Insider Trading Policy
We have adopted our insider trading policy to govern the purchase, sale, and other dispositions of our securities by our directors, officers (including our NEOs), employees, and other covered persons. We believe these policies and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable listing standards.
Our insider trading policy provides that our employees, including our NEOs, and the non-employee members of our Board may not trade any type of security while in possession of material, non-public information (“MNPI”) relating to such security, whether the issuer of such security is the Company or any other company. In addition, our insider trading policy prohibits the purchase or sale of any security of the Company during specified restricted periods that generally begin at the end of the 15th day of the third month of each of our fiscal quarters and end at the start of the third full trading day following the date of public disclosure of our financial results for that fiscal quarter, as well as during other special blackout periods that may be designated from time to time. There are limited exceptions to these restricted trading periods, such as exercises of stock options without a market sale or trades made pursuant to an established plan intended to satisfy the affirmative defense conditions of Rule 10b5-1(c) of the Exchange Act and approved in accordance with our policy. Our insider trading policy includes restrictions regarding direct or indirect communications of MNPI to anyone outside the Company. Our insider trading policy also prohibits all of our directors, officers, employees, and agents from engaging in short sales or other derivative securities transactions, including hedging, with respect to our equity securities and from pledging our equity securities as collateral for a loan or holding our securities in a margin account. Except for certain limited exceptions, our directors and executive officers are required to obtain pre-clearance of transactions involving our securities.

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Table of Contents	Compensation Discussion and Analysis
The foregoing summary of our insider trading policy and procedures is not complete and is qualified by reference to our full insider trading policy, a copy of which can be found as an exhibit to our Annual Report on Form 10-K for the fiscal year 2026 filed with the SEC on September 11, 2026.
Equity Award Grant Policy
In March 2021, we adopted an Equity Award Grant Policy that sets forth the process and timing for us to follow when we grant equity awards for shares of our common stock to our employees, including our executive officers, pursuant to any of our equity compensation plans. The policy was amended and restated in September 2023, June 2024, March 2025, and June 2026. Pursuant to the policy (as amended and restated), all grants of equity awards must be approved in advance by our Board, the Compensation Committee or, subject to the delegation requirements in the policy, an equity grant committee consisting of our CEO, CFO, and General Counsel (the “Equity Grant Committee”). The Compensation Committee has delegated limited authority to the Equity Grant Committee to make routine grants of Time-Vesting RSUs to non-executive employees who (i) are not members of the Equity Grant Committee, (ii) are not subject to Section 16 of the Exchange Act, and (iii) are at or below the level of Vice President, in each case within specific parameters and ranges established by the Compensation Committee.
The Equity Award Grant Policy sets forth that equity awards are generally granted on the following regularly scheduled basis:
•Equity awards granted in connection with the hiring of a new employee or the promotion of an existing employee will be on a quarterly basis and be effective on the date on which such award is approved by the Board, the Compensation Committee, or the Equity Grant Committee.
•Equity awards granted to existing employees (other than in connection with a promotion) will generally be granted, if at all, on an annual basis effective on the date on which such award is approved by the Board, the Compensation Committee, or the Equity Grant Committee.
Our Board, the Compensation Committee and the Equity Grant Committee retain the discretion to grant equity awards at other times to the extent appropriate in light of the circumstances of such awards.
In addition, the policy sets forth the manner in which our equity awards will be priced. If an award of restricted stock or restricted stock units is denominated in dollars, then the number of shares subject to the award will be determined by dividing the dollar value by the average closing market price on the NYSE of one share of our common stock, (i) for grants made within one month following our regular quarterly earnings announcement, over the five trading days before and five trading days after such earnings announcement, and (ii) for all other grants, over the ten trading days ending two trading days immediately preceding the effective date of grant, with such total number of shares rounded up to the nearest whole share.
The exercise price of all stock options will be equal to the closing market price on the NYSE of a share of our common stock on the effective date of grant, or if no closing price is reported for such date, the closing price on the last preceding date for which a closing price is reported.
The Company believes these practices enhance its internal controls around its equity award granting process. It is the Company’s practice not to time the disclosure of MNPI for the purpose of affecting the value of executive compensation and not to take MNPI into account when determining the timing or terms of equity awards. If circumstances were to arise that would warrant a grant of an equity award other than at the times set forth above, the Compensation Committee, the Board or the Equity Grant Committee may consider and approve such grants taking into account any possession of material non-public information.
During fiscal year 2026, none of our NEOs was granted an option and accordingly, no option was granted to an NEO during the period beginning four business days before, and ending one business day after, the filing of a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, or the filing or furnishing of a current report on Form 8-K that disclosed MNPI.
Tax and Accounting Considerations
Deductibility of Executive Compensation
Section 162(m) of the Code generally disallows public companies a tax deduction for federal income tax purposes of remuneration in excess of $1 million paid to certain specified executive officers, including a public corporation’s chief executive officer, chief financial officer and each of the three other most highly compensated executive officers.
Pursuant to the Tax Cuts and Jobs Act of 2017 (the “Tax Act”), for years beginning after December 31, 2017, all remuneration in excess of $1 million paid to a specified executive is not deductible. In addition, under the Tax Act, once an executive becomes a “covered employee” under Section 162(m) of the Code, the individual will continue to be a “covered employee” as long as he or she remains employed by the company.

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Table of Contents	Compensation Discussion and Analysis
In approving the amount and form of compensation for our executive officers, the Compensation Committee is mindful of the benefit of receiving full deductibility of compensation; however, our Compensation Committee believes that we should not be constrained by the requirements of Section 162(m) of the Code, where such requirements would impair our flexibility in compensating our executive officers in a manner that can best promote our corporate objectives and attract and retain executive talent. Our Compensation Committee monitors the application of Section 162(m) of the Code, as well as developments under Section 162(m) of the Code, and balances the benefits of potentially paying compensation that is deductible under Section 162(m) with our need to have the flexibility to maintain compensation plans that are designed to promote our objectives.
Taxation of “Parachute” Payments
Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of the company that exceeds certain prescribed limits, and that the company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. We have not agreed to provide any executive officer, including any NEO, with a “gross-up” or other reimbursement payment for any tax liability that the executive officer might owe as a result of the application of Sections 280G or 4999 of the Code.
Accounting for Stock-Based Compensation
We follow FASB ASC Topic 718 for our stock-based compensation awards. FASB ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from their awards. FASB ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other stock-based award.

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2026 Summary Compensation Table
The following table summarizes the compensation that we paid to, or that was earned by or granted to, each of the NEOs during our fiscal years 2026, 2025, and 2024.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)

Mike Rosenbaum Chief Executive Officer	2026	750,000	—	14,663,752	915,000	8,373	16,337,125
	2025	750,000	—	12,280,203	975,000	6,858	14,012,061
	2024	750,000	—	9,594,557	915,000	5,881	11,265,438
John Mullen President	2026	650,000	—	7,998,272	793,000	7,175	9,448,447
	2025	612,500	—	13,954,852	795,849	6,858	15,370,059
	2024	500,000	—	5,863,259	610,000	5,881	6,979,140
Jeff Cooper Chief Financial Officer	2026	496,500	—	6,398,618	454,298	8,364	7,357,780
	2025	464,500	—	5,581,941	452,715	6,775	6,505,931
	2024	400,000	—	5,117,036	366,000	5,707	5,888,743
Winston King Chief Administrative Officer, General Counsel, and Secretary	2026	420,000	—	2,879,783	384,300	8,239	3,692,322
	2025	415,000	—	3,014,167	404,585	6,710	3,840,462
	2024	397,500	—	2,665,134	363,700	5,699	3,432,033
David Peterson Chief Accounting Officer(3)	2026	358,750	—	213,439	253,150	8,118	833,457
	2025	308,750	—	390,763	200,681	6,536	906,730
(1)The amounts shown reflect the aggregate grant date fair value of RSUs granted, determined in accordance with FASB ASC Topic 718. These amounts do not represent the actual amounts paid to or realized by the NEOs during the fiscal years presented. Pursuant to SEC rules, these amounts exclude the impact of estimated forfeitures related to service-based vesting conditions. See Note 10 of the consolidated financial statements in our 2026 Annual Report, regarding assumptions underlying valuation of equity awards for fiscal years 2026, 2025, and 2024. Details regarding equity awards that are still outstanding can be found in the “Outstanding Equity Awards at Fiscal Year End” table. The aggregate grant fair value of the Performance-Vesting RSUs granted in fiscal year 2026 (which represents 50% of the annual refresh awards granted in fiscal year 2026, other than to Mr. Peterson) at the maximum level of achievement is as follows for Messrs. Rosenbaum, Cooper, Mullen, and King: $21,995,628, $9,597,927, $11,997,408, and $4,319,675 respectively.
(2)The amounts reported in the “All Other Compensation” column consist of life insurance premiums and 401(k) matching contributions paid by the Company on behalf of each NEO. Fiscal year 2026 amounts are comprised of $7,500 of 401(k) matching contributions for Messrs. Rosenbaum, Cooper, King, and Peterson, and $6,302 of 401(k) matching contributions for Mr. Mullen, and the following life insurance premiums for Messrs. Rosenbaum, Cooper, Mullen, King, and Peterson of $873, $864, $873, $739, and $618, respectively.
(3)Mr. Peterson was not an NEO during fiscal year 2024.

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Grants of Plan-Based Awards in Fiscal Year 2026
The following table presents information concerning grants of plan-based awards to each of the NEOs during fiscal year 2026.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Type	Grant Date(2)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Mike Rosenbaum	Annual Bonus Opportunity		375,000	750,000	1,125,000	—	—	—	—	—
	Performance-Vesting RSUs(3)	9/11/2025	—	—	—	14,479	28,958	86,874	—	7,331,876
	Time-Vesting RSUs(4)	9/11/2025	—	—	—	—	—	—	28,958	7,331,876
John Mullen	Annual Bonus Opportunity		325,000	650,000	975,000	—	—	—	—	—
	Performance-Vesting RSUs(3)	9/11/2025	—	—	—	7,898	15,795	47,385		3,999,136
	Time-Vesting RSUs(4)	9/11/2025	—	—	—	—	—	—	15,795	3,999,136
Jeff Cooper	Annual Bonus Opportunity		187,500	375,000	562,500	—	—	—	—	—
	Performance-Vesting RSUs(3)	9/11/2025	—	—	—	6,318	12,636	37,908	—	3,199,309
	Time-Vesting RSUs(4)	9/11/2025	—	—	—	—	—	—	12,636	3,199,309
Winston King	Annual Bonus Opportunity		157,500	315,000	472,500	—	—	—	—	—
	Performance-Vesting RSUs(3)	9/11/2025	—	—	—	2,844	5,687	17,061	—	1,439,892
	Time-Vesting RSUs(4)	9/11/2025	—	—	—	—	—	—	5,687	1,439,892
David Peterson	Annual Bonus Opportunity		112,500	225,000	337,500	—	—	—	—	—
	Time-Vesting RSUs(4)	9/11/2025	—	—	—	—	—	—	843	213,439

(1)The amounts shown represent the threshold, target, and maximum amount of potential cash bonus awards provided for under the Bonus Plan. The target amounts are pre-established as a fixed dollar amounts. The maximum amounts represent the greatest payouts that could have been made if the pre-established performance level was exceeded. Under the Bonus Plan, the maximum amount payable was equal to 150% of the target amount if all the performance criteria were above the maximum. If the threshold amount was achieved for each of the performance criteria, then 50% of the target amount was payable and, if the target amount was achieved for each of the performance criteria, then 100% of the target amount was payable. If achievement is less than the threshold amount for all the performance criteria, 0% was payable.
(2)Each grant was approved by our Compensation Committee on the grant date indicated.
(3)Performance-Vesting RSUs granted under our Current Plan, as described under “Equity Compensation — Performance-Vesting RSUs” above. The aggregate grant date fair value is reported for the probable outcome, which for this purpose is estimated as 100% target achievement.
(4)Time-Vesting RSUs granted under our Current Plan generally vest quarterly over four years, subject to the executive officer’s continued employment with the Company through each applicable vesting date.

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Outstanding Equity Awards at Fiscal 2026 Year End
The following table provides information regarding outstanding equity awards, including Time-Vesting RSUs and Performance-Vesting RSUs, and applicable market values at the end of fiscal year 2026. There were no outstanding stock options held by NEOs at the end of fiscal year 2026. All outstanding equity awards were granted pursuant to our Current Plan. The outstanding and unvested shares that remain eligible to vest is subject to (i) each applicable NEO’s continued employment through the vesting period and (ii) certain acceleration provisions pursuant to the Executive Agreements entered in by each NEO.

		Stock Awards
		Time-Vesting		Performance-Vesting
Name	Grant Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)

Mike Rosenbaum	9/15/2022 (2)	3,723	565,673	—	—
	9/13/2023 (2)	16,297	2,476,166	—	—
	9/13/2023 (3)(4)	123,074	18,699,864	—	—
	9/11/2024 (2)	20,550	3,122,367	—	—
	9/11/2024 (5)(6)	—	—	36,533	5,550,824
	9/11/2025 (2)	23,529	3,574,996	—	—
	9/11/2025 (7)	—	—	28,958	4,399,879
John Mullen	9/15/2022 (2)	1,506	228,822	—	—
	9/13/2023 (2)	9,960	1,513,322	—	—
	9/13/2023 (3)(4)	75,211	11,427,559	—	—
	9/11/2024 (2)	14,012	2,128,983	—	—
	9/11/2024 (5)(6)	—	—	24,909	3,784,673
	9/11/2024 (8)	9,964	1,513,930	—	—
	9/11/2025 (2)	12,834	1,949,998	—	—
	9/11/2025 (7)	—	—	15,795	2,399,892
Jeff Cooper	9/15/2022 (2)	1,721	261,489	—	—
	9/13/2023 (2)	8,692	1,320,662	—	—
	9/13/2023 (4)	37,826	5,747,282	—	—
	9/11/2024 (2)	9,341	1,419,272	—	—
	9/11/2024 (6)	—	—	16,606	2,523,116
	9/11/2025 (2)	10,267	1,559,968	—	—
	9/11/2025 (7)	—	—	12,636	1,919,914

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Table of Contents	Outstanding Equity Awards at Fiscal 2026 Year End

		Stock Awards
		Time-Vesting		Performance-Vesting
Name	Grant Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)

Winston King	9/15/2022 (2)	861	130,820	—	—
	9/13/2023 (2)	4,527	687,832	—	—
	9/13/2023 (4)	19,701	2,993,370	—	—
	9/11/2024 (2)	5,044	766,385	—	—
	9/11/2024 (6)	—	—	8,967	1,362,446
	9/11/2025 (2)	4,621	702,115	—	—
	9/11/2025 (7)	—	—	5,687	864,083
David Peterson	9/15/2022 (2)	259	39,352	—	—
	9/13/2023 (2)	1,000	151,940	—	—
	9/13/2023 (4)	4,351	661,091	—	—
	9/11/2024 (2)	1,308	198,738	—	—
	9/11/2025 (2)	685	104,079	—	—

(1)The amounts shown are based on a price of $151.94 per share, which was the closing price of our common stock as reported on the NYSE on July 31, 2026.
(2)Time-Vesting RSUs vest in equal quarterly installments over four years, commencing on the grant date.
(3)Messrs. Rosenbaum and Mullen were granted Performance-Vesting RSUs, which contained an opportunity to increase the number to awards available to vest on September 15, 2026 from 25% to 100% of their respective grant amounts, based on the Company’s achievement of certain CAGR milestones during the September 13, 2023 through September 13, 2026 performance period and an initial stock price of $87.50. The additive modifier attainment was 100%, which equates to total attainment of 236%.
(4)Performance-Vesting RSUs cliff vest after three years, commencing on September 15, 2023, assuming attainment of predefined financial results for fiscal years 2024 through 2026, which were attained at 136%.
(5)Messrs. Rosenbaum and Mullen were granted Performance-Vesting RSUs, which contained an opportunity to increase the number of awards available to vest on September 15, 2027 from 25% to 100% of their respective grant amounts, based on the Company’s achievement of certain CAGR milestones during the September 11, 2024 through September 11, 2027 performance period and an initial stock price of $152.55.
(6)Performance-Vesting RSUs cliff vest after three years, commencing on September 15, 2024, assuming attainment of predefined financial results for fiscal years 2025 through 2027. The number in the table represents the target number of Performance-Vesting RSUs granted.
(7)Performance-Vesting RSUs cliff vest after three years, commencing on September 15, 2025, assuming attainment of predefined financial results for fiscal years 2026 through 2028. The number in the table represents the target number of Performance-Vesting RSUs granted.
(8)Time-Vesting RSUs granted under our Current Plan vest over a three-year period with 10% per quarter for the first two years and 5% per quarter for the third year, subject to the executive officer’s continued employment with the Company through each applicable vesting date.

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Option Exercises and Stock Vested During Fiscal Year 2026
The following table presents certain information concerning the exercise of options by each of the NEOs during the fiscal year ended July 31, 2026, as well as information regarding stock awards that vested during the fiscal year.

	Options Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)

Mike Rosenbaum	—	—	90,545	19,905,455
John Mullen	—	—	77,411	15,999,894
Jeff Cooper	—	—	42,522	9,324,861
Winston King	—	—	21,557	4,726,915
David Peterson	—	—	6,169	1,382,797

(1)The value realized upon the exercise of stock options is calculated by (i) subtracting the option exercise price from the market price on the date of exercise to get the realized value per share, and (ii) multiplying the realized value per share by the number of shares underlying options exercised.
(2)Represents shares of common stock released during fiscal year 2026.
(3)The value realized upon vesting of RSUs is calculated by multiplying the number of RSUs vested by the closing price of common stock on the day prior to the vesting date.

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Post-Employment Compensation
Our executive officers, including the NEOs, have certain agreements or other arrangements with the Company providing for payments or benefits in the event of a termination of employment or in connection with a change in control. As of July 31, 2026, there are no other agreements with our executive officers for payments or benefits beyond those described.
Involuntary Termination of Employment
Pursuant to Executive Agreements entered into by each NEO, in the event that the employment of the NEOs is terminated without cause (as defined in the applicable Executive Agreements), and subject to such executive officer delivering a fully effective release of claims, he or she will be entitled to cash severance equal to: (i) one times the executive officer’s then current base salary (or, for Mr. Peterson, one-half times his then-current base salary) (plus one times the executive officer’s target annual bonus, for Mr. Rosenbaum only) and (ii) continued health insurance coverage or a lump sum cash payment equal to the monthly contributions that the Company would make to provide health insurance to such executive, in each case, for 12 months (or for Mr. Peterson, six months). Pursuant to Mr. Mullen’s Executive Agreement, as amended, if his employment terminates pursuant to a limited set of defined circumstances within the Company’s control on or prior to July 31, 2029 (extended from July 31, 2026), he is entitled to the acceleration of vesting of 50% of his outstanding but unvested equity awards.
Involuntary Termination of Employment in Connection with a Change in Control
Pursuant to the Executive Agreements entered into by each NEO, in the event that the employment of a NEO is terminated without cause or such executive resigns for good reason (as defined in the applicable Executive Agreements) within the period commencing two months prior to and ending 12 months following, a change in control, then in lieu of the severance described above, and subject to such executive officer delivering a fully effective release of claims, he or she will be entitled to cash severance equal to 1.5 times in the case of Mr. Rosenbaum, one times in the case of Messrs. Mullen, Cooper and King and three-fourths times in the case of Mr. Peterson, the sum of the executive officer’s then current base salary and target bonus, payable in a single lump sum, plus either continued health insurance coverage or a lump sum cash payment equal to the monthly contributions that the Company would make to provide health insurance to such executive, in each case for 18 months for Mr. Rosenbaum, 12 months for Messrs. Mullen, Cooper and King, and nine months for Mr. Peterson. In addition, the vesting of all then-outstanding stock options, RSUs and other stock-based awards held by the applicable NEO will immediately accelerate and become fully vested upon such termination.
In September 2026, which is during our fiscal year 2027, the Compensation Committee approved amendments to the Executive Agreements of our NEOs. These amendments clarify that, rather than based on the discretion of the Compensation Committee, an NEO will receive (i) a pro-rated target bonus for the year of termination if, within the period commencing two months prior to and ending 12 months following a change in control, the NEO is terminated without cause or resigns for good reason, and (ii) full accelerated vesting of all then-outstanding stock options, RSUs, and other stock-based awards held by the applicable NEO upon a termination of employment due to death or disability.
The payments and benefits provided under the Executive Agreements in connection with a change in control may not be eligible for a federal income tax deduction for the Company pursuant to Section 280G of the Code. These payments and benefits also may be subject to an excise tax under Section 4999 of the Code. If the payments or benefits payable to the NEOs in connection with a change in control would be subject to the excise tax on golden parachutes imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to such officer.
Performance-Vesting RSUs for Messrs. Rosenbaum and Mullen
Messrs. Rosenbaum and Mullen were each granted FY24 and FY25 Performance-Vesting RSUs which contained an opportunity to increase the number of awards available to vest on September 15, 2026 and September 15, 2027 from 25% to 100% of their respective grant amounts, based on the Company’s achievement of certain CAGR milestones based on a stock price of $87.50 during the September 13, 2023 through September 13, 2026 performance period and $152.55 during the September 11, 2024 through September 11, 2027 performance period (collectively, the “PSU Kickers”). The PSU Kickers granted in FY24 have vested, as described above.

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Table of Contents	Post-Employment Compensation
The FY25 PSU Kickers were approved at a Compensation Committee meeting held on September 11, 2024, with the $152.55 stock price reflecting the average closing price of our common stock over 10-trading days ending on the trading day immediately prior to such date. With respect to the FY25 PSU Kickers, in the event that a sale event (as defined in the Current Plan) occurs prior to September 11, 2027, the applicable performance period will be truncated to the closing date of such sale event (i.e., the new performance period will be from September 11, 2024, through the closing date of the sale event), and the number of additional Performance-Vesting RSUs that may vest pursuant to the FY25 PSU Kickers will be based on the achievement of the CAGR milestones during such new performance period. Such Performance-Vesting RSUs pursuant to the FY25 PSU Kickers will then vest subject to Mr. Rosenbaum’s and Mr. Mullen’s continued employment through September 15, 2027. Notwithstanding the foregoing, if Mr. Rosenbaum or Mr. Mullen, as applicable, is terminated without cause or resigns for good reason in connection with or following such sale event transaction, then such Performance-Vesting RSUs pursuant to the FY25 PSU Kickers will accelerate in vesting in accordance with the terms of the applicable Executive Agreements, as described above; provided, that if the acquirer in the sale event does not agree to assume, continue or convert such Performance-Vesting RSUs in connection with the sale event, then such Performance-Vesting RSUs pursuant to the FY25 PSU Kickers will be deemed vested as of the date immediately prior to such sale event.

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Potential Payments Upon Termination or Change in Control
The table below reflects, as applicable, cash severance, equity acceleration, and continuation of health benefits payable to our NEOs in connection with (1) the termination of his or her employment relationship without cause not in connection with a change in control, (2) upon a change in control of our Company and no termination of employment (assuming that all equity awards will not be assumed or continued or substituted by the successor entity), and (3) upon an involuntary termination of employment (i.e., a termination without cause or resignation for good reason) within the period commencing two months prior to and ending 12 months following a change in control (assuming that all equity awards will be assumed or continued or substituted by the successor entity), assuming for each of (1), (2), and (3) that the applicable triggering event(s) occurred on July 31, 2026. See section above titled “Post-Employment Compensation.”

Name	Benefit	Termination without Cause Not in Connection with a Change in Control ($)		Change in Control, No Termination of Employment, and No Assumption ($)		Involuntary Termination in Connection with a Change in Control ($)

Mike Rosenbaum	Cash Severance	1,500,000	(1)	—		2,250,000	(2)
	Equity Acceleration	—		28,439,066	(3)	38,389,769	(4)
	Health Benefits	47,317	(5)	—		70,975	(6)
	Total	1,547,317		28,439,066		40,710,744
John Mullen	Cash Severance	650,000	(7)	—		1,300,000	(8)
	Equity Acceleration	—	(9)	18,762,615	(3)	24,947,179	(4)
	Health Benefits	47,317	(5)	—		47,317	(5)
	Total	697,317		18,762,615		26,294,496
Jeff Cooper	Cash Severance	500,000	(7)	—		875,000	(8)
	Equity Acceleration	—		10,308,673	(3)	14,751,703	(4)
	Health Benefits	47,317	(5)	—		47,317	(5)
	Total	547,317		10,308,673		15,674,020
Winston King	Cash Severance	420,000	(7)	—		735,000	(8)
	Equity Acceleration	—		5,280,523	(3)	7,507,051	(4)
	Health Benefits	46,896	(5)	—		46,896	(5)
	Total	466,896		5,280,523		8,288,947
David Peterson	Cash Severance	187,500	(10)	—		450,000	(11)
	Equity Acceleration	—		1,155,200	(3)	1,155,200	(4)
	Health Benefits	13,820	(12)	—		20,730	(13)
	Total	201,320		1,155,200		1,625,930
(1)Represents 12 months’ continuation of Mr. Rosenbaum’s base salary and payment of one times his target annual bonus opportunity.
(2)Represents 1.5 times the sum of each of Mr. Rosenbaum’s base salary and target annual bonus opportunity.

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Table of Contents	Potential Payments Upon Termination or Change in Control
(3)Represents, as applicable, the value of the acceleration of vesting of 100% of the executive’s unvested Time-Vesting RSUs, FY 2024 performance-vesting RSUs at 136% attainment, and the FY 2025 and FY 2026 performance-vesting RSUs at 0% attainment, all based on the closing price of our common stock as reported on the NYSE on July 31, 2026, which was $151.94. In addition, for Messrs. Rosenbaum and Mullen, includes the FY 24 PSU Kicker and FY 25 PSU Kicker at 100% and 0% modifiers, respectively.
(4)Represents, as applicable, the value of the acceleration of vesting of 100% of the executive’s unvested Time-Vesting RSUs, FY 2024 performance-vesting RSUs at 136% attainment and the FY 2025 and the FY 2026 performance-vesting RSUs at 100% attainment, all based on the closing price of our common stock as reported on the NYSE on July 31, 2026, which was $151.94. In addition, for Messrs. Rosenbaum and Mullen, includes the FY24 and FY25 PSU Kickers at 100% and 0% modifiers, respectively.
(5)Represents 12 months of payment of COBRA premiums for the executive.
(6)Represents 18 months of payment of COBRA premiums for Mr. Rosenbaum.
(7)Represents 12 months’ continuation of the executive’s base salary.
(8)Represents one times the sum of the executive’s base salary and target annual bonus opportunity.
(9)Pursuant to Mr. Mullen’s Executive Agreement, as amended, if Mr. Mullen’s employment is terminated pursuant to a limited set of defined circumstances within the Company’s control on or prior to July 31, 2029, he will be entitled to the acceleration of vesting of 50% of his outstanding but unvested equity awards. The value of such acceleration of vesting, based on the closing price of our common stock as reported on the NYSE on July 31, 2026, which was $151.94, and Mr. Mullen’s outstanding and unvested equity awards on July 31, 2026, was $12,473,590.
(10)Represents one-half times the sum of the executive’s base salary.
(11)Represents three-fourths times the sum of the executive’s base salary and target annual bonus opportunity.
(12)Represents 6 months of payment of COBRA premiums for the executive.
(13)Represents 9 months of payment of COBRA premiums for the executive.

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CEO Pay Ratio
Our compensation and benefits philosophy and the overall structure of our compensation and benefit programs are broadly similar across the organization to encourage and reward all employees who contribute to our success. We strive to ensure the pay of every employee reflects the level of their job impact and responsibilities and is competitive within our peer group. Our ongoing commitment to pay equity is critical to our success in supporting a highly engaged workforce with opportunities for all employees to grow, develop, and contribute.
Under rules adopted pursuant to the Dodd-Frank Act, we are required to calculate and disclose the total compensation paid to our median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to our CEO (the “CEO Pay Ratio”). The paragraphs that follow describe our methodology and the resulting CEO Pay Ratio.
Measurement Date
For fiscal year 2026, we identified our median employee using our global employee population as of July 31, 2026, including all full-time, part-time, seasonal, and temporary employees, excluding our CEO.
Consistently Applied Compensation Measure (CACM)
Under the relevant rules, we were required to identify the median employee by use of a “consistently applied compensation measure,” or CACM. We chose a CACM that closely approximates the annual target total direct compensation of our employees. Specifically, we identified the median employee by looking at all active employees as of July 31, 2026, and calculating each employee’s annual base pay, annual target cash incentive opportunity, and the grant date fair value for equity awards granted in fiscal year 2026. We did not perform adjustments to the compensation paid to part-time employees to calculate what they would have been paid on a full-time basis. In identifying the median employee, we did not exclude workers in non-U.S. countries and did not make any cost-of-living adjustments.
Methodology and Pay Ratio
Once the median employee was identified, we calculated the median employee’s annual total compensation in accordance with the requirements of the 2026 Summary Compensation Table.
Our median employee compensation as calculated using 2026 Summary Compensation Table requirements (excluding health and welfare benefits) was $159,321. Our CEO’s compensation as reported in the 2026 Summary Compensation Table (excluding health and welfare benefits) was $16,336,252. Therefore, our CEO Pay Ratio is approximately 103:1.
This information is being provided for compliance purposes and is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Neither the Compensation Committee nor management of the Company used the CEO Pay Ratio measure in making compensation decisions.

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Pay Versus Performance
Pay Versus Performance Table
The following table sets forth the pay versus performance disclosures required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation S-K, for each of the last five completed fiscal years. Because of the emphasis our executive compensation program places on equity compensation, as discussed in “Compensation Discussion and Analysis,” there may be large increases or decreases in the calculation of “compensation actually paid” to our NEOs on a year-to-year basis due to fluctuation in our stock price. This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K and does not necessarily reflect value actually realized by our NEOs.

Fiscal Year	Summary Compensation Table Total for CEO ($)(1)	Compensation Actually Paid to CEO ($)(2)	Average Summary Compensation Table Total for Non-CEO NEOs ($)(3)	Average Compensation Actually Paid to Non-CEO NEOs ($)(2)	Value of Initial Fixed $100 Investment Based on:(4)		Net Income (Loss) (in thousands)	Annual Recurring Revenue (in millions)(6)
					Company Total Stockholder Return(4)	Peer Group Total Stockholder Return(5)

2026	16,337,125	(6,963,843)	5,333,002	(1,515,309)	131.89	107.85	139,283	1,237
2025	14,012,061	(7)$46,095,664	6,655,796	(7)$16,855,823	196.37	110.05	69,804	1,041
2024	11,265,438	(7)$31,799,200	4,182,667	(7)$11,524,462	130.27	91.87	(6,103)	864
2023	9,550,492	11,214,092	3,940,333	4,859,553	73.63	83.62	(111,855)	761
2022	10,084,978	2,928,935	6,354,350	3,092,856	67.47	70.60	(180,431)	683

(1)Our principal executive officer for all covered fiscal years was our CEO, Mr. Rosenbaum, and we have referred to him as our CEO throughout this disclosure.
(2)We have made adjustments to the 2026 Summary Compensation Table totals—as prescribed by Item 402(v) of Regulation S-K—to calculate the amounts disclosed above as “compensation actually paid.” These adjustments are disclosed in the tables following footnote (6) below under the caption, “Adjustments to Determine Compensation Actually Paid.” Fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns was determined by reference to: (i) for Time-Vesting RSUs, the closing price per share on the applicable year-end date(s) or, in the case of vesting dates, the closing price per share on the applicable vesting date(s); (ii) for Performance-Vesting RSUs, the same valuation methodology as Time-Vesting RSUs in the immediately preceding clause, except that the year-end values are multiplied by the probability of achievement of the applicable performance objective as of the applicable date; and (iii) for RSUs subject to performance-based vesting conditions, estimated fair values of such unvested awards using a Monte Carlo simulation model as of each relevant measurement date in fiscal years 2022 to 2026, as applicable.
(3)Our non-CEO NEOs for the fiscal years ended July 31, 2022, July 31, 2023, July 31, 2024, July 31, 2025 and July 31, 2026 are set forth in the second summary table provided below under the caption, “Adjustments to Determine Compensation Actually Paid.”
(4)Assumes $100 invested on July 31, 2021 in stock or index, including reinvestment of dividends.
(5)Our peer group (the “Peer Group”) is comprised of the S&P Software & Services Select Industry Index, as disclosed in our annual report pursuant to Section 229.201(e)(1)(ii) of Regulation S-K.
(6)We selected Annual Recurring Revenue as the Company-Selected Measure given its inclusion in our quarterly earnings releases and as a financial metric for determining executive compensation. While the specific ARR targets utilized in our Bonus Plan and certain executive equity awards are evaluated on a constant currency basis as discussed in the section titled “Compensation Discussion and Analysis,” the ARR presented in the table above is shown on an unadjusted basis and does not reflect the constant currency adjustments.
(7)The amounts for compensation actually paid for 2024 and 2025 have been revised from the numbers previously reported to correct an inadvertent error in the calculation model relating to the Company’s Performance-Vesting RSUs.

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Table of Contents	Pay Versus Performance
Adjustments to Determine Compensation Actually Paid
Compensation actually paid to our CEO represents the “Total” compensation reported in the 2026 Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

	2022	2023	2024	2025	2026

Summary Compensation Table Total for CEO(1)	$10,084,978	$9,550,492	$11,265,438	$14,012,061	$16,337,125
Subtract Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year(2)	$(8,474,034)	$(7,851,062)	$(9,594,557)	$(12,280,203)	$(14,663,752)
Add Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year(3)(4)	$5,558,182	$9,157,761	$20,210,693	$21,032,383	$8,788,852
Adjust for Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years(3)(4)	$(4,253,689)	$403,027	$7,682,497	$19,251,929	$(19,218,937)
Add Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year(3)	$600,823	$795,456	$1,127,128	$1,396,694	$859,266
Adjust for Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year(3)	$(587,325)	$(841,582)	$1,108,001	$2,682,800	$933,603
Subtract Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year(3)	$—	$—	$—	$—	$—
Add Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	$—	$—	$—	$—	$—
Compensation Actually Paid	$2,928,935	$11,214,092	$31,799,200	$46,095,664	$(6,963,843)
(1)We have not reported any amounts in our 2022 - 2026 Summary Compensation Tables with respect to “Change in Pension and Non-qualified Deferred Compensation” and, accordingly, the adjustments with respect to such items prescribed by the pay-versus-performance rules are not relevant to our analysis and no adjustments have been made.
(2)The amounts reflect the aggregate grant-date fair value reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(3)In accordance with Item 402(v) requirements, the fair values of unvested and outstanding equity awards to our CEO were remeasured as of the end of each fiscal year, and as of each vesting date, during the years displayed in the table above. We approached the determination of fair value in the same way as we historically have determined fair value and fair values as of each measurement date were determined using valuation assumptions and methodologies (including expected term, volatility, dividend yield, and risk-free interest rates) that are generally consistent with those used to estimate fair value at grant under US GAAP.
(4)The adjustments for determining compensation actually paid for 2024 and 2025 have been revised from the numbers previously reported to correct an inadvertent error in the calculation model relating to the Company’s Performance-Vesting RSUs.

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Table of Contents	Pay Versus Performance
The average compensation actually paid to our non-CEO NEOs for the relevant fiscal year, as determined under SEC rules (and described below), includes the individuals indicated in the table below for each fiscal year:

2022	2023	2024	2025	2026

John Mullen	John Mullen	John Mullen	John Mullen	John Mullen
Jeff Cooper	Jeff Cooper	Jeff Cooper	Jeff Cooper	Jeff Cooper
Winston King	Winston King	Winston King	Winston King	Winston King
Priscilla Hung	Priscilla Hung	Priscilla Hung	David Peterson	David Peterson
Frank O’Dowd
Average compensation actually paid to our non-CEO NEOs represents the “Total” compensation reported in the 2026 Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

	2022	2023	2024	2025	2026

Summary Compensation Table Total for non-CEO NEOs(1)	$6,354,350	$3,940,333	$4,182,667	$6,655,796	$5,333,002
Subtract Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year(2)	$(5,568,306)	$(3,061,945)	$(3,411,357)	$(5,735,431)	$(4,372,528)
Add Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year(3)(4)	$3,235,840	$3,571,601	$6,122,802	$7,888,578	$2,614,767
Adjust for Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years(3)(4)	$(594,349)	$251,249	$3,659,623	$5,977,639	$(5,260,010)
Add Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year(3)	$342,075	$310,205	$400,716	$1,012,626	$259,314
Adjust for Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year(3)	$(104,446)	$(151,890)	$570,011	$1,056,615	$(89,854)
Subtract Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year(3)	$(572,308)	$—	$—	$—	$—
Add Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	$—	$—	$—	$—	$—
Compensation Actually Paid	$3,092,856	$4,859,553	$11,524,462	$16,855,823	$(1,515,309)
(1)We have not reported any amounts in our 2022 - 2026 Summary Compensation Tables with respect to “Change in Pension and Non-qualified Deferred Compensation” and, accordingly, the adjustments with respect to such items prescribed by the pay-versus-performance rules are not relevant to our analysis and no adjustments have been made.
(2)The amounts reflect the aggregate grant-date fair value reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(3)In accordance with Item 402(v) requirements, the fair values of unvested and outstanding equity awards to our non-CEO NEOs were remeasured as of the end of each fiscal year, and as of each vesting date, during the years displayed in the table above. We approached the determination of fair value in the same way as we historically have determined fair value and fair values as of each measurement date were determined using valuation assumptions and methodologies (including expected term, volatility, dividend yield, and risk-free interest rates) that are generally consistent with those used to estimate fair value at grant under US GAAP.
(4)The adjustments for determining compensation actually paid for 2024 and 2025 have been revised from the numbers previously reported to correct an inadvertent error in the calculation model relating to the Company’s Performance-Vesting RSUs.

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Table of Contents	Pay Versus Performance
Relationship Between Financial Performance Measures
As described above in the section titled “Compensation Discussion and Analysis,” the Company’s compensation program is designed to attract and retain high-performing talent in our industry, motivate our NEOs to create long-term, enhanced shareholder value, and provide a fair reward for executive effort and stimulate professional and personal growth. The Company uses several performance measures to align executive compensation with Company performance. The graphs below compare the compensation actually paid to our CEO and the average of the compensation actually paid to our remaining NEOs, with (i) our cumulative total stockholder return and the Peer Group total stockholder return, (ii) our Annual Recurring Revenue, and (iii) our net income (loss), in each case, for the fiscal years ended July 31, 2022, July 31, 2023, July 31, 2024, July 31, 2025, and July 31, 2026.
Total stockholder return amounts reported in the graph below assume an initial fixed investment of $100 invested on July 31, 2021 in stock or index, including reinvestment of dividends.
Annual Recurring Revenue (ARR) amounts reflected in the annual periods above are calculated using the exchange rates in effect on July 31 of the respective fiscal years presented.

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Table of Contents	Pay Versus Performance
Pay Versus Performance Measures
We believe the following performance measures represent the most important measures used by us to link compensation actually paid to the performance of our NEOs for the fiscal year ended July 31, 2026:
•Annual Recurring Revenue;
•Adjusted Operating Income (Loss); and
•Strategic Scorecard Performance.
For additional details regarding our important performance measures, please see the sections titled “Compensation Program Design” and “Executive Compensation Program Elements” in our Compensation Discussion and Analysis as set forth above in this Proxy Statement.

Guidewire Software, Inc.	80	2026 Proxy Statement

Ownership of Guidewire Software, Inc. Common Stock
The following table sets forth, as of October 19, 2026, the record date, the shares of our common stock beneficially owned by:
•Each person known by us to own beneficially more than 5% of our common stock;
•Each of our NEOs for fiscal year 2026;
•Each of our directors; and
•All of our executive officers and directors as a group.
Beneficial ownership is determined in accordance with SEC rules, which generally attribute beneficial ownership of securities to each person who possesses, either solely or shared with others, the power to vote or dispose of those securities. We have deemed shares of our common stock subject to RSUs outstanding as of October 19, 2026, that are issuable within 60 days thereafter, to be outstanding and to be beneficially owned by the person holding such RSUs for the purpose of computing the percentage ownership of that person, but we have not treated them as outstanding for the purpose of computing the percentage ownership of any other person. The percentage of beneficial ownership for the following table is based on 82,631,195 shares of common stock outstanding as of the record date. To our knowledge, except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

	Shares Beneficially Owned
Name and Address(1)	Number of Shares of Common Stock (#)	Percent of Class (%)

5% Stockholders:
Baron Capital Group, Inc.(2)	8,987,623	10.88
BlackRock, Inc(3)	8,602,251	10.41
Linonia Partners Fund LP(4)	7,651,130	9.26
Vanguard Portfolio Management(5)	4,616,869	5.59
Vanguard Capital Management(6)	4,492,568	5.44
Named Executive Officers and Directors:
Mike Rosenbaum(7)	175,082	*
John Mullen(8)	108,750	*
Jeff Cooper(9)	41,479	*
Winston King(10)	14,607	*
David Peterson(11)	9,379	*
Michael C. Keller(12)	10,606	*
Mark V. Anquillare(13)	2,716	*
David S. Bauer(14)	7,099	*
Margaret Dillon(15)	16,393	*
Catherine P. Lego(16)	16,393	*
Rajani Ramanathan(17)	11,057	*
Jeffrey Sloan(18)	2,371	*
Alexander Vollert(19)	578	*
All current directors and executive officers as a group (13 persons)(20)	416,510	*
*Less than 1%.

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Table of Contents	Ownership of Guidewire Software, Inc. Common Stock
(1)Unless noted otherwise in the footnotes below, all addresses are c/o Guidewire Software, Inc., 970 Park Pl, Suite 200, San Mateo, California 94403.
(2)Based on information reported on a Schedule 13G/A (Amendment No. 14) filed with the SEC on July 2, 2026 by BAMCO, Inc. (“BAMCO”), Baron Capital Group, Inc. (“BCG”), Baron Capital Management, Inc. (“BCM”), and Ronald Baron. As of June 30, 2026, BAMCO has shared voting power with respect to 7,922,989 of the reported shares and shared dispositive power with respect to 8,012,383 of the reported shares. BCG has shared voting power with respect to 8,898,229 of the reported shares and shared dispositive power with respect to 8,987,623 of the reported shares. BCM has shared voting power and shared dispositive power with respect to 975,240 of the reported shares. Mr. Baron has shared voting power with respect to 8,898,229 of the reported shares and shared dispositive power with respect to 8,987,623 of the reported shares. BAMCO and BCM are subsidiaries of BCG and Mr. Baron owns a controlling interest in BCG. The principal business address of BAMCO, BCG, BCM and Mr. Baron is 767 Fifth Avenue, 49th Floor, New York, NY 10153.
(3)Based on information reported on a Schedule 13G amendment filed with the SEC on July 2, 2025, by BlackRock, Inc. (“BlackRock”). As of June 30, 2025, BlackRock has sole voting power with respect to 8,333,859 of the reported shares and sole dispositive power with respect to 8,602,251 of the reported shares. The principal business address of BlackRock is 50 Hudson Yards, New York, NY 10001.
(4)Based on information reported on a Schedule 13G/A (Amendment No. 2) filed with the SEC on May 15, 2026 by Linonia Partners Fund LP, The Linonia Partnership LP, The Linonia Partnership GP LLC, and Philip Uhde. As of March 31, 2026, each of Linonia Partners Fund LP, The Linonia Partnership LP, The Linonia Partnership GP LLC, and Philip Uhde reported shared voting power and shared dispositive power with respect to 7,651,130 shares. The reported shares are held directly by Linonia Partners Fund LP (the “Fund”). The Linonia Partnership LP serves as the investment manager to the Fund (the “Investment Manager”), The Linonia Partnership GP LLC serves as the general partner of the Investment Manager (the “General Partner”), and Philip Uhde serves as the Principal of the Investment Manager and Managing Member of the General Partner. By virtue of these relationships, the Fund, Investment Manager, General Partner, and Mr. Uhde may be deemed to share voting and dispositive power over the shares. The principal business address for each reporting person is 414 West 14th Street, 6th Floor, New York, New York 10014.
(5)Based on information reported on a Schedule 13G filed with the SEC on April 29, 2026 by Vanguard Portfolio Management. As of March 31, 2026, Vanguard Portfolio Management reported sole dispositive power with respect to 4,616,869 shares and sole voting power with respect to 22,298 shares. The principal business address of Vanguard Portfolio Management is 100 Vanguard Blvd., Malvern, PA 19355.
(6)Based on information reported on a Schedule 13G filed with the SEC on April 30, 2026 by Vanguard Capital Management. As of March 31, 2026, Vanguard Capital Management reported sole dispositive power with respect to 4,492,568 shares and sole voting power with respect to 649,507 shares. The principal business address of Vanguard Capital Management is 100 Vanguard Blvd., Malvern, PA 19355.
(7)Includes 10,221 RSUs that will be vested and released within 60 days of the record date.
(8)Includes 8,383 RSUs that will be vested and released within 60 days of the record date.
(9)Includes 4,730 RSUs that will be vested and released within 60 days of the record date.
(10)Includes 2,323 RSUs that will be vested and released within 60 days of the record date.
(11)Includes 398 RSUs that will be vested and released within 60 days of the record date.
(12)Includes 1,196 RSUs that will be vested and released within 60 days of the record date.
(13)Includes 1,196 RSUs that will be vested and released within 60 days of the record date.
(14)Includes 1,196 RSUs that will be vested and released within 60 days of the record date.
(15)Includes 1,196 RSUs that will be vested and released within 60 days of the record date.
(16)Includes 1,196 RSUs that will be vested and released within 60 days of the record date and 2,000 common stock indirectly held by a trust, of which Ms. Lego is a trustee.
(17)Includes 1,196 RSUs that will be vested and released within 60 days of the record date.
(18)Includes 1,196 RSUs that will be vested and released within 60 days of the record date.
(19)Includes 578 RSUs that will be vested and released within 60 days of the record date.
(20)Includes 35,005 RSUs that will be vested and released to such directors and executive officers within 60 days of the record date.

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Certain Relationships and Related Party Transactions
Transactions with Our Executive Officers and Directors
Stock Option and RSU Awards
The grants of certain stock options and RSUs to our directors and executive officers and related equity compensation policies are described above in the sections titled “Information Regarding Compensation of Directors and Executive Officers” and “Compensation Discussion and Analysis.”
Employment Agreements
We have entered into agreements containing compensation, termination and change of control provisions, among others, with certain of our executive officers as described above in the section titled “Compensation Discussion and Analysis-Executive Agreements and Termination of Employment Arrangements.”
The Company participated in the following transactions (including employment and compensation associated therewith) since the beginning of fiscal year 2026 in which a director, director nominee, executive officer, or one of their immediate family members had a material interest and the amount involved exceeded $120,000.
Annie Lavin, the daughter of Paul Lavin, whose term as a director expired at our 2025 annual meeting of stockholders on December 15, 2025, is employed by us as a Director, Office of CEO. In fiscal year 2026, the aggregate compensation paid to Ms. Lavin, including salary, incentive compensation, the grant date value of long-term incentive awards, and the value of any health and other benefits contributed to or paid for by us, was less than $365,000. Ms. Lavin’s aggregate compensation is similar to the aggregate compensation of other employees holding equivalent positions. In accordance with our corporate governance guidelines and NYSE rules, the Board considered Ms. Lavin’s employment as part of its periodic independence assessment and determined that this relationship did not impair Mr. Lavin’s independence during his period of service as a director.
Alexander Vollert was appointed as a director of the Board, effective as of August 1, 2026. As noted earlier in this proxy statement, Dr. Vollert served as an executive at AXA SA and one of its subsidiaries through December 2025. During the Company’s fiscal year ended July 31, 2026, the Company recognized approximately $20.3 million in revenue for software subscription and professional services provided to AXA SA and its global affiliates in the ordinary course of business.
As noted in the section titled “Independence of the Board,” the Board regularly reviews the independence of its members, and has determined that, as of the date of this proxy statement, eight out of the nine members of our current Board are “independent,” the one non-independent member being Mike Rosenbaum, our CEO.
Indemnification of Officers and Directors
We have also entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our amended and restated certificate of incorporation and amended and restated bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.
Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that limit the personal liability of our directors and officers for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors and officers will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:
•Any breach of the director’s or officer’s duty of loyalty to us or our stockholders;
•Any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•Unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•Any transaction from which the director or officer derived an improper personal benefit.

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Table of Contents	Certain Relationships and Related Party Transactions
Each of our amended and restated certificate of incorporation and amended and restated bylaws provide that we indemnify our directors and officers to the fullest extent permitted by Delaware law. In addition, our amended and restated bylaws provide that we shall advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding. However, our amended and restated bylaws provide that no indemnification shall be made when such director or officer shall have been adjudged to be liable to us unless and only to the extent that the Delaware Court of Chancery (or the court in which such action or suit was brought) shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses. Further, our amended and restated bylaws permit us to secure insurance on behalf of any officer, director, employee, or other agent for any liability arising out of his or her actions in that capacity, regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers, and other employees as determined by the Board. With certain exceptions, these agreements provide for indemnification for related expenses including, among others, attorneys’ fees, judgments, fines, and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.
Policies and Procedures for Related Party Transactions
We have adopted a formal written policy that our executive officers, directors, and principal stockholders, including their immediate family members and affiliates, are not permitted to enter into a related party transaction with us that must be reported under applicable rules of the SEC without the prior consent of our Audit Committee or other independent members of our Board in the case it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. All of our directors, executive officers, and certain employees are required to report to our Audit Committee any such related party transaction. In approving or rejecting the proposed agreement, our Audit Committee shall consider the relevant facts and circumstances available to and deemed relevant by the Audit Committee, including, but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. Our Audit Committee shall approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee determines in the good faith exercise of its discretion.

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Additional Information
Other Matters
We know of no other matters to be submitted at the 2026 annual meeting of stockholders. If any other matters properly come before the annual meeting of stockholders, it is the intention of the proxy holders to vote the shares they represent as the Board may recommend.
THE BOARD OF DIRECTORS
MIKE ROSENBAUM
Chief Executive Officer
Dated: October 29, 2026

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Appendix A
Compensation Adjusted Financial Measures Information
Set forth below in this Appendix A is important information about the Adjusted Operating Income (Loss) and Adjusted Operating Income (Loss) Margin metrics used for compensation purposes and discussed in this proxy statement.
Adjusted Operating Income (Loss) and Adjusted Operating Income (Loss) Margin
As discussed in this proxy statement, payouts under our Bonus Plan and vesting of Performance-Vesting RSUs granted to our named executive officers are partially conditioned upon the achievement of specified levels of Adjusted Operating Income (Loss) and Adjusted Operating Income (Loss) Margin, respectively. Our Compensation Committee uses these metrics strictly to evaluate executive performance and determine incentive payouts under our executive compensation program.
Adjusted Operating Income (Loss) Margin is calculated by dividing Adjusted Operating Income (Loss) as described below by Total Revenue as reported in our audited financial statements. Both metrics are anchored directly in our reported GAAP results. For executive compensation purposes, Adjusted Operating Income (Loss) utilizes different reconciling items than the Non-GAAP Income (Loss) from Operations metric reported in our quarterly and annual earnings releases. Specifically, unlike our Non-GAAP Income (Loss) from Operations, Adjusted Operating Income (Loss) as used in this proxy statement for compensation purposes does not exclude stock based compensation expense, amortization of intangibles, or Acquisition Consideration Holdback, to more closely align executive compensation targets with our audited GAAP reporting.
Adjusted Operating Income (Loss) for compensation purposes was calculated as income (loss) from operations in accordance with GAAP as reported in our audited financial statements exclusive of:
•Corporate bonus accrual exceeding 100% of target bonus; and
•Impact of Acquisitions.
The following table provides a reconciliation of GAAP income (loss) from operations to Adjusted Operating Income (Loss) and the resulting calculation of Adjusted Operating Income (Loss) Margin for the fiscal year ended July 31, 2026 (in thousands, except percentages):

Adjusted Operating Income (Loss) reconciliation:	Fiscal Year Ended July 31, 2026

GAAP income (loss) from operations	$149,874
Compensation plan adjustments:
Corporate bonus accrual exceeding 100% of target bonus	$15,677
Impact of Acquisitions	$—
Adjusted Operating Income (Loss)	$165,551
Total Revenue	$1,475,363
Adjusted Operating Income (Loss) Margin	11%

Guidewire Software, Inc.	A-1	2026 Proxy Statement

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Appendix B
Guidewire Software, Inc. Amended and Restated 2020 Stock Plan
Section 1. General Purpose of the Plan; Definitions
The name of the plan is the Guidewire Software, Inc. Amended and Restated 2020 Stock Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and Consultants of Guidewire Software, Inc. (the “Company”) and its Affiliates upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.
The following terms shall be defined as set forth below:
“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.
“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non‑Employee Directors who are independent.
“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.
“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, and Dividend Equivalent Rights.
“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.
“Board” means the Board of Directors of the Company.
“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.
“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.
“Consultant” means a consultant or adviser who provides bona fide services to the Company or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Act.
“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.
“Effective Date” means the date on which the Plan becomes effective as set forth in Section 19.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is listed on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Market, The New York Stock Exchange or another national securities exchange or traded on any established market, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

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“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.
“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.
“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.
“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.
“Restricted Shares” means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.
“Restricted Stock Award” means an Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.
“Restricted Stock Units” means an Award of stock units subject to such restrictions and conditions as the Administrator may determine at the time of grant.
“Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.
“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.
“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.
“Service Relationship” means any relationship as an employee, director or Consultant of the Company or any Affiliate (e.g., a Service Relationship shall be deemed to continue without interruption in the event an individual’s status changes from full-time employee to part-time employee or Consultant).
“Stock” means the Common Stock, par value $0.0001 per share, of the Company, subject to adjustments pursuant to Section 3.
“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate) having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.
“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.
“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.
“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.
Section 2. Administration of Plan; Administrator Authority to Select Grantees and Determine Awards
(a)Administration of Plan. The Plan shall be administered by the Administrator.
(b)Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:
(i)to select the individuals to whom Awards may from time to time be granted;

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(ii)to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;
(iii)to determine the number of shares of Stock to be covered by any Award;
(iv)to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;
(v)to accelerate at any time the exercisability or vesting of all or any portion of any Award in circumstances involving the grantee’s death or disability;
(vi)subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised; and
(vii)at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.
All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.
(c)Delegation of Authority to Grant Awards. Subject to applicable law, the Administrator, in its discretion, may delegate to a committee consisting of one or more officers of the Company including the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not members of the delegated committee. Any such delegation by the Administrator shall include a limitation as to the amount of Stock underlying Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.
(d)Award Certificate. Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.
(e) Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.
(f)Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

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Section 3. Stock Issuable Under the Plan; Mergers; Substitution
(a)Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 13,880,000 shares, subject to adjustment as provided in this Section 3. For purposes of this limitation, the shares of Stock underlying any awards under the Plan and under the Company’s 2011 Stock Plan that are forfeited, canceled, or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the shares of Stock that may be issued as Incentive Stock Options. Notwithstanding the foregoing, the following shares shall not be added to the shares authorized for grant under the Plan: (i) shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, and (ii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right upon exercise thereof. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that no more than 13,880,000 shares of the Stock may be issued in the form of Incentive Stock Options. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.
(b)Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (iv) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares subject to Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.
(c)Mergers and Other Transactions. In the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate. In such case, except as may be otherwise provided in the relevant Award Certificate, all Options and Stock Appreciation Rights with time-based vesting conditions or restrictions that are not vested and/or exercisable immediately prior to the effective time of the Sale Event shall become fully vested and exercisable as of the effective time of the Sale Event, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and non-forfeitable as of the effective time of the Sale Event, and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and non-forfeitable in connection with a Sale Event to the extent specified in the relevant Award Certificate. In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights (provided that, in the case of an Option or Stock Appreciation Right with an exercise price equal to or greater than the Sale Price, such Option or Stock Appreciation Right shall be cancelled for no consideration); or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable) held by such grantee. The Company shall also have the option (in its sole discretion) to make or provide

Guidewire Software, Inc.	B-4	2026 Proxy Statement

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for a payment, in cash or in kind, to the grantees holding other Awards in an amount equal to the Sale Price multiplied by the number of vested shares of Stock under such Awards.
(d)Maximum Awards to Non-Employee Directors. Notwithstanding anything to the contrary in this Plan, the value of all Awards awarded under this Plan and all other cash compensation paid by the Company to any Non-Employee Director in any calendar year shall not exceed $750,000. For the purpose of this limitation, the value of any Award shall be its grant date fair value, as determined in accordance with ASC 718 or successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions.
Section 4. Eligibility
Grantees under the Plan will be such employees, Non-Employee Directors or Consultants of the Company and its Affiliates as are selected from time to time by the Administrator in its sole discretion; provided that Awards may not be granted to employees, Directors or Consultants who are providing services only to any “parent” of the Company, as such term is defined in Rule 405 of the Act, unless (i) the stock underlying the Awards is treated as “service recipient stock” under Section 409A or (ii) the Company has determined that such Awards are exempt from or otherwise comply with Section 409A.
Section 5. Stock Options
(a)Award of Stock Options. The Administrator may grant Stock Options under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.
Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.
Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.
(b)Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the exercise price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date. Notwithstanding the foregoing, Stock Options may be granted with an exercise price per share that is less than 100 percent of the Fair Market Value on the date of grant (i) pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) to individuals who are not subject to U.S. income tax on the date of grant or (iii) the Stock Option is otherwise compliant with Section 409A.
(c)Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.
(d)Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. Subject to Section 2(b)(v), the Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.
(e)Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods except to the extent otherwise provided in the Award Certificate:
(i)In cash, by certified or bank check or other instrument acceptable to the Administrator;
(ii)Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

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(iii)By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or
(iv)With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.
Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.
(f)Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.
Section 6. Stock Appreciation Rights
(a)Award of Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights under the Plan. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate) having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.
(b)Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.
(c)Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.
(d)Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined on the date of grant by the Administrator. The term of a Stock Appreciation Right may not exceed ten years. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.
Section 7. Restricted Stock Awards
(a)Nature of Restricted Stock Awards. The Administrator may grant Restricted Stock Awards under the Plan. A Restricted Stock Award is any Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives.
(b)Rights as a Stockholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Shares and receipt of dividends; provided that if the lapse of restrictions with respect to the Restricted Stock Award is tied to the attainment of vesting conditions, any dividends paid by the Company shall accrue and shall not be paid to the grantee until and to the extent the vesting conditions are met with respect to the Restricted Stock Award. Unless the Administrator shall otherwise determine, (i)

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uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d) below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.
(c)Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, if a grantee’s employment (or other Service Relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other Service Relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.
(d)Vesting of Restricted Shares. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.”
Section 8. Restricted Stock Units
(a)Nature of Restricted Stock Units. The Administrator may grant Restricted Stock Units under the Plan. A Restricted Stock Unit is an Award of stock units that may be settled in shares of Stock (or cash, to the extent explicitly provided for in the Award Certificate) upon the satisfaction of such restrictions and conditions at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock. Restricted Stock Units with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.
(b)Election to Receive Restricted Stock Units in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.
(c)Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the stock units underlying his Restricted Stock Units, subject to the provisions of Section 11 and such terms and conditions as the Administrator may determine.
(d)Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.

Guidewire Software, Inc.	B-7	2026 Proxy Statement

Table of Contents	Additional Information
Section 9. Unrestricted Stock Awards
Grant or Sale of Unrestricted Stock. The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. An Unrestricted Stock Award is an Award pursuant to which the grantee may receive shares of Stock free of any restrictions under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.
Section 10. Cash-Based Awards
Grant of Cash-Based Awards. The Administrator may grant Cash-Based Awards under the Plan. A Cash-Based Award is an Award that entitles the grantee to a payment in cash upon the attainment of specified performance goals. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash.
Section 11. Dividend Equivalent Rights
(a)Dividend Equivalent Rights. The Administrator may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award shall provide that such Dividend Equivalent Right shall be settled only upon vesting, settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.
(b)Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.
Section 12. Transferability of Awards
(a)Transferability. Except as provided in Section 12(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.
(b)Administrator Action. Notwithstanding Section 12(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Non-Qualified Stock Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.
(c)Family Member. For purposes of Section 12(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

Guidewire Software, Inc.	B-8	2026 Proxy Statement

Table of Contents	Additional Information
(d)Designation of Beneficiary. To the extent permitted by the Company, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.
Section 13. Tax Withholding
(a)Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.
(b)Payment in Stock. The Administrator may require the Company’s tax withholding obligation to be satisfied, in whole or in part, by the Company withholding from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includable in income of the grantees. The Administrator may also require the Company’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares of Stock issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.
Section 14. Section 409A awards
Awards are intended to be exempt from Section 409A to the greatest extent possible and to otherwise comply with Section 409A. The Plan and all Awards shall be interpreted in accordance with such intent. To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any 409A Award may not be accelerated except to the extent permitted by Section 409A.
Section 15. Termination of Service Relationship, Transfer, Leave of Absence, etc.
(a)Termination of Service Relationship. If the grantee’s Service Relationship is with an Affiliate and such Affiliate ceases to be an Affiliate, the grantee shall be deemed to have terminated his or her Service Relationship for purposes of the Plan.
(b)For purposes of the Plan, the following events shall not be deemed a termination of a Service Relationship:
(i)a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another; or
(ii)an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.
Section 16. Amendments and Termination
The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall materially and adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(b) or 3(c), without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of

Guidewire Software, Inc.	B-9	2026 Proxy Statement

Table of Contents	Additional Information
outstanding Stock Options or Stock Appreciation Rights, effect repricing through cancellation and re-grants or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash or other Awards or effect cash buyouts of underwater Stock Options or Stock Appreciation Rights. To the extent required under the rules of any securities exchange or market system on which the Stock is listed or to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by Company stockholders. Nothing in this Section 16 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(b) or 3(c).
Section 17. Status of Plan
With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.
Section 18. General Provisions
(a)No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.
(b)Issuance of Stock. To the extent certificated, stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any evidence of book entry or certificates evidencing shares of Stock pursuant to the exercise or settlement of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. Any Stock issued pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate or notations on any book entry to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.
(c)Stockholder Rights. Until Stock is deemed delivered in accordance with Section 18(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.
(d)Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.
(e)Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.
(f)Clawback Policy. Awards under the Plan shall be subject to the Company’s clawback policy, as in effect from time to time.

Guidewire Software, Inc.	B-10	2026 Proxy Statement

Table of Contents	Additional Information
Section 19. Effective Date of Plan
This Plan shall become effective upon stockholder approval in accordance with applicable state law, the Company’s bylaws and articles of incorporation, and applicable stock exchange rules. No grants of Stock Options and other Awards may be made hereunder after December 14, 2030 and no grants of Incentive Stock Options may be made hereunder after September 9, 2030.
Section 20. Governing Law
This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of California, applied without regard to conflict of law principles.
DATE APPROVED BY BOARD OF DIRECTORS:
DATE APPROVED BY STOCKHOLDERS:

Guidewire Software, Inc.	B-11	2026 Proxy Statement

Our Leadership

Board of Directors

Michael Keller
Chairman

Mike Rosenbaum
Chief Executive Officer

Mark Anquillare

David Bauer

Margaret Dillon

Catherine Lego

Rajani Ramanathan

Jeffrey Sloan

Alexander Vollert

Executive Team

Mike Rosenbaum
Chief Executive Officer

Jeff Cooper
Chief Financial Officer

John Mullen
President

Winston King
Chief Administrative Officer, General Counsel, and Secretary

Investor Relations

E-mail: ir@guidewire.com

GUIDEWIRE SOFTWARE, INC.
970 PARK PL, SUITE 200
SAN MATEO, CA 94403 USA

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before the meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on December 14, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the meeting - Go to **www.virtualshareholdermeeting.com/GWRE2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on December 14, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
If you have not voted via the internet or telephone, mark, sign, and date your proxy card below and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T04271-P57940

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GUIDEWIRE SOFTWARE, INC.

The Board of Directors recommends you vote FOR the following:

Nominees:		**For**	**Against**	**Abstain**
1a.	Michael C. Keller	☐	☐	☐
1b.	Mike Rosenbaum	☐	☐	☐
1c.	Mark V. Anquillare	☐	☐	☐
1d.	David S. Bauer	☐	☐	☐
1e.	Margaret Dillon	☐	☐	☐
1f.	Rajani Ramanathan	☐	☐	☐
1g.	Jeffrey Sloan	☐	☐	☐
1h.	Alexander Vollert	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3:	**For**	**Against**	**Abstain**
2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2027.	☐	☐	☐
3. To conduct a non-binding, advisory vote to approve the compensation of our named executive officers.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR for proposal 4:	**1 Year**	**2 Years**	**3 Years**	**Abstain**
4. To conduct a non-binding, advisory vote on the frequency of future non-binding, advisory votes to approve the compensation of our named executive officers.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 5:	**For**	**Against**	**Abstain**
5. To approve the amendment and restatement of the Guidewire Software, Inc. Amended and Restated 2020 Stock Plan.	☐	☐	☐

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). **If no direction is made, this proxy will be voted FOR each of the nominees listed in proposal 1, and FOR proposals 2, 3, and 5, and 1 YEAR for proposal 4.** If any other matters properly come before the meeting or any and all postponements, continuations, or adjournments thereof, or if cumulative voting is required, the persons named in this proxy will vote in their discretion.

Please sign your name exactly as it appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please add your full title as such.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement, and Annual Report on Form 10-K are available at www.proxyvote.com.

T04272-P57940

Proxy - GUIDEWIRE SOFTWARE, INC.

Proxy Solicited by Board of Directors for Annual Meeting

By signing this proxy, the undersigned revokes all prior proxies and authorizes Mike Rosenbaum, Jeff Cooper, and Winston King (the "Proxies"), or any of them, each with the power of substitution, to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Guidewire Software, Inc. to be held virtually at www.virtualshareholdermeeting.com/GWRE2026 on December 15, 2026 at 1:30 p.m. Pacific Time or at any postponement, continuation, or adjournment thereof.

This proxy, when properly executed and returned, will be voted in the manner directed herein. If no such direction is made, the Proxies will have authority to vote FOR each of the nominees listed in Proposal 1, FOR Proposals 2, 3, and 5, and 1 YEAR for Proposal 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement, continuation, or adjournment thereof.

Continued and to be signed on reverse side